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As filed with the Securities and Exchange Commission on November 2, 2007

Registration No. 333-144029

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

uWink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5812	87-0412110
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16106 Hart Street
Van Nuys, California
(818) 909-6030
(Address and telephone number of principal executive office and principal place of business)

Nolan Bushnell
Chairman of the Board and
Chief Executive Officer
16106 Hart Street
Van Nuys, California 91406
(818) 909-6030
(Name, address and telephone number of agent for service)

Copies to:

Ira I. Roxland, Esq. Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020	Patricia K. Garringer, Esq. Sonnenschein Nath & Rosenthal LLP 4520 Main Street Kansas City, Missouri 64110	Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, New York 10017

              Approximate date of proposed sale to the public:    As soon as practicable after this post-effective amendment to the registration statement becomes effective.

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

              THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2007

PROSPECTUS

[            ] Shares of Common Stock

Warrants to Purchase [                        ] Shares of Common Stock

                  We are offering up to            shares of our common stock and warrants to purchase up to            shares of our common stock in "units". For each unit purchased in the offering, investors will receive            shares of common stock and warrants to purchase            shares of our common stock at an exercise price of $        per share. Upon the closing of the offering, the units will separate and the common stock and warrants will be issued separately. The warrants may be exercised at any time during the period commencing on the closing date of this offering and ending on the fifth anniversary of the closing date.

                  Investing in our securities involves significant risks that are described in the "Risk Factors" on beginning on page 7 of this prospectus, as well as those set forth in any prospectus supplement.

	Per unit	Total

Public offering price	$	$

Placement agent fees(1)	$	$

Proceeds, before expenses, to us	$	$

(1)
Does not include up to $75,000 of placement agent legal fees which will be paid from the proceeds of this offering or warrants issued to the placement agents to purchase up to 3% of the common stock issued in this offering.

                  Merriman Curhan Ford & Co. has agreed to act as our lead placement agent and Security Research Associates, Inc. has agreed to act as co-placement agent in connection with this offering. The placement agents are not purchasing the securities offered by us or required to sell any specific number or dollar amount of units, but will arrange for the sale of the securities we are offering on a "best efforts" basis. We estimate the total expenses of this offering, excluding the placement agents' fees, will be approximately $              . Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than all of the securities offered hereby. This offering will terminate on December 31, 2007, unless the offering is fully subscribed before that date or we decide to close the offering prior to that date. In either event, the offering may be closed without further notice to you. All costs associated with the registration will be borne by us. Pursuant to an escrow agreement among us, the placement agents and JPMorgan Chase Bank, N.A., as escrow agent, some or all of the funds received in payment for the units sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agents notify the escrow agent that this offering has closed. See "Plan of Distribution" beginning on page 71 of this prospectus for more information on this offering and the placement agent arrangements.

                  You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                  Our common stock is traded on the OTC Bulletin Board under the symbol "UWKI" (prior to our reincorporation and reverse stock split, "UWNK"). The last reported sale price on the OTC Bulletin Board on October 31, 2007 was $2.50. Our common stock has also been conditionally approved for listing under the symbol "UWW" on The American Stock Exchange, provided we are in compliance with all applicable listing standards, including a per share price of at least $3.00. We do not intend to apply for listing of the warrants on any securities exchange.

                  For California investors: This offering is limited to suitable investors only. Investors in California must have: (i) a minimum net worth of at least $75,000 (exclusive of home, furnishings and automobile) and minimum gross income of not less than $50,000 or (ii) liquid net of $150,000 (exclusive of home, furnishings and automobile). In addition, an investment in our securities cannot exceed 10% of the net worth of any such California investor.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merriman Curhan Ford & Co.	Security Research Associates, Inc.
Lead Placement Agent	Co-Placement Agent

The date of this prospectus is November 2, 2007

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              You should rely only on the information contained in this prospectus. We have not, and our placement agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.

              For investors outside the United States: Neither we nor any of the placement agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

              We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information and industry publications. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

              This prospectus contains trademarks, tradenames, service marks and service names of uWink, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, management may make forward-looking statements orally or in other writings, including, but not limited to, in press releases, in the annual report to stockholders and in our other filings with the Securities and Exchange Commission. Our actual results may differ significantly from the results discussed in the forward-looking statements, and the results shown herein are not necessarily indicative of the results to be expected in any future periods. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Business", "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Risk Factors". Readers can identify these forward-looking statements by the use of such terms as "may", "will", "would", "could", "should", "estimates", "projects", "potential", "expect", "anticipate", "believe", "intend", "plan" and "seek" or similar verbs or conjugations of such verbs. When reading any forward-looking statements, you should be mindful that all such statements are inherently uncertain as they are based on current assumptions and expectations concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including the following:

  •
  we have a limited history in the restaurant industry and have historically relied on other segments of our business to generate revenue;

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  we currently rely on a single restaurant location for all of our restaurant revenue;

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  our operating history is characterized by net losses, and we anticipate further losses and may never become profitable;

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  we operate in a highly competitive industry among competitors who have significantly greater resources than we have and we may not be able to compete effectively;

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  we may be unable to respond to changing consumer preferences, tastes and eating habits, increases in food and labor costs and national and local economic conditions;

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  our ability to comply with applicable governmental regulations;

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  our management of our intellectual property;

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  we may not be able to obtain necessary financing to fund our operations, generate revenue, or otherwise effectively implement our growth and business plans, including expansion of our restaurant operations;

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  we may not be able to identify, attract, or retain qualified franchisees; and

  •
  we may not be able to locate a sufficient number of new restaurant sites.

              Forward-looking statements speak only as of the date on which they are made. We will not update any forward-looking statements to reflect future events, developments, or other information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

PROSPECTUS SUMMARY

              The following summary may not contain all of the information that you should consider before investing in our securities and should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this prospectus.

              All references to "we", "our" or "our company" in this prospectus refer to uWink, Inc. and its consolidated subsidiaries.

              In connection with this offering and the implementation of our business plan, we recently re-incorporated our company as a Delaware corporation and effected a four-for-one reverse stock split, whereby our common stock was combined into one share for each four shares outstanding on July 26, 2007, the effective date of combination. In addition, we have amended our certificate of incorporation to increase the number of authorized shares of common stock that we may issue from 12,500,000 to 25,000,000, after giving effect to the four-for-one reverse stock split. We have given effect to such transactions where indicated in this prospectus and, unless indicated otherwise, all references to the shares of our common stock reflect the consummation of the four-for-one reverse stock split.

Our Business

              We are a developer and operator of digital media entertainment software and an interactive restaurant concept named "uWink". Over the past three years, we have invested substantial time and capital in the development of our uWink Game Library, which comprises over 70 short-form video games and our proprietary "tabletop" touchscreen terminal, each of which we have incorporated into the development of our interactive restaurant concept.

              The uWink restaurant concept was designed to create a fun, casual atmosphere where customers can enjoy freshly prepared, reasonably priced meals while interacting with our media, games and entertainment platform. Our intention is to define a new segment of the "casual dining" restaurant market by combining our tabletop interface with the best elements of the fast-casual and casual full-service dining segments. We endeavor to offer:

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  Food and drink ordering via our tabletop terminals running our proprietary ordering software;

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  A suite of engaging, interactive games delivered through our digital media interface;

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  A wide variety of freshly prepared dishes designed to appeal to a broad audience at attractive price points, with quick turnaround times;

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  Full bar, including extensive wine list;

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  Delivery, catering and take out capabilities, along with full-service private party and meeting facilities supported by customized entertainment and presentation options; and

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  Automated check in and check out for uWink restaurant affinity program members.

              The centerpiece of our entertainment offering is our uWink Game Library of casual, "social" games aimed at all ages, particularly women ages 21-35 and families. We believe these demographics to be historically neglected, but growing and important, segments of the video game market. Our entertainment options, which include games from the uWink Game Library, movie trailers, horoscopes and other media, are designed to be used by customers while seated, to play alone, participate together, engage other tables and eventually interact with guests and tables at other uWink restaurants.

              Our management team is led by our Chairman and Chief Executive Officer, Nolan Bushnell, the founder of both Atari and Chuck E. Cheese restaurants. Our restaurant operations are led by our Chief Restaurant and Development Officer, John Kaufman, former vice president of operations at California Pizza Kitchen, and our Director of Restaurant Operations, John Blake, formerly a regional director of operations for California Pizza Kitchen. We believe we have assembled a management team with the vision and experience to successfully execute on the uWink restaurant concept.

Our Growth Strategy

              We believe we have proven our concept at our initial uWink restaurant in Woodland Hills, California, as evidenced by the growth in revenue since we opened in October 2006. Following the grand opening of our initial restaurant in late November 2006, our quarterly revenue in Woodland Hills has grown to approximately $682,064 in the second quarter of 2007 from $557,907 in the first quarter of 2007 and $289,929 in the fourth quarter of 2006.

              Leveraging this experience, our intent is to launch additional restaurants, both company-owned and franchised, throughout the United States and internationally. We are currently seeking to open three to six additional company-owned and/or managed restaurants within the next six to twelve months. In addition, we believe that our concept is well suited for specialized locations, including airports and schools, and are pursuing opportunities in these areas. We have also begun to franchise our concept, focusing on multiple-unit area development agreements. We expect we will also generate additional revenue through the sale of our proprietary tabletop terminals and related software to franchisees. We are ultimately targeting a mix of one-third company-owned restaurants and two-thirds franchised restaurants. Please see "Recent Developments" below for more information on our progress regarding new locations.

Recent Developments

              In May 2007, we signed letters of intent for restaurant space in two marquee locations: The Promenade at Howard Hughes Center in Los Angeles, and the Hollywood & Highland Center in Hollywood, California. Effective June 4, 2007, we and the landlord entered into a definitive lease agreement for the Howard Hughes location. In July 2007, we signed a letter of intent to open a third new location at the Galleria Dallas in Dallas, Texas. On October 25, 2007, we entered into a definitive agreement to acquire the leasehold interest and certain other assets of a currently operating restaurant in downtown Mountain View, California, which we intend to convert to the uWink concept and open by early 2008. We believe these high profile, high visibility locations will greatly increase the value and recognition of the uWink brand. We intend to use the proceeds of this offering to complete the development of these four new restaurant sites, and to continue implementing our growth strategy of opening additional company-owned restaurant locations within the next six to twelve months.

              In connection with the implementation of our growth strategy to franchise the uWink concept, we have formed a subsidiary, uWink Franchise Corporation, which will enter into agreements with our franchisees. On June 8, 2007, uWink Franchise Corporation entered into an area development agreement with OCC Partners, LLC for our first planned franchised restaurants. This agreement contemplates the opening of three franchised uWink restaurants in Miami-Dade County, Florida.

              In addition, we recently announced plans to establish a separate joint venture entity in Canada with Jefferson Partners, a leading Canadian venture capital firm, to develop the Canadian market for uWink restaurants and related uWink products and services.

              On July 23, 2007 we held a special meeting of the holders of our common stock, at which our stockholders approved our reincorporation in the state of Delaware, a four-for-one reverse stock split and a net increase in the authorized number of shares of our common stock that we will have available for issuance in the future. We believe these changes in our corporate governance will provide us with greater flexibility and simplicity in our corporate transactions and increase the marketability of our securities.

              We have undertaken certain of these corporate changes, as well as the changes to the operation of our board of directors as described in this prospectus, in part to support our application to list our common stock on the American Stock Exchange, which was conditionally approved on August 14, 2007, subject to our compliance with all applicable listing standards including a per share price for our common stock of at least $3.00.

Company History

              From 2004 through 2006, we derived our revenue from the sale of our SNAP! countertop video game platforms (and its predecessor platforms), which enable customers to play short form video games from our game library, our Bear Shop entertainment vending platform (also known as Boxter Bear), which dispenses products such as plush bears and related clothing through our entertainment vending platform, and software licensing fees. We did not generate material cash flow or profits under this business model.

              In 2005, we began actively developing our new restaurant concept, and continue to focus our efforts on this business model. As a result of our strategic shift to our uWink restaurant concept, we have wound down our SNAP! and Bear Shop manufacturing and sales operations, and liquidated our inventory and product-related receivables. In addition, we have licensed our SNAP! and Bear Shop intellectual property to third party manufacturers in exchange for licensing fees. We do not expect material revenues in the future from these agreements.

Our Offices

              Our executive offices are located at 16106 Hart Street, Van Nuys, CA 91406, and our telephone number at that address is 818-909-6030. Our website address is www.uwink.com. Information included or referred to on our website is not a part of this prospectus.

The Offering

Size of Offering	Although there is no minimum offering amount, we estimate the size of the offering will be between $7 million and $11 million. Some or all of the funds received in payment for the units sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agents notify the escrow agent that this offering has closed.
Securities Offered	units. Each unit will consist of shares of our common stock and warrants to purchase shares of common stock.
Common Stock	shares.
Warrants	Warrants to purchase shares of common stock.
Description of Warrants
The warrants will be exercisable on or after the closing date of this offering through and including the fifth anniversary of the closing date and will be exercisable at a price of $ per share of common stock.
Common Stock Outstanding before this Offering	6,527,581 shares.
Common Stock Outstanding after this Offering	shares, assuming the maximum number of units is sold.
Marketing	The placement agents will market the securities offered hereby on a "best efforts" agency basis to accredited investors.
Use of proceeds
We intend to use the proceeds from this offering for new restaurant development; for marketing of a franchise program; to pay, if and to the extent obligated, any amounts outstanding under our convertible promissory notes; and for working capital and general corporate purposes. See "Use of Proceeds".
Risk Factors	See "Risk Factors" beginning on page 7 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in the units.
Current OTC Bulletin Board Symbol	"UWKI" (prior to our reincorporation and reverse stock split, "UWNK").
American Stock Exchange Symbol
"UWW". The listing of our common stock on the American Stock Exchange is conditional upon our compliance with all applicable listing standards, including a per share price of our common stock of at least $3.00.

              Unless otherwise indicated, information contained in this prospectus regarding the number of shares of our common stock that will be outstanding after this offering does not include up to an aggregate of [            ] shares comprised of:

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  [            ] shares reserved for issuance upon exercise of the placement agents' warrants issued in connection with this offering;

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  1,019,883 (4,079,532 pre-reverse stock split) shares reserved for issuance upon exercise of options outstanding as of October 31, 2007 with a weighted average exercise price of $3.93 ($0.98 pre-split), and 137,500 (550,000 pre-split) shares of restricted stock granted as of October 31, 2007 with a grant date weighted average fair value of $5.04 ($1.26 pre-split), that have been issued under our equity incentive plans;

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  1,759,349 (7,037,396 pre-split) shares reserved for issuance upon exercise of warrants outstanding as of October 31, 2007 with a weighted average exercise price of $4.12 ($1.03 pre-split) that we issued in connection with our prior financings; and

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  shares that may be issued upon conversion of approximately $2 million in principal amount of convertible notes issued in connection with prior transactions described elsewhere in this prospectus, which if converted at the market price of our common stock as of October 31, 2007, would result in the issuance of up to approximately 960,000 (3,840,000 pre-split) additional units being offered.

              Except where otherwise indicated, the information in this prospectus includes appropriate adjustment in the number of shares of common stock authorized or issued and outstanding resulting from our four-for-one reverse stock split, pursuant to which our common stock was combined into one share for each four shares outstanding on July 26, 2007, the effective date of the combination.

SUMMARY FINANCIAL INFORMATION

              Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes, and the section entitled "Management's Discussion and Analysis and Plan of Operations", before making a decision to invest in our common stock and warrants. The information contained in the following summary for the six months ended July 3, 2007 and June 30, 2006 and for the fiscal years ended January 2, 2007 and December 31, 2005 represents our consolidated financial information.

	Six Months Ended		Fiscal Year Ended
	July 3, 2007	June 30, 2006	January 2, 2007	December 31, 2005
		(Restated)
Balance Sheet:
Cash and cash equivalents	$415,797	$510,632	$55,006	$23,759
Working capital	$(2,890,466)	$(1,371,341)	$(1,303,820)	$(1,248,178)
Total Assets	$1,432,685	$861,788	$1,103,109	$405,764
Total Liabilities	$3,432,148	$2,111,476	$1,477,512	$1,830,039
Stockholders' deficiency	$(1,999,462)	$(1,249,688)	$(374,403)	$(1,424,275)
Statement of Operations:
Revenue	$1,297,570	$110,052	$450,149	$682,604
Operating expenses	$3,544,655	$1,182,869	$3,690,921	$3,177,711
Net loss	$(2,641,057)	$(1,614,384)	$(10,361,065)	$(3,239,557)

RISK FACTORS

              An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The market prices for our securities could decline if one or more or these risks and uncertainties develop into actual events and you could lose all or part of your investment.

Risks Related Our Business

We have incurred losses since our inception and cannot assure you that we will achieve profitability.

              We have incurred cumulative losses of $37,774,672 from our inception through July 3, 2007. As of July 3, 2007, our working capital deficit was $2,890,466. For the first six months of 2007, we incurred a net loss of approximately $2.6 million and for the fiscal year ended January 2, 2007, we incurred a net loss of approximately $10.4 million. In addition, we have wound down our SNAP! and Bear Shop manufacturing operation, which have been the source of our revenue for the last two years. Going forward, our strategy is to develop and operate an entertainment restaurant concept, but we do not expect to be cash flow positive based solely on projected revenue less operating and other costs for the restaurant concept for the foreseeable future. The extent of our future operating losses and the timing of profitability are highly uncertain and we may never achieve or sustain profitability. We cannot assure you that we will ever generate sufficient revenues from our restaurant operations to achieve profitability. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we may not ever achieve profitability and the value of your investment could decline significantly.

As a result of our continued losses, there is substantial concern about our ability to continue as a "going concern".

              As a result of our continued losses and anticipated expenses, our independent registered public accountants have issued an explanatory paragraph in their report in connection with our consolidated financial statements and related notes included elsewhere in this prospectus that expresses substantial doubt about our ability to continue as a going concern unless we obtain the financing sought in this offering. We anticipate that we will require at least $8,000,000 in net proceeds to build out and operate our new planned company-owned locations and to continue our current level of operations for the next twelve months. Even if this offering is fully subscribed and we raise all the proceeds anticipated under this offering, we may require additional financing in the future in order to continue to implement our business plan and growth strategy.

We have recently restated our previously issued financial statements for the fiscal year ended December 31, 2004 and the first three quarters of our fiscal years ended December 31, 2005 and 2006, respectively, due to certain incorrect accounting entries. Our failure to maintain effective internal control over financial reporting in the future could cause our financial statements to become materially misleading and adversely affect the trading price of our common stock.

              In March 2006, following an internal investigation, we discovered certain accounting errors in our financial statements covering the fiscal year ended December 31, 2004, and continuing into the first three quarters of 2005. As a result of the errors, we concluded that these financial statements should no longer be relied upon and restated our consolidated financial statements for the fiscal year ended December 31, 2004, and for each of the first three quarters of 2005. In addition, we subsequently restated our financial statements covering the first three quarters of 2006 to correct accounting entries relating to the issuance of financing warrants in 2006. Although we have enhanced our internal controls over financial reporting in order to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud, we cannot assure you that the measures we have taken to remediate the weaknesses in our internal controls over financial reporting will prevent or detect misstatements because of inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Our failure to establish appropriate internal controls over financial reporting could result in misstatements to our financial statements that would not be prevented or detected.

We have a limited operating history in the restaurant industry on which to evaluate our potential and determine if we will be able to execute our business plan, and currently depend on a single restaurant to generate all of our restaurant revenues.

              We currently own and operate one uWink restaurant in Woodland Hills, California, which we opened in October 2006, and, although we are in the process of identifying and opening new restaurant locations, we currently rely on our Woodland Hills location for all of our restaurant revenue. In addition, we have historically relied on revenues from the SNAP! and Bear Shop segments of our business. Consequently, our historical results of operations may not provide an accurate indication of our future operations or prospects. Investment in our securities should be considered in light of the risks and difficulties we will encounter as we attempt to penetrate the restaurant industry.

              In addition, we cannot guarantee that we will be able to achieve our expansion goals or that new restaurants will generate sufficient revenues or be operated profitably. Our ability to expand will depend on a number of factors, many of which are beyond our control. These risks may include, but are not limited to:

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  locating suitable restaurant sites in new and existing markets;

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  obtaining acceptable financing for construction of new restaurants or negotiating acceptable lease terms;

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  recruiting, training and retaining qualified corporate and restaurant personnel and management;

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  attracting and retaining qualified franchisees;

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  cost effective and timely planning, design and build-out of restaurants;

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  obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of restaurant sites and the sale of food and alcoholic beverages;

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  creating guest awareness of our restaurants in new markets;

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  competition in our markets; and

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  general economic conditions.

If we are unable to expand our restaurant concept, our potential for growth and our results of operations could be harmed significantly.

              A critical factor in our future viability will be our ability to expand our uWink restaurant concept. Our growth plans contemplate opening a number of additional company-owned or managed restaurants in future months and years, in addition to franchising, as described above. If we do not open and operate new restaurants, our growth and results of operations could be harmed significantly. Our ability to open new restaurants in a timely manner and operate them profitably depends upon a number of factors, many of which are beyond our control, including the following:

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  our ability to generate or raise the capital necessary to open new restaurants;

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  the availability and cost of suitable restaurant locations for development, our ability to compete effectively for those locations, and enter into purchase or long-term lease agreements for such locations on acceptable terms;

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  the timing of delivery of leased premises from our landlords so we can commence our build-out construction activities;

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  construction and development costs;

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  obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of restaurant sites and the sale of food and alcoholic beverages;

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  labor shortages or disputes experienced by our landlords or outside contractors; and

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  unforeseen engineering or environmental problems with the leased premises.

Our growth plans depend in large part on our ability to identify, attract and retain qualified franchisees and to manage our proposed franchise business.

              We expect to grow our restaurant concept through the franchising of our restaurant concept. As a result, our future growth will depend on our ability to attract and retain qualified franchisees, the franchisees' ability to execute our concept and capitalize upon our brand recognition and marketing, and franchisees' ability to timely develop restaurants. We may not be able to recruit franchisees who have the business abilities or financial resources necessary to open restaurants on schedule, or at all, or who will conduct operations in a manner consistent with our concept and standards. Also, our franchisees may not be able to operate restaurants in a profitable manner.

              In addition, a Federal Trade Commission rule requires us to furnish prospective franchisees with a franchise disclosure document containing prescribed information before entering into a binding agreement or accepting any payment for the franchise. Sixteen states also have state franchise sales or business opportunity laws which require us to add to the federal disclosure document additional state-specific disclosures and to register our offering with a state agency before we may offer uWink franchises for locations in the state or to state residents. We have completed our uniform disclosure documents and are currently authorized to sell uWink franchises in thirty-four states and the District of Columbia in the United States. We must complete the state registration process in those sixteen states requiring such additional registration, which include California, New York and Illinois. Applicable laws in these states vest state examiners with discretion to disapprove registration applications based on a number of factors. There can be no assurance that we will be successful in obtaining registration in all of these states or be able to continue to comply with these regulations, which could have a material adverse effect on our business and results of operations.

              Finally, our franchise operations will be dependent upon our ability to:

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  develop, maintain and enhance the "uWink" brand;

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  maintain satisfactory relations with our franchisees who may, in certain instances, have interests adverse to our interests;

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  monitor and audit the reports and payments received from franchisees; and

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  comply with applicable franchising laws, rules and regulations.

The viability of our new business model is dependent on a number of factors that are not within our control.

              The viability of our company-owned and potential franchised restaurant operations is, and will continue to be, subject to a number of factors that are not within our control, including:

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  changes in consumer tastes;

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  national, regional and local economic conditions;

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  traffic patterns in the venues in which we and our franchisees will operate;

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  discretionary spending priorities;

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  demographic trends;

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  consumer confidence in food quality, handling and safety;

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  consumer confidence in the venues in which we and our franchisees will operate;

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  weather conditions; and

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  the type, number and location of competing restaurants.

Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and the value of your investment.

              Our business plan is to grow very rapidly by opening new restaurant locations, which will place strains on our management team and our other resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions. We also will need to significantly expand our operations to implement our longer-term business plan and growth strategies.

              In particular, we also expect to need to identify, develop and manage relationships with franchisees as part of our growth plans. This expansion and these expanded relationships will require us to:

  •
  significantly improve or replace our existing managerial, operational and financial systems, procedures and controls;

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  comply with complex rules and regulations relating to franchising;

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  manage the coordination between our various corporate functions, including accounting, legal, accounts payable and receivable, and marketing and development;

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  manage, train, motivate and maintain a growing employee base; and

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  manage our relationships with franchisees.

              In addition, our expansion plans will likely requires us to:

  •
  make significant capital investments;

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  devote significant management time and effort;

  •
  develop budgets for, and monitor, food, beverage, labor, occupancy and other costs at levels that will produce profitable operations; and

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  as applicable, budget and monitor the cost of construction of restaurants.

              The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions.

Our ability to grow and generate meaningful revenue and profit will depend on our ability to locate a sufficient number of suitable new restaurant sites.

              One of our biggest challenges in meeting our growth objectives will be to secure an adequate supply of suitable new restaurant sites. We may experience delays in opening restaurants in the future. There can be no assurance that we will be able to find sufficient suitable locations for our planned expansion in any future period. In the case we do find suitable locations, we may need to make significant investments in the properties so they conform to our specifications. Delays or failures in opening new restaurants could materially adversely affect our business, financial condition, operating results and/or cash flows.

Our expansion into new markets may present increased risks due to our unfamiliarity with the geographic area.

              As a part of our expansion strategy, we expect we will be opening restaurants in markets in which we have no prior operating experience. These new markets may have different competitive conditions, consumer tastes and discretionary spending patterns. In addition, any new restaurants may take several months to reach budgeted operating levels due to problems associated with new restaurants, including lack of market awareness, inability to hire sufficient staff and other factors. Although we will attempt to mitigate these factors by paying careful attention to training and staffing needs, there can be no assurance that we will be able to operate new restaurants on a profitable basis.

We are highly dependent on our chief executive officer. Our inability to retain our chief executive officer could impede our business plan and growth strategies, which could have a negative impact on our business and the value of your investment.

              Our ability to implement our business plan depends, to a critical extent, on the continued efforts and services of our Chief Executive Officer, Mr. Nolan Bushnell. Were we to lose the services of Mr. Bushnell, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for Mr. Bushnell at all, or on terms that would not be unduly expensive or burdensome to us. Although Mr. Bushnell has signed an employment agreement with us, this agreement is terminable by Mr. Bushnell on 30 days written notice and, in any event, does not preclude Mr. Bushnell from leaving us. We do not currently carry a key man life insurance policy on Mr. Bushnell which would assist us in recouping our costs in the event of the death or disability of Mr. Bushnell.

Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to execute our business plan. Should this occur, the value of your investment could be adversely affected, and you could even lose your entire investment.

              We will most likely need to raise cash and additional working capital to cover the anticipated shortfall in our cash and working capital until such time as we become cash flow positive based solely on our projections for the sales of our restaurant concept less operating and other costs. Although we raised $1,500,400 from the sale of our equity securities in September 2006, $857,000 from the sale of convertible promissory notes in April 2007 and $960,500 from the sale of additional convertible promissory notes in June 2007, we may require additional working capital in the near future beyond that to be derived from this offering to fund our future operations and continue our growth strategy. We cannot give you any assurance that we will be able to secure any such additional working capital on favorable terms, if at all.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to our company, or which do not adversely affect your rights as a securityholder or the value of your investment, including substantial dilution of your investment in terms of your percentage ownership in our company, as well as the book value of your investment in our securities.

              Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses for international franchise rights, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to us or disadvantageous to our existing stockholders. Any additional equity funding will dilute the interests of the current stockholders and the investors who purchase securities in this offering, and any additional debt funding may be secured by a pledge of our assets, which could be lost in the event of a default thereon. There is no assurance that we will be successful in raising additional debt or equity capital that will be required to fund our operating, development and marketing plans.

              For example, our need for additional financing may require us to sell or issue:

  •
  securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features;

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  warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and/or

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  securities with associated registration rights with significant penalties for the failure to quickly register and associated imbedded derivative liabilities.

              In addition, if we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor upon our default. We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

We may be unable to compete effectively in both our current Woodland Hills, California location and at those sites where we may establish and operate additional restaurants. Our inability to compete could adversely affect your investment.

              The restaurant industry is intensely competitive and fragmented. We believe that we compete primarily with casual, fast-casual and quick-casual establishments. Many of our direct and indirect competitors in Woodland Hills, California, where our first restaurant is located, are well-established national, regional or local chains with a greater market presence than us. Further, virtually all these competitors have substantially greater financial, marketing and other resources than us, have been in business longer, have greater name recognition and are better established in the markets where our first restaurant is located and in those markets where our future restaurants are planned to be located.

We will be dependent on distributors or suppliers to provide our restaurant with food and beverage. If our distributors or suppliers do not provide food and beverages to us in a timely fashion, we may experience short-term supply shortages and increased food and beverage costs.

              Our restaurant operations will be dependent on distributors or suppliers for food and beverage products. We have entered into standard arrangements with a number of such distributors or suppliers. If those distributors or suppliers cease doing business with us, we could experience short-term supply shortages in our restaurant and could be required to purchase food and beverage products at higher prices until we are able to secure an alternative supply source. In addition, any delay in replacing our suppliers or distributors on acceptable terms could, in extreme cases, require us to remove temporarily items from our menu.

Increases in the minimum wage may have a material adverse effect on our business and financial results.

              A number of the employees we have hired and intend to hire will be subject to various minimum wage requirements. The federal minimum wage has remained at $5.15 per hour since September 1, 1997. However, we are located in California where employees receive compensation equal to the California minimum wage, which rose from $6.25 per hour effective January 1, 2001 to $7.50 per hour effective January 1, 2007 and is slated to increase to $8.00 per hour effective January 1, 2008. The possibility exists that the federal or California state minimum wage will be further increased in the future. These minimum wage increases may have a material adverse effect on our business, financial condition, results of operations and/or cash flows.

We may have difficulty in attracting and retaining management and outside independent members of our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly-held company.

              The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these concerns, directors and management are also becoming increasingly concerned with the availability of directors and officers' liability insurance to pay on a timely basis the costs incurred in defending stockholder claims. Directors and officers liability insurance has recently become much more expensive and difficult to obtain than it had been. If we are unable to continue to maintain our directors and officer's liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Risks Relating to the Restaurant Industry

Other restaurants may copy or duplicate the game-centric design concept of our uWink restaurants.

              Although we believe that we have taken reasonable steps to protect our proprietary concepts and other intellectual property, we cannot assure you that third parties will not attempt to copy or duplicate our restaurant concept, which could have a material adverse affect on our business, results of operation or financial condition.

Negative publicity surrounding our restaurant or the consumption of beef, seafood, poultry, or produce generally, or shifts in consumer tastes, could negatively impact the popularity of our restaurant and our results of operations.

              We expect that the popularity of our restaurants in general, and our menu offerings in particular, will be key factors to the success of our operations. Negative publicity resulting from poor food quality, illness, injury, or other health concerns, whether related to our restaurant or to the beef, seafood, poultry, or produce industries in general (such as negative publicity concerning the accumulation of carcinogens in seafood, e-coli, Hepatitis A, and outbreaks of "mad cow", "foot-and-mouth" or "bird flu" disease), or operating problems related to our restaurant, could make our brand and menu offerings less appealing to consumers. In addition, other shifts in consumer preferences away from the kinds of food we offer, whether because of dietary or other health concerns or otherwise, would make our restaurant less appealing and adversely affect our sales and results of operations.

Fluctuations in the cost, availability and quality of our raw ingredients and natural resources such as energy affect our results of operations.

              The cost, availability and quality of the ingredients that we use to prepare our food are subject to a range of factors, many of which are beyond our control. Fluctuations in economic and political conditions, weather and demand could adversely affect the cost of our ingredients. We have limited control over these changes in the price and quality of commodities, since we typically do not enter into long-term pricing agreements for our ingredients. We may not be able to pass through any future cost increases by increasing menu prices. We and our potential franchisees are and will be dependent on frequent deliveries of fresh ingredients, thereby subjecting us to the risk of shortages or interruptions in supply. Additionally, in the event of massive culling of specific animals such as chickens or turkeys to prevent the spread of disease, the supply and availability of ingredients may become limited. This could dramatically increase the price of certain menu items which could decrease sales of those items or could force us to eliminate those items from our menus entirely. All of these factors could adversely affect our business, reputation and financial results.

Government regulations affecting the operation of our restaurant could increase our operating costs and restrict our ability to grow.

              We must obtain licenses from regulatory authorities allowing us to sell liquor, beer and wine, and we must obtain a food service license from local health authorities for our restaurant. Our liquor license must be renewed annually and may be revoked at any time for cause, including violation by us or our employees of any laws and regulations relating to the minimum drinking age, advertising, wholesale purchasing, and inventory control. In California, for example, where we have our first restaurant and where we are planning to open additional restaurants, the number of liquor licenses available is limited and licenses are traded at market prices. We expect that liquor, beer and wine sales will comprise a significant portion of our sales. Therefore, obtaining and maintaining licenses will be an important component of our restaurants' operations, and the failure to obtain or maintain food and liquor licenses and other required licenses, permits and approvals would adversely impact our first restaurant and our growth strategy.

              In addition, we are subject to federal regulation and state laws that regulate the offer and sale of franchises and substantive aspects of a franchisor-franchisee relationship. We are also subject to various other federal, state and local laws, rules and regulations affecting our business, and our franchisees will be subject to these laws, rules and regulations as well. Each of our restaurants and those owned by our franchisees will be subject to a variety of licensing and governmental regulatory provisions relating to wholesomeness of food, sanitation, health, safety and, in certain cases, licensing of the sale of alcoholic beverages. Difficulties in obtaining, or the failure to obtain, required licenses or approvals can delay or prevent the opening of a new restaurant in any particular area. Furthermore, there can be no assurance that we will remain in compliance with applicable laws or licenses that we have or will obtain, the failure of which by a restaurant could result in our loss of the restaurant's license and even the closing of the restaurant.

Litigation concerning our food quality, our employment practices, liquor liability, and other issues could result in significant expenses to us and could divert resources from our operations.

              Like other restaurants, we expect we may receive complaints or litigation from, and potential liability to, our guests involving food-borne illness or injury or other operational issues. We may also be subject to complaints or allegations from, and potential liability to, our former, existing, or prospective employees involving our restaurant employment practices and procedures. In addition, we will be subject to state "dram shop" laws and regulations, which generally provide that a person injured by an intoxicated person may seek to recover damages from an establishment that wrongfully served alcoholic beverages to such person. Recent litigation against restaurant chains has resulted in significant judgments, including punitive damages, under "dram shop" statutes. While we carry liquor liability coverage as part of our existing comprehensive general liability insurance, we may still be subject to a judgment in excess of our insurance coverage and we may not be able to obtain or continue to maintain such insurance coverage at reasonable costs, if at all. Regardless of whether any claims against us are valid or whether we are liable, our sales may be adversely affected by publicity resulting from such claims. Such claims may also be expensive to defend and may divert time and money away from our operations and adversely affect our financial condition and results of operations.

Labor shortages or increases in labor costs could restrict our ability to grow or adversely affect our results of operations.

              We expect that our success will depend in part on our ability to attract, motivate, and retain a sufficient number of qualified restaurant employees, including restaurant general managers and kitchen managers, necessary to build and grow our operations. If we are unable to identity, and attract a sufficient number of qualified employees, we will be unable to open and operate the locations called for by our development plans. Competition for qualified restaurant employees could require us to pay higher wages and benefits, which could result in higher labor costs. In addition, we may have hourly employees who are paid the federal or state minimum wage and who rely on tips for a significant portion of their income. Government-mandated increases in minimum wages, overtime pay, paid leaves of absence, or health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities, or a reduction in the number of states that allow tips to be credited toward minimum wage requirements, could increase our labor costs and reduce our operating margins.

We may not be able to protect our trademarks and other proprietary rights.

              We believe that our trademarks and other proprietary rights are important to our brand and our competitive position. Accordingly, we devote substantial resources to the development and protection of our trademarks and proprietary rights. However, the actions taken by us may be inadequate to prevent infringement or other unauthorized use of our trademarks and other proprietary rights by others, which may thereby dilute our trademarks in the marketplace and/or diminish the value of such proprietary rights. We may also be unable to prevent others from claiming infringement or other unauthorized use of their trademarks and proprietary rights by us. In addition, others may assert rights in our trademarks and other proprietary rights. Our rights to our trademarks may in some cases be subject to the common law rights of any other person who began using the trademark (or a confusingly similar mark) prior to both the date of our registration and our first use of such trademarks in the relevant territory. We cannot assure you that third parties will not assert claims against our trademarks and other proprietary rights or that we will be able to successfully resolve such claims which could result in our inability to use certain trademarks or other proprietary rights in certain jurisdictions or in connection with certain goods or services. Future actions by third parties may diminish the strength of our trademarks or other proprietary rights, injure the goodwill associated with our business and decrease our competitive strength and performance. We could also incur substantial costs to defend or pursue legal actions relating to the use of our trademarks and other proprietary rights, which could have a material adverse affect on our business, results of operation or financial condition.

Risks Relating to an Investment in Our Securities

The offering may not be fully subscribed and, even if the offering is fully subscribed, we may need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations.

              The placement agents in this offering will offer the units on "best-efforts" basis, meaning that we may raise substantially less than the total maximum offering amounts. If we raise less than $3 million in this offering, or if the holders of our convertible promissory notes elect not to convert to shares of our common stock, we may be obligated to repay all or a portion of these notes from the proceeds of this offering, which will reduce the amount of funds available for other purposes. Further, even if this offering is fully subscribed, we may need additional financing in the future, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any future equity financings will be dilutive to existing stockholders, and any future debt financings will likely involve covenants restricting our business activities. Additional future financing may not be available on acceptable terms, or at all.

The concentration of ownership of our common stock gives a few individuals significant control over important policy and operating decisions and could delay or prevent changes in control.

              As of October 31, 2007, our executive officers and directors beneficially owned approximately 24.1%, on a post-split basis, of the issued and outstanding shares of our common stock, as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. As a result, these persons have the ability to exert significant control over matters that could include the election of directors, changes in the size and composition of the board of directors, mergers and other business combinations involving our company, and operating decisions affecting us. In addition, through control of the board of directors and voting power, they may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our stockholders. A perception in the investment community of an anti-takeover environment at our company could cause investors to value our securities lower than in the absence of such a perception.

Our shares of common stock are thinly-traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

              Our common stock is sporadically or "thinly" traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly-traded public float and limited operating history. As a result, the price at which you purchase our securities may not be indicative of the prices that will prevail in the trading market and you may be unable to sell your shares or warrants at or above your purchase price, which may result in substantial losses to you.

              The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors.

              First, as noted above, our common stock is sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

              Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, lack of capital to execute our business plan, and uncertainty of future market acceptance for our restaurant concept. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

              The following factors may add to the volatility in the price of our common stock:

  •
  actual or anticipated variations in our quarterly or annual operating results;

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  market acceptance of our restaurant concept;

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  government regulations;

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  announcements of significant acquisitions, strategic partnerships or joint ventures;

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  our capital commitments; and

  •
  additions or departures of our key personnel.

              Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect, if any, that the sale of shares or the availability of shares of our common stock for sale at any time will have on the prevailing market price.

We may fail to meet the conditions set forth in the conditional acceptance letter from the American Stock Exchange for listing our securities, and the American Stock Exchange may in the future delist our securities from quotation on its exchange, which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

              We have received conditional approval for initial listing of our common stock on the American Stock Exchange, or the AMEX, provided we are in compliance with all applicable listing standards, including a per share price for our common stock of at least $3.00. We anticipate that we will need to raise $7.5 million in this offering in order to meet the requirements set forth in the AMEX listing standards. We cannot assure you that we will be able to raise the minimum amount required or that we will be able to satisfy the other conditions for listing our common stock on the AMEX or, if listed, that we will continue to be so listed in the future. If AMEX rescinds our conditional approval or in the future delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

  •
  a limited availability of market quotations for our common stock;

  •
  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  a limited amount of analyst coverage for our company; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

There is no public market for the warrants to purchase common stock in this offering.

              There is no established public trading market for the warrants being offering in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

As a public company, we must implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization to satisfy new reporting requirements, which will increase our costs and require additional management resources.

              As a public company, we incur significant additional costs to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, or SEC. Assuming our common stock is listed on the AMEX, we will have to comply with additional and similar regulations. In addition, we will be required to comply with the internal controls evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act effective with the end of our 2008 fiscal year. Compliance with Section 404 of the Sarbanes-Oxley Act relating to our internal controls over financial reporting, which will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments, and other requirements for public companies, as well as compliance with AMEX regulations, requires, and will continue to require, us to incur significant costs and require significant management resources. We have already identified certain material weaknesses in our internal controls which must be remedied in order for us to comply with the certification requirements.

              If we are unable to complete the required Section 404 assessment as to the adequacy of our internal controls over financial reporting, or if we fail to maintain or implement adequate controls resulting in the identification and disclosure of material weaknesses as of the date of our first Form 10-KSB for which compliance with Section 404 is required, or if we are unable to comply with AMEX regulatory requirements, our reputation, stock price and ability to obtain additional financing could be impaired.

              During the past several years, various public companies, when first providing internal control reports, disclosed significant deficiencies or material weaknesses in their internal control over financial reporting. When we become subject to SEC requirements under Section 404, if our internal control reports disclose significant deficiencies or material weaknesses, our stockholders and third parties could lose confidence in our financial reporting, which would likely harm the trading price of our stock, our access to additional capital and our liquidity.

Anti-takeover provisions in our charter and by-laws, as well as applicable laws, may discourage or prevent a change of control, may make it difficult for you to change our management and may also make a takeover difficult.

              As part of our reincorporation in Delaware effective July 23, 2007, we became subject to the General Corporation Law of the state of Delaware. In addition, our certificate of incorporation and bylaws include, among other things, provisions which could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions will include:

  •
  authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares or change the balance of voting control and resist a takeover attempt;

  •
  limiting the ability of stockholders to call special meetings of stockholders; and

  •
  legal restrictions pursuant to state law on business combinations with certain stockholders.

The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

              If the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. From June 1, 2006 through October 31, 2007 the closing price of our common stock has ranged between $0.25 (pre-split and $5.05 (post-split) per share. Although our four-for-one reverse stock split, effected as of July 26, 2007, has had the effect of increasing the value of our stock on a per-share basis, there can be no assurance that such increase will raise the trading price of our shares above $5 per share on a consistent basis. The closing price of our common stock since the effective date of our reverse stock split has ranged between $2.43 and $5.05 per share. The closing price of our common stock on October 31, 2007 was $2.50 per share.

              The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

              Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  •
  control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  •
  manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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  "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  •
  excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

  •
  the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

              Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Future sales of our common stock may cause the prevailing market price to decrease and impair our capital raising abilities.

              Immediately following this offering, we will have warrants outstanding that are exercisable for the purchase of an aggregate of [                        ] shares of our common stock (giving effect to our four-for-one reverse stock split) and, as of October 31, 2007, we had outstanding options that are exercisable for the purchase of an aggregate of 1,019,883 (4,079,532 pre-split) shares of our common stock, as well as 137,500 (550,000 pre-split) shares of restricted stock, the restrictions on which will lapse over the next two to three years. In addition, we have issued approximately $2 million in principal amount of promissory notes that may be converted into the units being sold in this offering, assuming the proceeds hereof are at least $3 million, which, if converted at the market price of our common stock of October 31, 2007, would result in the issuance of up to approximately 570,000 (2,280,000 pre-split) additional units. We intend to register the common stock into which these notes may be converted concurrently with the registration of the units being offered hereunder. If, and to the extent, outstanding options, warrants or notes are exercised or converted, you will experience dilution to your holdings.

              In addition, we have issued approximately 212,145 (848,579 pre-split) shares of unregistered common stock over the last 12 months that will become eligible for resale under Rule 144 following this offering. Approximately 56,250 (225,000 pre-split) of these shares were issued to our officers and directors in prior financings and will be subject to the lock-ups described below. Our officers, directors, certain of their family members, a certain principal securityholder and certain holders of our convertible promissory notes will, prior to the closing of this offering, enter into lock-up agreements with the placement agents pursuant to which they will agree not to sell or otherwise dispose of any shares of our common stock for a period of 180 days, in the case of our officers and directors, and 90 days, in the case of our securityholder and noteholders, after the date of this prospectus. After this lock-up period, however, these securityholders may sell their shares. We cannot predict whether following this offering substantial amounts of our common stock and/or warrants will be sold in the open market in anticipation of, or following, any future divestiture of our shares by these or other of our officers, directors or securityholders. In addition, after this offering and giving effect to the net increase in the number of shares of common stock we may issue pursuant to the reverse stock split and our amended certificate of incorporation, we will have more than [            ] million shares of our common stock authorized and not yet issued or reserved against. In general, we may issue all of these shares, as well as 5,000,000 shares of preferred stock which may have rights and preferences superior to that of our common stock, without any action or approval by our securityholders. If a large number of shares of our common stock are sold in the open market after this offering, or if the market perceives that such sales will occur as a result of any of the foregoing, the trading price of our common stock could decrease. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common stock.

Failure to maintain a current prospectus relating to the common stock underlying the warrants issued in this offering may deprive the warrants of any value and the market for the warrants may be limited.

              No warrants issued in this offering will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the redeemable warrants reside.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

              We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that, even if the funds are legally available, the dividends will be paid.

We may be unable to fully utilize the state and federal net operating loss carryforwards generated by our subsidiary, uWink California, Inc., as a result of our December 2003 acquisition of uWink California, Inc.

              From its inception in 1999 through December 31, 2003, our now wholly owned subsidiary, uWink California, Inc., generated approximately $13,000,000 each of federal and state net operating loss carryforwards, or NOLs, relating to its operating losses during that period. We do not believe our acquisition of uWink California, Inc. in December 2003 constituted a "change in control" of uWink California, Inc., because the former stockholders of uWink California, Inc. became our majority stockholders following the acquisition. However, despite our belief that we will be able to utilize these NOLs against income generated by uWink California, Inc. if we comply with certain Internal Revenue Service regulations, our utilization of these NOLs may be limited by the IRS under its change in control rules. In addition, a portion of these NOLs may expire before they can be fully utilized, and our ability to utilize federal NOLs may vary significantly from our ability to utilize state NOLs.

USE OF PROCEEDS

              We estimate that the net proceeds from this offering, assuming that all units are sold and resulting gross proceeds of $             million, will be approximately $            , after deducting the placement agents' commissions and expenses and other estimated offering costs payable by us. In addition, if all of the warrants offered by this prospectus are exercised in full for cash, we will receive approximately an additional $            in cash. There can be no assurance that we will be able to sell any or all of the securities offered hereby. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

              We currently intend to use the net proceeds from this offering as follows:

	Approximate Allocation of Net Proceeds			Approximate Percentage of Net Proceeds
New restaurant development(1)	$	[	](4)	[	]%
Marketing and administration of a franchise program(2)	$	[	]	[	]%
General corporate purposes, including working capital(3)	$	[	]	[	]%

Total	$	[	]	100%

(1)
New restaurant development costs are expected to include: leasehold improvements, furniture and fixtures, tabletop terminals and related technology, other restaurant equipment, signage and licenses as well as pre-opening and initial inventory costs.

(2)
Franchise program costs are expected to include franchise sales-related personnel costs, legal expenses and trade show and other marketing and travel expenses.

(3)
We intend to use the balance of the net proceeds from this offering, as well as cash generated from operations, for working capital and for general corporate purposes. We expect that these proceeds will be used primarily for the following categories of expenses: personnel related costs; the costs of being a public company; general office overhead and expenses such as rent, telecommunications, insurance and internal information technology costs; and the remainder, if any, for general working capital.

(4)
If less than $3 million is raised in this offering, or if the holders of our convertible promissory notes elect not to convert to shares of our common stock, we may be obligated to repay up to approximately $2 million in satisfaction of these notes from the proceeds hereof, which will reduce the proceeds available for use in new restaurant development.

              Potential investors are cautioned that the amounts set forth above are estimates, and the exact amounts that we will spend for any of these uses cannot yet be determined. The amounts and purposes for which we allocate the net proceeds from this offering, and the timing of our spending of such proceeds, may vary significantly depending upon a number of factors, including our future sales and the amount of cash generated by our operations.

              Circumstances that may give rise to a change in the use of proceeds include:

  •
  the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

  •
  the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments;

  •
  the need to repay all or a portion of approximately $2 million of our convertible promissory notes if we fail to raise at least $3 million in this offering or if any of the holders of such notes elect not to convert their notes; and/or

  •
  if strategic opportunities of which we are not currently aware present themselves.

              From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Accordingly, we will retain broad discretion in the allocation of the net proceeds from this offering, and we reserve the right to change the use of these proceeds as a result of contingencies such as the timing and expenses for the construction of restaurants under development and our ability to identify appropriate sites for future restaurants. Depending upon the outcome of these contingencies, we may allocate substantially greater or lesser amounts to new restaurant development and to working capital and general corporate purposes. Pending the uses described above, we will invest the net proceeds in short term, interest bearing, investment grade securities.

DIVIDEND POLICY

              We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future, but instead we currently plan to retain any earnings to finance the growth of our business. Payment of any cash dividends in the future, however, is within the discretion of our board of directors and will depend on our financial condition, results of operations and capital and legal requirements, as well as other factors deemed relevant by our Board of Directors.

MARKET PRICE OF OUR COMMON STOCK

              Our common stock is listed on the OTC Bulletin Board under the symbol "UWKI" (prior to our reincorporation and reverse split, "UWNK"). The following table sets forth the high and low bid information for our common stock, as reported by the OTC Bulletin Board, for our first and second fiscal quarters of 2007 and for each fiscal quarter of 2006, 2005 and 2004 on an actual and "as adjusted" basis to give effect to our four-for-one reverse stock split, which was effective as of July 26, 2007. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. We consider our common stock to be thinly-traded and, accordingly, reported sale prices may not be a true market-based valuation of our common stock.

Quarter ended:	High	Low	High	Low
			(as adjusted)
July 3, 2007	$1.75	$1.14	$7.00	$4.56
April 3, 2007	$2.33	$0.97	$9.32	$3.88
Quarter ended:	High	Low	High	Low
			(as adjusted)
March 31, 2006	$0.37	$0.21	$1.48	$0.84
June 30, 2006	$0.30	$0.18	$1.20	$0.72
September 30, 2006	$1.78	$0.20	$7.11	$0.80
January 3, 2007	$2.70	$1.10	$10.00	$4.40
Quarter ended:	High	Low	High	Low
			(as adjusted)
March 31, 2005	$1.45	$0.70	$5.80	$2.80
June 30, 2005	$1.00	$0.42	$4.00	$1.68
September 30, 2005	$0.65	$0.33	$2.60	$1.32
December 31, 2005	$0.58	$0.27	$2.32	$1.08
Quarter ended:	High	Low	High	Low
			(as adjusted)
March 31, 2004	$5.00	$1.05	$20.00	$4.20
June 30, 2004	$2.45	$1.60	$9.80	$6.40
September 30, 2004	$3.15	$1.85	$12.60	$7.40
December 31, 2004	$2.75	$1.15	$11.00	$4.60

              As of October 31, 2007, there were approximately 567 record holders of our common stock.

CAPITALIZATION

              The following table sets forth our capitalization, as of July 3, 2007:

  •
  on an actual basis, giving effect to our four-for-one reverse stock and amendment to our certificate of incorporation to increase our authorized shares of common stock from 12,500,000 to 25,000,000 (after giving effect to the reverse stock split), and

  •
  on a pro forma adjusted basis to give effect to the reverse stock split and amendment to our certificate of incorporation, and the sale of [            ] units in this offering and the receipt and application of the net proceeds from this offering of approximately $ [            ], before deducting the placement agents' commissions and expenses and other estimated offering costs.

              This table should be read in conjunction with "Management's Discussion and Analysis and Plan of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of July 3, 2007
	Actual(1)	Pro Forma(2)
Stockholders' Equity:
Shares of common stock, $0.001 par value, 50,000,000 (25,000,000 post-reverse split) shares authorized, 26,200,216 (6,550,054 post-split) shares issued and outstanding actual, [ ] pro forma	6,550,054
Additional paid-in capital	35,758,518
Deficit accumulated during the development stage	(37,774,672)
Shares to be issued	10,142
Total stockholder equity (deficiency)	(1,999,462)
Total capitalization	1,432,685

              The above table does not give effect to:

  •
  1,019,883 (4,079,532 pre-split) shares reserved for issuance upon exercise of options, and 137,500 (550,000 pre-split) shares of restricted stock, outstanding as of October 31, 2007, that have been granted under our equity incentive plans;

  •
  1,759,349 (7,037,396 pre-split) shares reserved for issuance upon exercise of warrants outstanding as of October 31, 2007 that we issued in connection with our prior financings;

  •
  shares that may be issued upon the exercise of warrants issued pursuant to this offering;

  •
  shares that may be issued upon conversion of approximately $2 million of convertible notes issued in connection with prior transactions described elsewhere in this prospectus; and, which if converted at the market price of our common stock as of October 31, 2007, would result in the issuance of up to approximately 960,000 (3,840,000 pre-split) additional units being offered; and

  •
  other than as indicated, the change in the number of shares of common stock authorized or issued and outstanding resulting from our four-for-one reverse stock split, pursuant to which our common stock was combined into one share for each four shares outstanding as of July 23, 2007, and the amendment to our certificate of incorporation, effective as of July 23, 2007, pursuant to which the number of shares of common stock we are authorized to issue was increased from 12,500,000 to 25,000,000 (after giving effect to the reverse split).

(1)
Giving effect to our four-for-one reverse stock split and amendment to our certificate of incorporation increasing our authorized common stock from 12,500,000 to 25,000,000 (after giving effect to the reverse stock split.)

(2)
Giving effect to our four-for-one reverse stock split and amendment to our certificate of incorporation and the sale of [    ] units and application of proceeds of $[    ], net of the cost described above.

DILUTION

              The difference between the public offering price per share of common stock in this offering, assuming no value is attributed to the warrants, and the pro forma net tangible book value per ordinary share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.

              At July 3, 2007, our net tangible book value deficiency was $1,999,462, or approximately $0.08 per share of common stock ($0.31 per share after giving effect to our four-for-one reverse stock split).

              After giving effect to all four-for-one reverse stock split and the sale of [            ] units in this offering, and the deduction of the placement agents' commissions and other expenses and estimated offering costs of $[            ], our pro forma net tangible book value at July 3, 2007 would have been $[            ], or

              $[            ] per share of common stock, representing an immediate increase in net tangible book value of $[            ] per share of common stock to existing stockholders and an immediate dilution of $[            ] per share of common stock, or [            ]%, to new investors.

              The following table illustrates the dilution to the new investors on a per-share basis (giving effect to our four-for-one reverse stock split):

Public offering price
Net tangible book value (deficiency) as of July 3, 2007
Increase per share attributable to new investors in this offering
Pro forma net tangible book value after this offering

Dilution to new investors	$

              The numbers in the above table do not take into consideration the options and the restricted stock granted under our equity incentive plans, shares that may be issued upon the conversion of our convertible promissory notes and the warrants that will be outstanding after the offering including those issued to the placement agents in connection with this offering.

BUSINESS

Introduction

              We are a developer and operator of digital media entertainment software and an interactive restaurant concept named uWink. Over the past three years, we have invested substantial time and capital in the development of the uWink Game Library comprising over 70 short-form video games, our proprietary "tabletop" touchscreen terminal and most recently, the development of our interactive restaurant concept.

              The uWink restaurant concept was designed to create a fun, casual atmosphere where customers can enjoy freshly prepared, reasonably priced meals while interacting with our tabletop media, games and entertainment platform. Our intention is to define a new segment of the "casual dining" restaurant market by combining our proprietary tabletop food ordering and game/media delivery interface with the best elements of the fast-casual and casual full-service dining segments, including:

  •
  A wide variety of freshly prepared dishes designed to appeal to a broad audience, from health-conscious to sinful, at attractive price points, with quick turnaround times;

  •
  Full bar, including extensive wine list; and

  •
  Delivery, catering and take out capabilities, along with full-service private party and meeting facilities supported by customized entertainment and presentation options.

              In 2005, we made a strategic decision to reposition ourselves as an entertainment restaurant company. As a result, we wound down our SNAP! and Bear Shop manufacturing and sales operations and we did not enter the 2006 marketing cycle of tradeshows and advertising for SNAP! and Bear Shop. This decision also allowed us to liquidate inventory and product-related receivables. Given our perception of the market opportunity in combining dining with short form, social video gaming/entertainment and our management team's experience in the digital entertainment and restaurant industries, we believe that the restaurant project is the most cost effective way to monetize our investment in technology. As a result, we have licensed our SNAP! and the Bear Shop intellectual property to third party manufacturers in exchange for licensing fees.

              Going forward, our strategy is to leverage our network and entertainment software assets, including our uWink Game Library, to develop and operate the uWink interactive entertainment restaurant concept. The uWink concept is designed to allow customers to order food, drinks, games from the uWink Game Library and other digital media at the table through proprietary software and touchscreen terminals. This concept integrates food and our interactive entertainment software to provide what we believe to be a new entertainment dining experience. We believe that the software platforms and touchscreen terminals we have developed, and are continuing to develop, for our restaurant concept can be deployed in other restaurants, bars and mobile devices. We are currently engaged in preliminary discussions and will continue to seek opportunities to employ these assets in some or all of these other venues, although we have not entered into any definitive agreements to do so.

              We opened our first uWink restaurant in Woodland Hills, California in the Westfield Promenade Shopping Center at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367 on October 16, 2006. In May 2007, we signed letters of intent to open two new restaurant locations at the Promenade at Howard Hughes Center in Los Angeles and the Hollywood & Highland Center in Hollywood, California. Effective June 4, 2007, we and the landlord entered into a definitive lease agreement for the Howard Hughes location. In July 2007, we signed a letter of intent to open a new location at the Galleria Dallas in Dallas, Texas. Subject to the negotiation and execution of definitive lease agreements for Hollywood & Highland and Galleria Dallas, we expect these locations to open in early 2008. On October 25, 2007, we entered into a definitive agreement to acquire the leasehold interest and certain other assets of a currently operating restaurant in downtown Mountain View, California, which we intend to convert to the uWink concept and open by early 2008.

              In June 2007, our subsidiary, uWink Franchise Corporation, entered into an area development agreement with OCC Partners, LLC for our first three planned franchised restaurants to be built in Miami-Dade County, Florida, over the next four years. See "Growth Strategy—uWink Franchising" below for more information on this agreement.

              Also in June 2007, we announced plans to establish a joint venture in Canada with Jefferson Partners, a leading Canadian venture capital firm, to develop the Canadian market for uWink restaurants and related uWink products and services. We expect that the Canadian joint venture, in which we will have an initial 50% equity interest, will be independently funded in Canada and be managed in conjunction with an experienced Canadian restaurant operator to be selected by us and Jefferson Partners. Subject to prompt negotiation and execution of definitive agreements, we expect the first Canadian uWink to open mid-2008.

Restaurant Industry Overview

              Studies show that, over the past 50 years, people in the United States have relatively steadily shifted toward purchasing food away from home, instead of preparing and eating food at home. The National Restaurant Association estimates that the U.S. industry's sales in 2007 will reach $537 billion (about 4% of the U.S. gross domestic product) at 955,000 locations nationwide. The National Restaurant Association further predicts that, by 2010, food purchased away from home will represent more than half of all consumer food purchases, and that the number of restaurants around the country will grow to more than a million locations.

              We believe that there are many reasons that the restaurant industry is expanding and eating out is becoming increasingly popular. A growing population means more customers for restaurants to draw from, higher income levels mean more discretionary income to spend eating out, and busier lifestyles mean people have less time to prepare food at home. As a result, more people are willing to pay for the convenience of quality food made by others. As the restaurant industry adapts to consumer trends, restaurants have increasingly made available the higher-quality food that people want, as illustrated by the proliferation of premium coffee shops, specialty supermarkets and the like.

              We believe that consumer demand for food that's made to order with higher-quality ingredients in a comfortable atmosphere, together with accessibility, value-oriented prices and portions and faster service will continue and that we are poised to capitalize on these trends.

uWink Restaurant Concept

              We have developed and are continuing to refine our entertainment restaurant concept. uWink is designed to allow customers to order food, drinks and games/media at the table through touchscreen terminals. The concept is further designed to integrate high quality food and our interactive entertainment software to provide what we believe is a new entertainment dining experience that encourages social interaction, group play and fun.

              Prominent features of our concept include:

  •
  Tabletop Touchscreen Ordering.    We offer our guests the ability to order food and drinks via tabletop touchscreens, rather than from a waitperson. Orders from the table go straight to the kitchen and, as the food is ready, it is delivered by runners directly from the kitchen to the table.

  •
  At-The-Table Entertainment.    We provide our guests with at-the-table entertainment, including games from the uWink Game Library, horoscopes and film trailers, via our tabletop terminals.

  •
  Distinctive Dining Experience And Value Proposition.    We believe our concept combines the best elements of the fast-casual and casual full-service dining markets, including freshly prepared food with generous portions at attractive price points and quick turnaround times, with innovative touchscreen ordering and entertainment to create a new experience for casual dining patrons. We expect our average check to be $14 to $18 per guest, including alcoholic beverages; at this price point we believe that we provide an attractive and entertaining value proposition for casual diners.

              Led by Nolan Bushnell, our Chairman and Chief Executive Officer and the founder of both Atari and Chuck E. Cheese restaurants, and our Chief Restaurant and Development Officer, John Kaufman, who helped build California Pizza Kitchen from a single restaurant into one of the country's leading restaurant chains, and who also served as Chief Operating Officer of Rosti restaurants and President and Chief Operating Officer of the Koo Koo Roo restaurant chain, we believe we have assembled a management team with the vision and experience to successfully execute on the uWink restaurant concept. Mr. Kaufman is responsible for all facets of our restaurant operations and food and menu development.

Restaurant Operations

              Our Menu.    Our menu features a selection of appetizers, entrees, pizzas, burgers, salads, pastas and desserts. We are targeting menu prices from $4.95 to $9.75 for appetizers and soups, $6.25 to $11.95 for salads, $8.95 to $11.95 for sandwiches and lunch entrees and $14.95 to $24.95 for dinner entrees. We believe our average guest check for lunch will be $10.00 to $14.00, and for dinner will be $12.00 to $18.00, including alcoholic beverages.

              Décor and Atmosphere.    We currently utilize a combination of warm earth tones, rich wood finishes and brushed metals to juxtapose the technology features of our restaurant. We use a variety of lighting to deliver a warm glow throughout our restaurant and expect to be able to adjust our dining atmosphere throughout the day by adjusting the lighting, music, and the computer-driven images that are projected on our walls.

              Marketing and Advertising.    We expect that our ongoing marketing strategy will consist of various public relations activities, direct mail, email campaigns and word-of-mouth recommendations. We believe that public relations and word-of-mouth recommendations will likely be key components in driving guest trial and usage. We have implemented a coordinated public relations effort in conjunction with the opening of the Woodland Hills location. This effort may be supplemented by radio, print advertisements, direct mail campaigns, and other marketing efforts. In addition, we will use our website, www.uwink.com, to help increase our brand awareness.

              Restaurant Unit Economics.    We believe that our concept has the ability to reach annual revenue of $3.5 million in the Woodland Hills location, equating to approximately $650 per square foot. Comparable restaurants, such as California Pizza Kitchen, generate average unit revenues of anywhere between $500 and $700 per square foot. We also believe that our touchscreen ordering feature, which eliminates the need for wait staff, will allow us to achieve labor costs savings, and, together with high margin per play gaming revenue, will help us generate higher annual per unit free cash flow than comparable restaurant concepts.

              As we develop additional company-owned restaurants as well as franchised restaurants, we expect our concept to generate average per square foot unit revenue of $500 to $700, with technology-related labor cost savings and high margin gaming revenue continuing to result in higher free cash flow than comparable restaurant concepts.

Game/Media Content and Strategy

              We offer a mix of free, prized "pay-per-play" and non-prized pay-per-play short form casual video games and other digital media through our tabletop terminals. Our lineup of games features both single and multi-player games and includes a selection of trivia games, games of perception, memory games and puzzles.

              Our non-prized pay-per-play games range from $0.25 per play to $9.99 per play for our wine tasting challenge games, which come with a three-glass set of wines. Prized pay-per-play games range from $0.25 per play to $2.00 per play, depending on the prizes offered, which range from candy bars to portable MP3 players.

              When we opened our prototype restaurant in October 2006, our games were almost exclusively free. Recently, we have accelerated our testing of customer acceptance of our pay-per-play games and, based on the results of those tests, plan to significantly increase the scope of our pay-per-play game offering, particularly prized games. While we plan to continue to offer a number of free games on our terminals, our strategy going forward is to increase the relative number of pay-per-play games offered, because game revenue generally generates higher margins at the unit level than food or drink revenue.

              In addition, we offer other forms of digital media including movie trailers, horoscopes and fortunes, and "panoramic views" of various well-known cities and places. Some of this content is provided by third parties at no cost to us in exchange for promotion on our terminals. We do not currently plan on paying material amounts to third parties for this type of content.

              We plan to use our tabletop terminals to deliver various forms of advertising, including product placement on our menu and game sponsorship. We currently have advertising pilot programs with Evian water, Red Bull energy drinks and Stockholm vodka. While these pilot programs do not currently generate material revenue, we believe that advertising will represent a meaningful revenue stream in the future as we open additional restaurants and, consequently, can offer scale to advertisers.

Growth Strategy

              uWink Restaurants.    Our near term strategy is open three to six additional company-owned and/or managed restaurants within the next six to twelve months. We estimate that we will have to expend between $1,000,000 and $2,500,000 (net of any landlord tenant improvement allowances) to construct, staff and open each new restaurant, excluding rent. Our build-out cost of new restaurants will vary depending on a number of factors, including the size of the location, whether we are converting an existing restaurant space, as we did with our Woodland Hills location, or moving into a "build to suit" location constructed from a building shell, typically with a monetary contribution (also typically referred to as a tenant improvement allowance) from the landlord. While the latter development model generally involves greater costs (depending on the level of landlord contribution) and time to open (because the permitting process is typically significantly longer), we believe that positioning our restaurants in popular, "marquee" locations (which typically operate on the "build to suit" model) will greatly increase public awareness and recognition of the uWink brand, which we believe is critical to our continued growth. We have recently entered into letters of intent to secure three such sites for new uWink restaurants, at the Promenade at Howard Hughes Center in Los Angeles, at the Hollywood & Highland Center in Hollywood, California, and at Galleria Dallas in Dallas, Texas. Effective June 4, 2007, we and the landlord entered into a definitive lease agreement for the Howard Hughes location. On October 25,

2007, we entered into a definitive agreement to acquire the leasehold interest and certain other assets of a currently operating restaurant in downtown Mountain View, California, which we intend to convert to the uWink concept and open by early 2008. We intend to utilize a mix of these two development models in the near term and to cluster company-owned stores in markets that we enter to achieve operational efficiencies.

              Our longer term growth strategy is to open additional company-owned and/or company-managed restaurants in new markets and to franchise our concept, focusing on multiple-unit area development agreements with experienced operators. We are ultimately targeting a mix of one-third company-owned restaurants and two-thirds franchised restaurants. We expect we will also seek to generate additional revenue through the sale of our proprietary tabletop terminals and related software to our franchisees. In addition, we believe that our concept is well suited for specialized locations, including airports and schools, and are pursuing opportunities in these areas.

              We are targeting 6,000 to 10,000 square foot locations in high traffic areas as the sites for future restaurants.

              uWink Franchising.    In addition to our company-owned restaurants, we believe we can efficiently grow our operations through franchising to qualified area developers. In order to offer to sell franchises to operate a uWink restaurant, Federal Trade Commission rules require us to first provide prospective franchisees with a disclosure document called a Uniform Franchise Offering Circular, or UFOC, which includes, among other things, our various franchise agreements. In addition, before we can offer our franchises in certain states that have enacted state franchise or business opportunity laws, we must add certain state-specific disclosures to our UFOC, and register our offer with a state agency. We have now completed our UFOC for the uWink brand and are authorized to sell uWink franchises and may engage in discussions with prospective franchisees in every state in the United States and the District of Columbia, except in the following states where we must complete the state registration process: California, Connecticut, Hawaii, Illinois, Indiana, Maine, Maryland, Minnesota, New York, North Dakota, Rhode Island, South Carolina, South Dakota, Virginia, Washington and Wisconsin. Many of these states evaluate franchisor financial condition as part of the registration process. We believe that the proceeds from this offering will significantly improve the likelihood that we will be approved to franchise in these states.

              In January 2007, we began to actively market uWink franchise rights. Over the next several months following completion of this offering, we will begin the registration process in most of the states that require registration. We have received a significant number of inquiries from prospective franchisees and are now in the process of opening discussions with candidates in the states that do not require registration of franchise offers. Once the registration process is complete in the states that require registration, we intend to begin discussions with candidates in those states. We have also received franchise inquiries from other countries and have begun preparing the necessary documents and filings to be able to offer franchises in certain foreign countries. At this point, even though we have received a number of inquiries from potential franchises and have entered into our first area development agreement, we cannot guarantee that we will be able to franchise our concept at all, or that we will be able to do so on acceptable terms.

              We plan to utilize a franchise area development model for uWink in which we will assign exclusive rights to develop restaurants within a defined geographic region within a specified period of time. We are targeting franchise area developers who have the existing infrastructure, operational experience and financial strength to develop several restaurants in a designated market. We currently contemplate requiring each of our franchisees to pay us an up-front fee of $50,000 for the first restaurant in a development area and $40,000 for each additional restaurant in a development area, and a 4% basic royalty, together with a 2% software royalty, each based on gross sales. We expect that these terms will be included in the majority of any final agreements with franchisees, but we may modify the terms of individual agreements based on market conditions and franchisee resources and qualifications.

              We intend to enter into franchise area development agreements in geographic markets where we currently do not have uWink restaurants or in markets that can be segmented so that a franchised restaurant does not compete with a company-owned restaurant. In markets where we have limited market penetration, we may in the future consider selling existing uWink restaurants to a franchise area developer. In these instances, we plan to require the franchise area developer to open a minimum number of additional restaurants in a designated period of time.

              In June 2007, our subsidiary, uWink Franchise Corporation, entered into an area development agreement with OCC Partners, LLC for our first three planned franchised restaurants, to be built in Miami-Dade County, Florida over the next four years.

              Pursuant to our area development agreement with OCC Partners, we have granted to OCC Partners the right to develop three franchised uWink restaurant, each of which will be subject to OCC Partners' meeting certain development deadlines and entering into definitive franchise agreements. OCC Partners has paid us $40,000 to secure the development rights granted in the area development agreement, $20,000 of which was deposited into escrow and is refundable until the first franchise agreement is signed, which is contemplated to occur following the selection of location for the first unit. We anticipate that these franchise agreements will include terms providing for a $20,000 upfront franchise fee for the second and third franchised units, after netting out the $20,000 development fee already paid by OCC Partners in respect of those units. We have agreed to waive the $50,000 up-front fee for the first unit. In addition, the form of franchise agreement provides that we will receive a $100,000 software fee (we have agreed to discount this fee by 50% for the first unit) and, in exchange for our delivery of our proprietary touchscreen terminals, a hardware fee of $3,125 per restaurant seat (we have agreed to discount this hardware fee by 20% for the first unit). Recurring royalty fees are set at a 4% basic royalty, together with a 2% software royalty, each based on gross sales. We have filed a copy of the area development agreement, including the form of franchise agreement, as an exhibit to the registration statement of which this prospectus is a part.

Company History

              We were originally incorporated as "Prologue" under the laws of the State of Utah on October 14, 1982, and were engaged in the petroleum sales and marketing business until 1994. From 1994 until December 4, 2003, we had no operations or employees and owned no real estate. In December 2003, we merged with uWink, Inc., a Delaware corporation (now our renamed, wholly-owned subsidiary uWink California, Inc.), and changed our name to "uWink, Inc". Via the acquisition of uWink we assumed, and continued to engage in, uWink's historical business of developing interactive entertainment software and platforms. From 2004 through 2006, we derived our revenue from the sale of SNAP! countertop video game platforms (and its predecessor platforms), which enable customers to play short form video games from our game library, our Bear Shop entertainment vending platform (also known as Boxter Bear), which dispenses products such as plush bears and related clothing through our entertainment vending platform, and software licensing fees. We did not generate material cash flow or profits under this business model.

              As a result of our decision to reposition ourselves as an entertainment restaurant company, we wound down our SNAP! and Bear Shop manufacturing and sales operations and did not enter the 2006 marketing cycle of tradeshows and advertising for SNAP! and Bear Shop. In addition, we have licensed our SNAP! and Bear Shop intellectual property to third party manufacturers in exchange for licensing fees and largely sold our remaining Bear Shop inventory. We do not anticipate material revenues to be generated under these agreements.

              SNAP! is a web-enabled, network-capable, coin-operated touchscreen entertainment terminal that delivers over 70 proprietary and customizable short-form video games, including trivia, sports contests, strategy, card games and other hand-eye challenges. Typical locations for SNAP! include traditional amusement venues such as bars and arcades, as well as non-traditional public spaces, such as airport lounges, chain restaurants, coffee houses and hotels.

              Bear Shop is a vending machine that allows purchasers to design their own "stuffed toy bear" characters with attractive colors, clothing and accessories. Bear Shop offers a packaging solution that allows the user to see the stuffed animal grow right before his or her own eyes. Typical locations for Bear Shop include traditional amusement venues, such as arcades and amusement parks, as well as shopping centers and supermarkets.

              On February 3, 2005, we signed a three-year manufacturing and exclusive distribution agreement with Bell-Fruit Games, Ltd., the leading designer and manufacturer of gaming and amusement machines in the United Kingdom, pursuant to which we granted Bell-Fruit Games a license to manufacture our Bear Shop machine and exclusive marketing and distribution rights for Bear Shop in the United Kingdom, Germany, Italy and Spain in exchange for per-unit royalties for each machine sold. However, we did not perform certain modifications to our software required to initiate the term of the agreement and as of the date of this prospectus, have not received any payment or sales reports from Bell-Fruit Games. Therefore, we believe that the initial term of the agreement did not commence and that the agreement is no longer effective. We have recorded no revenue under this agreement through the date of this prospectus.

              Effective September 15, 2006, we entered into a license agreement with SNAP Leisure LLC, a company owned and operated by our former vice president of marketing pursuant to which we licensed our SNAP intellectual property, including the games featured on SNAP in the form they currently run on SNAP (we have made significant enhancements to our games for display in our restaurant and SNAP Leisure LLC has no right to those enhancements or any future enhancements or new games we develop), to SNAP Leisure LLC for use in the "pay to play" amusements market worldwide (the "pay to play" amusements market is generally considered to be the coin operated video game machine market). The agreement provides that we are to receive royalties calculated per SNAP machine sold ($200 royalty per machine for the first 300 machines sold; $80 per machine royalty for the next 700 machines; and $50 per machine royalty for any additional machines sold thereafter). The agreement further provides that SNAP Leisure LLC cannot affix the name "uWink" to any new product sold under the license following the first anniversary of the agreement and must remove all references to uWink from all products sold under the agreement within a five-year period. We have no obligation to provide any support or software maintenance, upgrades or enhancements under this agreement.

              On January 26, 2007, we entered into an inventory purchase agreement, a license agreement and a non-competition agreement with Interactive Vending Corporation, or IVC, pursuant to which we agreed to sell our remaining Bear Shop machine inventory (at $2,000 per complete machine, payable in two installments) and accessories inventory (at our cost) to IVC. In addition, we granted IVC an exclusive, worldwide license to our Bear Shop intellectual property (excluding any intellectual property relating to the name "uWink" or any derivation thereof), including US Patent # 6,957,125 (except that we retain the right of use in the restaurant industry subject to the limitations in the non-competition agreement) in exchange for royalties based on the revenue generated by IVC from the licensed intellectual property, ranging from 5% of revenue in the first year of the agreement to 3% of revenue in years seven, eight, nine and ten, respectively, of the agreement. We have no obligation to provide any support or software maintenance, upgrades or enhancements under these agreements. We also entered into a non-competition agreement with IVC pursuant to which we agreed not to engage in the business of interactive vending, other than in the restaurant industry to the extent the interactive vending is integrated into the operations of the restaurant, for as long as IVC is obligated to make royalty payments under the license agreement.

              In July 2007, we changed our state of incorporation from Utah to Delaware by merging with a Delaware corporation that was initially a wholly-owned subsidiary of us. Also, effective as of July 26, 2007, we effected a reverse split of our common stock pursuant to which every four shares of our issued and outstanding common stock was combined into one share. At the same time, we amended our certificate of incorporation to increase the amount of common stock we are authorized to issue to from 12,500,000 (post-split) to 25,000,000 (post-split). We believe these changes in our corporate domicile and capital structure will provide greater flexibility in corporate transactions, increase the marketability of our securities, and facilitate the listing of our common stock on a national exchange.

Intellectual Property and Proprietary Rights

              We regard our trademarks, service marks, copyrights, patents, domain names, trade dress, trade secrets, proprietary technologies, and similar intellectual property as important to the implementation of our new business plan, and we rely on trademark, copyright and patent law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have registered a number of domain names, and have filed U.S. and international patent applications covering certain of our proprietary technology.

              We generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the Internet, and policing unauthorized use of our proprietary information will be difficult.

Government Regulation

              Our restaurant operations will be subject to licensing and regulation by state and local departments and bureaus of alcohol control, health, sanitation, zoning and fire, and to periodic review by the state and municipal authorities for areas in which the restaurants are located. In addition, we will be subject to local land use, zoning, building, planning and traffic ordinances and regulations in the selection and acquisition of suitable sites for developing new restaurants. Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of restaurants.

              Our restaurant operations will also be subject to regulation under the Fair Labor Standards Act, which governs such matters as working conditions and minimum wages. An increase in the minimum wage rate or the cost of workers' compensation insurance, or changes in tip-credit provisions, employee benefit costs (including costs associated with mandated health insurance coverage), or other costs associated with employees could adversely affect our company.

              In addition, our restaurant operations will be subject to the Americans with Disabilities Act of 1990. The ADA may require us to make certain installations in our planned restaurants to meet federally and state mandated requirements.

              In addition, we will be subject to various state and federal laws relating to the offer and sale of franchises and the franchisor-franchisee relationship, and which are described in more detail elsewhere in this prospectus. In general, these laws and regulations impose specific disclosure and registration requirements prior to the sale and marketing of franchises and regulate certain aspects of the relationship between franchisor and franchisee. The Federal Trade Commission's Trade Regulation Rule on Franchising requires us to furnish to prospective franchisees a franchise offering circular containing information prescribed by this rule. We have prepared our Uniform Franchise Offering Circular and are authorized to offer and sell franchises in every state and the District of Columbia, except the following states which require additional state registrations: California, Connecticut, Hawaii, Illinois, Indiana, Maine, Maryland, Minnesota, New York, North Dakota, Rhode Island, South Carolina, South Dakota, Virginia, Washington and Wisconsin. We intend to begin the registration process in most of the states that require registration over the next several months.

              Although certain state laws may restrict a franchisor in the termination of a franchise agreement by, for example, requiring "good cause" to exist as a basis for the termination, advance notice to the franchisee of the termination, an opportunity to cure a default and a repurchase of inventory or other compensation, we do not believe these provisions will have a significant effect on our franchise operations. We are not aware of any pending franchise legislation which in our view is likely to significantly affect our operations or franchise marketing plans, and we believe our operations will comply in all material respects with rules and the applicable state franchise laws.

Research and Development

              During the first two fiscal quarters of 2007 and the fiscal years 2006 and 2005, we did not have any significant research and development expenses. In 2005, we spent $151,542 on research and development activities related to the uWink restaurant concept, new games, kiosks and amusement products in general. We do not anticipate significant research and development expenses going forward.

Competition

              The fast-casual and casual full-service dining segments of the restaurant industry are highly competitive and fragmented. In addition, fast-casual and casual full-service restaurants compete against other segments of the restaurant industry, including quick-service restaurants. The number, size and strength of competitors vary by region. All of these restaurants compete based on a number of factors, including taste, quickness of service, value, name recognition, restaurant location and customer service. Competition within the fast-casual and casual full-service restaurant segments, however, focuses primarily on taste, quality and the freshness of the menu items and the ambience and condition of each restaurant.

              We expect to compete with national and regional fast-casual, quick-service and casual full-service dining restaurants, as well as a variety of locally owned restaurants and the deli sections and in-restaurant cafes of several major grocery restaurant chains. Certain of our menu offerings, price points, restaurant décor and other aspects of our restaurants may be similar to those of our competitors, including California Pizza Kitchen and BJ's Restaurant and Brewhouse. In addition, there are restaurant companies, such as Dave & Busters, that offer away-from-the-table electronic games as part of the experience. Many bars and restaurants also offer some form of trivia game (both electronic and paper and pencil) and some quick-service restaurants have experimented with electronic kiosk ordering. We believe, however, our combination of tabletop self-service touchscreen ordering, well-prepared, reasonably priced meals and at-the-table entertainment, including a large variety of games, table-to-table interaction, "edutainment", videos and more will offer an entertaining dining experience that is unique in the marketplace. We are aware that many of our competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our first restaurant is located and where our future restaurants are planned to be located. Although we believe that our restaurant concept offers features and advantages not currently available elsewhere, and we have taken reasonable steps to adequately protect our proprietary concepts and other intellectual property, we cannot assure you that our competitors will not seek to copy aspects of our restaurant concept, or develop similar or competing features, in the future. See "Risk Factors—Risks Relating to Our Business".

Legal Proceedings

              In the ordinary course of business, we are generally subject to claims, complaints, and legal actions. Currently, we are not a party to any action which would have a material impact on our financial condition, operations, or cash flows.

Employees

              As of the date of this prospectus, we employ 18 people on a full-time basis, seven of whom are corporate management and staff, five of whom are engineering staff and six of whom are operations staff. We are currently outsourcing, and plan to continue to outsource, certain software engineering personnel.

              In addition, to staff the restaurant, we employ an executive chef, six managers and 64 full-time and part-time non-managerial restaurant staff.

              None of our employees are covered by an ongoing collective bargaining agreement with us and we believe that our relationship with our employees is good. Competition for qualified personnel in our industry is intense, particularly for software engineers, computer scientists and other technical staff, as well as restaurant management and operations personnel. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.

Facilities

              Effective as of April 10, 2006, we secured an approximately ten-year lease on the location for our first uWink restaurant in Woodland Hills, California, located at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367. The underlying lease agreement between Nolan Bushnell, our CEO, in his personal capacity, and Promenade LP, the landlord, is as of February 3, 2006. Effective as of April 10, 2006, we, Mr. Bushnell and Promenade L.P. entered into an assignment agreement pursuant to which Mr. Bushnell assigned his rights under the lease to us (but without relieving Mr. Bushnell of his liability for the performance of the lease). In connection with this assignment, we agreed with Mr. Bushnell that, should we fail to perform under the lease and Mr. Bushnell becomes obligated under the lease as a result, Mr. Bushnell will have the right to operate the leased premises in order to satisfy his obligations under the lease.

              This location consists of 5,340 square feet. The minimum annual rent payment under the lease is $176,220 through January 31, 2009; increasing in each successive year to $216,728 by the last year of this lease, which expires on January 31, 2016.

              If our gross sales from this location exceed certain annual thresholds, we are obligated to pay additional percentage rent over and above the minimum annual rent described above. Our percentage rent obligation is equal to 5% of gross sales in excess of $3,524,400 through January 31, 2009, increasing in specified annual increments to $4,334,567 in the last year of this lease.

              Effective June 1, 2006, we entered into a lease agreement relating to our new corporate offices at 16106 Hart Street, Van Nuys, California 91406. This property consists of approximately 2,200 square feet of office and warehouse space at the base rental rate of $2,300 per month. Concurrently, we terminated the lease agreement at our former corporate offices at 12536 Beatrice Street, Los Angeles, California 90066. In consideration for the early termination of the lease, we agreed to allow the landlord to retain $20,000 of the security deposit held by the landlord under the lease.

              On June 4, 2007, we entered into a lease agreement relating to our planned uWink restaurant location at the Promenade at Howard Hughes Center located at 6081 Center Drive, Los Angeles, California 90045. On October 25, 2007, we entered into a definitive agreement to acquire the leasehold interest of a currently operating restaurant in Mountain View, California.

MANAGEMENT

Executive Officers, Significant Employees and Directors

              Set forth below is certain information as of the date of this prospectus concerning each of our directors and executive officers and certain significant employees. Each of the individuals listed below as a director shall serve as a director until the next annual meeting of our stockholders and until their successors have been elected and qualified, or until their resignation, death or removal.

Name	Age	Position or Capacity
Nolan K. Bushnell	64	Chief Executive Officer and Chairman of the Board of Directors
Peter F. Wilkniss	42	Chief Financial Officer and Secretary
John S. Kaufman	45	Chief Restaurant and Development Officer
John H. Blake	43	Director of Restaurant Operations
Elizabeth J. Heller	49	Director
Kevin W. McLeod	51	Director
Bradley N. Rotter	51	Director

              Nolan K. Bushnell has been the Chairman of our Board of Directors, and Chief Executive Officer since December 4, 2003 following our acquisition of uWink California. Mr. Bushnell founded uWink California and has acted as its Chairman, Chief Executive Officer and President since 1999. Mr. Bushnell is best known as the founder of Atari Corporation and Chuck E. Cheese Pizza Time Theater. In 1980, Mr. Bushnell founded Catalyst Technologies, an incubator which spawned more than 20 companies, including Etak, ACTV, Androbot, Axlon, Magnum Microwave, Irata and ByVideo. Mr. Bushnell holds several patents on some of the basic technologies for many of the early video games developed and is also the inventor or co-inventor of numerous patents in various other fields and industries. Mr. Bushnell received his B.S. in Electrical Engineering from the University of Utah, where he is a "Distinguished Fellow", and later attended Stanford University Graduate School. Mr. Bushnell is also currently a director of Wave Systems Corp and is chairman of the board of NeoEdge Networks.

              Peter F. Wilkniss has been our Chief Financial Officer and Secretary since August 29, 2005. Mr. Wilkniss has over 12 years experience in operational and financial leadership in entrepreneurial technology-driven arenas. His areas of expertise include corporate finance and financial reporting, M&A, business development and strategic planning. From June 2004 to April 2005, Mr. Wilkniss was Chief Operating Officer of Juriscape, Inc., an early stage ecommerce company. From January 2003 to May 2004, Mr. Wilkniss was a private investor and business consultant. From 2000 to 2002, Mr. Wilkniss was Managing Director and CFO of the Helfant Group, Inc. (now Jefferies Execution Services, Inc.) subsidiary of Jefferies Group, Inc. (NYSE: JEF). From 1998 to 2000, Mr. Wilkniss was a corporate attorney at Wachtell, Lipton, Rosen & Katz. Mr. Wilkniss holds an MBA from Columbia Business School and a JD from Columbia Law School (with highest honors). He received his BA from the University of Virginia.

              John S. Kaufman became employed by us as our Director of Restaurant Operations on September 22, 2006 and was promoted to Chief Restaurant and Development Officer in May 2007. Prior to joining our company as an officer, Mr. Kaufman acted as our Director of Restaurant Operations on a consulting basis. Mr. Kaufman has over 20 years of restaurant experience, specializing in operations. For the past four years, Mr. Kaufman has been principal of JSK Management, LLC, a restaurant operations and strategic planning consultancy. From 1999 to 2002, Mr. Kaufman was principal of Concepts Etc., Inc., a restaurant management and consultancy specializing in joint ventures, franchise and operating contracts with new and existing restaurants. From 1996 to 1998, Mr. Kaufman was President and Chief Operating Officer of Koo Koo Roo, Inc.,

where he was responsible for reversing company losses into gains, opening 34 new locations in multiple states, and assisted in a merger with Family Restaurants. From 1995 to 1996, Mr. Kaufman was Chief Operating Officer of Rosti, where he helped develop the prototype restaurant concept, participated in raising $5,000,000 for expansion, and managed the opening of three new restaurants in the Los Angeles market. In 1986, Mr. Kaufman joined California Pizza Kitchen, where he stayed until 1994, as he helped build the company from a single location to more than 68 locations. At California Pizza Kitchen, Mr. Kaufman eventually supervised more than 3,000 employees including 250 managers and 12 area supervisors and two regional vice-presidents of operations.

              John H. Blake became employed by us as our Director of Restaurant Operation in May 2007. Prior to joining our company, Mr. Blake served as Vice President of Operations of Wood Ranch BBQ and Grill and before that, as Regional Director of Operations at California Pizza Kitchen, where he was responsible for the Los Angeles, Hawaii and Seattle territories. In his tenure at California Pizza Kitchen, Mr. Blake was responsible for opening over 20 new restaurant locations, ensuring operational success in the areas of exceptional food quality, guest satisfaction and store profitability. Mr. Blake was also responsible for the opening of the first free standing, franchised CPK ASAP, working directly with the franchisee to ensure quality, systems and success.

              Elizabeth J. Heller has been a director since April 2007 and serves on our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee. Ms. Heller is the founder of and has served as CEO of Buzztone, Inc., a marketing company that combines online and offline word-of-mouth marketing techniques, since 1999. Prior to founding Buzztone, Ms. Heller served as Executive Vice President of Capitol Records from 1994 to 1999, where she developed such award winning websites as Hollywoodandvine.com and Bluenote.com, and oversaw Capitol's soundtrack department, executive producing several hit records. Ms. Heller has also served as VP of Artist Development for MCA Records after starting her career at Epic Records. Ms. Heller currently resides in Los Angeles. She received her B.A. from University of California, Los Angeles.

              Kevin W. McLeod has been a director since March 2004 and serves on our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee. Since 1998, Mr. McLeod has been the Managing Director of Aircool Engineering, Ltd. of Somerset England. Aircool Engineering is one of the United Kingdom's largest mechanical and electrical contractors. Mr. McLeod is a native of New Zealand currently residing in London.

              Bradley N. Rotter has been a director since November 11, 2005 and serves as the chair of our Audit Committee, and as a member of our Compensation Committee and our Nominating and Corporate Governance Committee. From 1988 to the present Mr. Rotter has served as Managing Member of the Echelon Group, a private specialty finance company. From 2003 to 2004 Mr. Rotter was Chief Executive Officer of MR3 Systems, Inc. (OTCBB: MRMR), an SEC reporting company. From 1985 to 2004, Mr. Rotter served as President of Presage Corporation, a private investment company. From 1993 to 2003, Mr. Rotter was Chairman of Point West Capital Corporation (OTCBB: PWCC). From 1999 to 2001, Mr. Rotter served on the board of directors of Homeseekers.com Inc., at the time an SEC reporting company and now called Realigent, a private company. Mr. Rotter currently serves on the boards of directors of Sequella, Inc., AirPatrol Corporation and Authentisure, all private companies. Mr. Rotter attended the United States Military Academy at West Point and holds an MBA from the University of Chicago.

Board Committees

              Our Board of Directors has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Bradley Rotter is the chair of our Audit Committee, with Kevin McLeod and Elizabeth Heller serving as the additional members. Bradley Rotter, Kevin McLeod and Elizabeth Heller serve as the members of our Compensation Committee and Nominating and Corporate Governance Committee. The Board has adopted written charters for each of the Board committees.

              Audit Committee.    Our Audit Committee consists of three directors, each of whom meet the independence standards set forth in The American Stock Exchange, or AMEX, listing standards and SEC regulations. In addition, the Board has determined that Mr. Rotter, the chair of the Audit Committee, is "financially sophisticated" within the meaning set forth in the AMEX listing standards. For more information on Mr. Rotter's experience, see "Management—Executive Officers, Significant Employees and Directors" above.

              Pursuant to the terms of the Audit Committee charter, adopted by our Board on July 20, 2007, our Audit Committee is required to consist of at least three "independent" directors, as defined in the listing standards of the AMEX and by the rules and regulations promulgated by the SEC, and each of whom are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The primary duties and responsibilities of the Audit Committee consist of, among other things:

  •
  overseeing the integrity of our financial statements and systems of internal controls regarding finance, accounting, and legal compliance;

  •
  exercising primary responsibility for the appointment, compensation, and retention of our independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and our subsidiaries and assistance in oversight of such auditor's qualifications, independence, and performance;

  •
  assisting the Board in oversight of the performance of our internal audit function;

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  assisting the Board in oversight of our compliance with legal and regulatory requirements; and

  •
  preparing the reports required by the rules of the SEC to be included in our annual report and proxy statement, for so long we remain subject to the reporting requirements under the Securities Exchange Act of 1934, as amended; and

  •
  establishing procedures for the receipt, retention and treatment of complaints regarding accounting internal accounting control, or auditing matters, and the confidential, anonymous submission by our employees regarding and questionable accounting or auditing matters.

              A copy of the charter of our Audit Committee is available on our website at www.uwink.com.

              Compensation Committee.    Our Compensation Committee consists of three directors, each of whom meet the independence standards set forth in the AMEX listing standards and SEC regulations. Pursuant to the Compensation Committee Charter, adopted by our Board on July 20, 2007, the primary duties and responsibilities of the Compensation Committee consist of, among other things:

  •
  exercising primary responsibility for the structure, award and public disclosure of all elements of the compensation paid to our chief executive and other executive officers;

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  establishing the goals and objectives of our executive compensation program and each element of executive compensation;

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  establishing policies and procedures for the evaluation, award and public disclosure of executive compensation;

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  administering and/or overseeing the administration of our stock plans and our other material employee benefit plans, including the granting of stock options, restricted stock and other equity awards;

  •
  preparing an annual Compensation Committee report for inclusion in our annual report and meeting proxy statement; and

  •
  exercising, in its discretion, the powers granted to it in our bylaws.

              A copy of the charter of our Compensation Committee is available on our website at www.uwink.com.

              Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee consists of three directors, each of whom meet the independence standards set forth in the AMEX listing standards and SEC regulations. Pursuant to the Nominating and Corporate Governance Committee Charter, adopted by our Board on July 20, 2007, the primary duties and responsibilities of the Nominating and Corporate Governance Committee consist of, among other things:

  •
  identifying individuals qualified to become Board members;

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  advising the Board on Board committee appointments and removals;

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  recommending nominees for election to the Board at annual shareholder meetings and when otherwise required;

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  developing and recommending to the Board corporate governance and ethics principles applicable to the company; and

  •
  overseeing the evaluation of the Board and management.

              A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.uwink.com.

              Code of Ethics.    Our board of directors has adopted a code of ethics applicable to all of our employees, including our chief executive officer, chief financial officer and our directors. A copy of our Code of Ethics is available on our website at www.uwink.com. We also filed a copy of our Code of Ethics as an exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2005, which we filed with the SEC on April 17, 2006.

              We did not pay any compensation to our non-employee directors in 2006. We issued 25,000 shares (100,000 pre-reverse split) restricted common stock to each of Mr. McLeod, Mr. Rotter and Ms. Heller on April 3, 2007, pursuant to the 2006 Equity Incentive Plan, which vests in equal monthly installments over a two year period, subject to the other terms and conditions of the 2006 Equity Incentive Plan. We do not currently have any standard or annual arrangements regarding director compensation. We have agreed to award Mr. Rotter 25,000 shares of restricted common stock, vesting in equal monthly installments over a two-year period, as compensation for serving as the chair of our Audit Committee. All directors receive reimbursement for out-of-pocket expenses in attending board of directors meetings. We issued no options to our non-employee directors in 2006.

Executive Compensation

              The following table sets forth compensation information for services rendered to us by our executive officers in all capacities, other than as directors, during each of the prior two fiscal years. The following table summarizes all compensation for fiscal years 2006 and 2005 received by our Chief Executive Officer and Chief Financial Officer, our only executive officers. The following information includes the dollar value of base salaries, bonus awards, stock options granted and certain other compensation, if any, whether paid or deferred, and, except as indicated, does not give effect to our four-for-one reverse stock split.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)			Bonus ($)	Stock Awards	Option Awards ($)(5)	Total ($)
Nolan K. Bushnell, Chief Executive Officer(1)	2006 2005	$ $	100,000 9,000		— —	— —	119,022 —	$ $	219,022 9,000
Peter F. Wilkniss, Chief Financial Officer(2)	2006 2005	$ $	120,000 30,000	(3) (4)	— —	— —	62,000 —	$ $	182,000 30,000

(1)
The aggregate number of stock awards and option awards issued to Mr. Bushnell and outstanding as of April 3, 2007 is 100,000 (25,000 post-split) and 670,000 (167,500 post-split), respectively. The 100,000 stock awards held by Mr. Bushnell were granted on April 3, 2007; accordingly, no amount in respect of these awards is reflected in Mr. Bushnell's compensation for 2006 or 2005.

(2)
The aggregate number of stock awards and option awards issued to Mr. Wilkniss and outstanding as of April 3, 2007 is 100,000 (25,000 post-split) and 400,000 (100,000 post-split), respectively. The 100,000 stock awards held by Mr. Wilkniss were granted on April 3, 2007; accordingly, no amount in respect of these awards is reflected in Mr. Wilkniss' compensation for 2006 or 2005.

(3)
$20,000 of Mr. Wilkniss' salary for 2006 was accrued and has not yet been paid.

(4)
Represents salary from October 2005 to December 2005. $25,000 of this amount was accrued and has not yet been paid.

(5)
Reflects dollar amounts expensed by the Company during 2006 for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time in service based options, we will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

              The following tables summarize the amount of our executive officers' equity-based compensation outstanding at the fiscal year ended January 2, 2007, and, except as indicated, does not give effect to our four-for-one reverse stock split:

Option Awards

Name	Number of securities underlying unexercised options exercisable	Number of Securities underlying unexercised options unexercisable	Equity Incentive Plan Awards; number of securities underlying unexercised unearned options	Option exercise price		Option Expiration Date
Nolan K. Bushnell	123,151 6,804 6,667 106,393	26,849 3,196 3,333 393,607	— — — —	$ $ $ $	2.64 1.60 1.38 0.33	7/16/2014 12/14/2014 12/29/2014 5/12/2016
Peter F. Wilkniss	89,315 86,210	110,685 113,790	— —	$ $	0.43 0.57	8/27/2015 9/13/2015

Stock Awards

Name	Number of shares or units of stock that have not vested	Market value of shares or units that have not vested	Equity incentive plan award: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares units, or other rights that have not vested
Nolan K. Bushnell(1)	—	—	—	—
Peter F. Wilkniss(2)	—	—	—	—

(1)
100,000 (25,000 post-split) restricted stock awards, with a market value of $122,000, were granted on April 3, 2007 pursuant to our 2006 Equity Incentive Plan and vest pro-rata over 36 months. The market value of these stock awards at April 3, 2007 is equal to the number of unvested shares multiplied by $1.22, the closing price of our common stock at April 3, 2007. The value of unvested stock awards at April 3, 2007 may never be realized by the stock award holders.

(2)
100,000 (25,000 post-split) restricted stock awards, with a market value of $122,000 were granted on April 3, 2007 pursuant to our 2006 Equity Incentive Plan and vest pro-rata over 36 months. The market value of these stock awards at April 3, 2007 is equal to the number of unvested shares multiplied by $1.22, the closing price of our common stock at April 3, 2007. The value of unvested stock awards at April 3, 2007 may never be realized by the stock award holders.

              The following table summarizes information regarding stock options exercised by our executive officers named in the preceding tables in 2006 and the value of unexercised

"in-the-money" options they held at January 2, 2007, and, except as indicated, does not give effect to our four-for-one reverse stock split:

			Number of securities underlying unexercised options at January 2, 2007		Value of unexercised "in-the-money" options at January 2, 2007(3)
	Shares of common stock acquired on exercise
Name		Value realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Nolan K. Bushnell(1)	—	—	243,014	426,986	$220,489	$780,711
Peter F. Wilkniss(2)	—	—	175,525	224,475	$316,163	$403,837

(1)
150,000 (37,500 post-split) options were issued on July 15, 2004; 10,000 (2,500 post-split) options were issued on December 16, 2004; 10,000 options (2,500 post-split) were issued on December 31, 2004; and 500,000 (125,000 post-split) options were issued on May 12, 2006. All options vest pro-rata over 36 months with the initial one-sixth vesting after six months.

(2)
200,000 (50,000 post-split) options were issued on August 29, 2005 and 200,000 (50,000 post-split) options were issued on September 15, 2005. All options vest pro-rata over 36 months with the initial one-sixth vesting after six months.

(3)
In-the-money options represent unexercised options having a per-share exercise price below $2.30, the closing price of our common stock at December 29, 2006. The value of unexercised in-the-money options equals the number of in-the-money options multiplied by the excess of $2.30 over the per-share exercise prices of the options. The value of unexercised in-the-money options at January 2, 2007, may never be realized by the option holders.

Employment Agreements

    Nolan K. Bushnell

              On March 3, 2006, we entered into an employment agreement with our Chairman and Chief Executive Officer, Nolan K. Bushnell. Prior to March 3, 2006, we did not have an employment agreement with Mr. Bushnell.

              Pursuant to the terms of Mr. Bushnell's employment agreement, we will pay Mr. Bushnell an initial base salary of $120,000. Mr. Bushnell will also be eligible to participate in a bonus program to be established by the board of directors. Pursuant to this agreement, on May 12, 2006, Mr. Bushnell was granted options to purchase 500,000 (125,000 post-split) shares of our common stock at an exercise price of $0.33 ($1.32 post-split) per share. These options vest pro rata over a thirty-six month period, with the initial one-sixth vesting after six months. Mr. Bushnell was issued 100,000 (25,000 post-split) of restricted common stock on April 3, 2007, pursuant to the 2006 Equity Incentive Plan, which vests in equal monthly installments over a three year period, subject to the other terms and conditions of the 2006 Equity Incentive Plan.

              Mr. Bushnell's employment agreement may be terminated by either party with or without Cause at any time upon thirty (30) days prior written notice. If the agreement is terminated by us without Cause or by Mr. Bushnell for Good Reason, Mr. Bushnell will be entitled to receive a severance payment equal to 12 months base salary, a pro rata portion of his annual bonus, immediate vesting of all stock options, and payment of any COBRA amount due for the provision of any and all health benefits provided to him and his family immediately prior to his termination for a period of up to 18 months.

    Peter F. Wilkniss

              On August 29, 2005, we entered into an employment agreement with our Chief Financial Officer, Peter F. Wilkniss, pursuant to which we will pay Mr. Wilkniss an initial base salary of $150,000. Mr. Wilkniss will also be eligible for an annual bonus of up to 33% of his base salary upon successfully achieving certain goals as specified by our management. Up to $50,000 of any annual bonus payable to Mr. Wilkniss may be paid in shares of our common stock in lieu of cash, at our option.

              Mr. Wilkniss was granted options to purchase 200,000 (50,000 post-split) shares of our common stock at an exercise price of $0.43 ($1.72 post-split) and options to purchase an additional 200,000 (50,000 post-split) shares of our common stock at an exercise price equal to the closing price of our common stock on September 9, 2005, $0.57 ($2.28 post-split). These options vest pro rata over a thirty-six month period, with the initial one-sixth vesting after six months. Mr. Wilkniss was issued 100,000 (25,000 post-split) shares of restricted common stock on April 3, 2007, pursuant to the 2006 Equity Incentive Plan, which vests in equal monthly installments over a three year period, subject to the other terms and conditions of the 2006 Equity Incentive Plan.

              Mr. Wilkniss' employment agreement may be terminated by either party with or without Cause at any time upon thirty (30) days prior written notice. If the agreement is terminated by us without Cause or by Mr. Wilkniss for Good Reason, Mr. Wilkniss will be entitled to receive a severance payment equal to one month of base salary for every two months worked, up to a maximum of twelve months' base salary, as well as a pro rata portion of the annual bonus for the year of termination. A pro rata portion of stock options for the year terminated shall also vest upon such termination.

              In each of the employment agreements described above, "Cause" is defined as (i) an action or omission which constitutes a material breach of, or material failure or refusal to perform his duties, (ii) fraud, embezzlement or misappropriation of funds, or (iii) a conviction of any crime which involves dishonesty or a breach of trust or involves us or our executives.

              "Good Reason" is defined as (i) a reduction by us in the executive's base salary to a rate less than the initial base salary rate; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which the executive is covered, and which materially adversely affects the executive; (iii) our requiring the executive to be based anywhere other than our headquarters or the relocation of our headquarters more than 20 miles from its current location, except for required travel on our business; (iv) the assignment to the executive of any duties or responsibilities which are materially inconsistent with his status or position as a member of our executive management group; or (v) the executive's good faith and reasonable determination, after consultation with nationally-recognized counsel, that he is being unduly pressured or required by our board of directors or a senior executive to directly or indirectly engage in criminal activity.

Equity Compensation Plans

              We have adopted equity compensation plans which permit us to grant options and other equity incentive awards to our employees, officers, directors, consultants and independent contractors. As of July 20, 2007, after giving effect to our four-for-one reverse stock split, we may issue an aggregate of 284,814 (1,139,254 pre-split) shares of common stock pursuant to our equity compensation plans.

              We assumed the uWink.com, Inc. 2000 Employee Stock Option Plan pursuant to our acquisition of uWink California. The 2000 Plan provided for the issuance of up to 681,218 (after giving effect to a 3.15611 reverse stock split in connection with the acquisition of uWink California but without giving effect to the four-for-one reverse stock split effective July 26, 2007) incentive and non-qualified stock options to our employees, officers, directors and consultants. Options granted under the 2000 Plan vest as determined by the board of directors, provided that any unexercised options will automatically terminate on the tenth anniversary of the date of grant. As of July 20, 2007, there were no shares available for issuance under this plan.

              In 2004, our board of directors approved the uWink, Inc. 2004 Stock Incentive Plan. The 2004 Plan provides for the issuance of up to 1,200,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards (without giving effect to the four-for-one reverse stock split) to our employees, officers, directors and consultants. Awards granted under the 2004 Plan vest as determined by the board of directors, provided that no option or restricted stock award granted under the 2004 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2004 Plan may be exercisable after 10 years from its date of grant. As of July 20, 2007, there were no shares available for issuance under this plan.

              In 2005, our board of directors approved the uWink, Inc. 2005 Stock Incentive Plan. The 2005 Plan provides for the issuance of up to 2,000,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards (500,000 post-split) to our employees, officers, directors and consultants. Awards granted under the 2005 Plan vest as determined by the board of directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant. As of July 20, 2007, after giving effect to our four-for-one reverse stock split, there were 372 (1,486 pre-split) shares available for issuance under this plan.

              On June 8, 2006, our board of directors approved the uWink, Inc. 2006 Equity Incentive Plan, and subsequently amended the 2006 Plan on November 4, 2006. The 2006 Plan, as amended, provides for the issuance of up to 2,500,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses (625,000 post-split) to our employees, officers, directors and consultants. As of July 20, 2007, after giving effect to the four-for-one reverse stock split, there were 34,442 (137,768 pre-split) shares available for issuance under the 2006 Plan, which vest as determined by the board of directors, provided that:

  •
  No option granted under the 2006 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of our stock will be exercisable after five years from the date of grant; and

  •
  An option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the board of directors.

              On June 21, 2007, our board of directors approved the uWink, Inc. 2007 Equity Incentive Plan. The 2007 Plan provides for the issuance of up to 1,000,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses (250,000 post-split) to our employees, officers, directors and consultants. As of July 20, 2007, after giving effect to the four-for-one reverse stock split, there were 250,000 (1,000,000 pre-split) shares available for issuance under the 2007 Plan, which vest as determined by the board of directors, provided that:

  •
  No option granted under the 2007 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of our stock will be exercisable after five years from the date of grant; and

  •
  An option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the board of directors.

              As of October 31, 2007, after giving effect to the four-for-one reverse stock split, we had outstanding under our equity compensation plans options to purchase an aggregate of 1,019,883 (4,079,532 pre-split) shares of common stock, at exercise prices ranging from $1.04 to $12.64 ($0.26 to $3.16 pre-split) per share, and restricted stock grants totaling 137,500 (550,000 pre-split) shares, issued to our employees, officers and directors.

Director Compensation

              We did not pay any compensation to our non-employee directors in 2006. We do not currently have any standard or annual arrangements regarding director compensation. All directors receive reimbursement for out-of-pocket expenses in attending board of directors meetings. We issued no options to our non-employee directors in 2006.

              The following table sets forth the dollar amount of the compensation expense incurred by us for financial statement reporting purposes during the fiscal year ended January 2, 2007 for services rendered by our non-employee directors, without giving effect to our four-for-one reverse stock split, except as otherwise indicated:

Name	Stock Awards ($)	Option Awards ($)		Total ($)
Kevin W. McLeod	—	$11,000	(1)	$11,000
Bradley N. Rotter	—	$14,000	(2)	$14,000
Elizabeth J. Heller(3)	—	—		—
Total	—			$25,000

(1)
Represents the compensation expense incurred by us in the fiscal year ended January 2, 2007 in connection with 100,000 (25,000 post-split) shares of common stock issuable upon exercise of stock options granted to Mr. McLeod under our Equity Incentive Plans. 100,000 (25,000 post-split) shares of restricted stock, with a grant date market value of $122,000, vesting over a two-year period, were issued to Mr. McLeod on April 3, 2007.

(2)
Represents the compensation expense incurred by us in the fiscal year ended January 2, 2007 in connection with 100,000 (25,000 post-split) shares of common stock issuable upon exercise of stock options granted to Mr. Rotter under our Equity Incentive Plans. 100,000 (25,000 post-split) shares of restricted stock, with a grant date market value of $122,000, vesting over a two-year period, were issued to Mr. Rotter on April 3, 2007.

(3)
Ms. Heller was granted 100,000 (25,000 post-split) shares of restricted stock, with a grant date market value of $122,000, vesting over a two-year period, on April 3, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              Except as otherwise indicated, the information set forth in this section does not give effect to the four-for-one reverse stock split effected as of July 26, 2007.

              On June 8, 2007, we sold $960,500 of convertible promissory notes to 16 accredited investors. Among those participating in the transaction were Nolan Bushnell, our Chief Executive Officer, who invested $125,000 and Dennis Nino, the brother-in-law of Nolan Bushnell, who invested $125,000.

              On April 2, 2007, we sold $857,000 of convertible promissory notes to 19 individual accredited investors. Among those participating in the transaction were Peter Wilkniss, our Chief Financial Officer, who invested $25,000, and Dennis Nino, who invested $50,000.

              On October 25, 2006, we entered into a letter agreement with Bradley Rotter, a member of our board of directors, in respect of a promissory note dated April 19, 2006, pursuant to which:

  •
  Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under our April 19, 2006 note into shares of our common stock at a conversion price of $1 per share. Rather than repay this note in cash, we agreed with Mr. Rotter that he would be entitled to receive an additional 20% upon conversion of this note into shares of our common stock. As a result, Mr. Rotter accepted 126,822 (31,706 post-split) shares of our common stock, together with the warrants set forth below, in full and final satisfaction of our obligations under the note; and

  •
  in accordance with the terms of our April 19, 2006 note, we also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 (25,000 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share.

              At the time we converted this note, the market price of our common stock was $1.26. At the time we agreed to issue these warrants, the exercise price was at 15% premium to the $0.30 market price. At the time we issued these warrants, the exercise price was at a 73% discount to the $1.26 market price.

              Certain of our officers and directors, and family members of officers and directors, participated in a private placement transaction we completed on September 18, 2006 on the same terms as the third party investors who participated in the transaction. Peter Wilkniss, our Chief Financial Officer, invested $30,000 in the transaction and received 100,000 (25,000 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 50,000 (12,500 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share.

              Kevin McLeod, a director, invested $45,000 in the transaction and received 150,000 (37,500 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 75,000 (18,750 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Robert Nino, the brother-in-law of Nolan Bushnell, invested $25,000 in the transaction and received 83,333 (20,834 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 41,667 (10,417 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Dan Lindquist, our vice president of operations, invested $55,500 in the transaction and received 185,000 (46,250 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 92,500 (23,125 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Bradley Rotter, a director, invested $150,000 in the transaction and received 500,000 (125,000 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 250,000 (62,500 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Brent Bushnell, the son of Nolan Bushnell, invested $50,000 in the transaction and received 166,667 (41,667 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 83,333 (20,834 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Nancy Bushnell, the wife of Nolan Bushnell, as trustee for the Bushnell Living Trust, invested $50,000 in the transaction and received 166,667 (41,667 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 83,333 (20,834 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. John Kaufman, our director of restaurant operations, invested $12,500 in the transaction and received 41,666 (10,417 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 20,833 (5,209 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Jeffrey Tappan, the husband of Alissa Bushnell, our vice president of public relations and marketing and the daughter of Nolan Bushnell, invested $25,000 in the transaction and received 83,333 (20,834 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 41,667 (10,417 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share.

              In connection with the private placement of our equity securities completed on September 18, 2006, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our vice president of operations, on the same terms as the third party investors who participated in the transaction. Ms. Bushnell received 235,207 (58,802 post-split) shares of our common stock and warrants to purchase 117,603 (29,401 post-split) shares of our common stock at $0.345 ($1.38 post-split) per share, and Mr. Lindquist received 201,667 (50,417 post-split) shares of our common stock and warrants to purchase 100,833 (25,209 post-split) shares of our common stock at $0.345 ($1.38 post-split) per share.

              At the time we initiated the September 18, 2006 private placement transaction (and the related debt conversion) in the beginning of August 2006, the market price of our common stock had consistently been below $0.30 per share since March 2006, and had been as low as $0.21 per share, and continued in that range until August 16, 2006. In the three weeks leading up to the September 8, 2006 closing of the first $804,000 of cash proceeds under this transaction and the Bushnell and Lindquist debt conversions, as discussed above, the closing price of our stock rose from $0.27 to $0.55. On September 8, 2006, when Messrs. Wilkniss, Rotter, Tappan and Lindquist became committed to the transaction, and the Bushnell and Lindquist debt conversions became committed, the $0.345 exercise price of the warrants was at a 37% discount to the $0.55 closing price. On September 18, 2006, when we completed the remainder of this transaction and when the Bushnells, and Messrs. Kaufman, Nino and McLeod became committed to the transaction, the $0.345 exercise price of the warrants was at a 70% discount to the $1.12 closing price.

              On April 19, 2006, we entered into a letter agreement with Mr. Rotter pursuant to which we:

  •
  repaid $100,000 of the principal amount of, together with $10,356 of accrued interest on a $200,000 promissory note dated October 10, 2005;

  •
  issued immediately-exercisable, three-year warrants to Mr. Rotter to purchase 100,000 (25,000 post-split) shares of common stock at an exercise price of $0.345 ($1.38 post-split) per share; and

  •
  issued a new convertible note payable to Mr. Rotter in the amount of $100,000, the unpaid balance of our October 10, 2005 note with Mr. Rotter. This note was due October 19, 2006, accrued interest at 10%, and was convertible, at the option of Mr. Rotter, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, Mr. Rotter was to receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The note was mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to us of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter was to receive additional warrants to purchase 100,000 (25,000 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split).

              The market price of our common stock on April 19, 2006, was $0.30. Consequently, the exercise price of the warrants issued to Mr. Rotter on that date was at a 15% premium to the market price.

              On March 31, 2006, we issued 115,000 (28,750 post-split) shares of common stock, valued at $65,550, based on the closing price of the common stock on the date our board of directors authorized such issuance, to Alissa Bushnell, in payment for public relations services provided to us during 2005.

              Certain of our officers and directors, and family members of officers and directors, participated in a private placement transaction we completed on March 3, 2006 on the same terms as the third party investors who participated in the transaction. Peter Wilkniss, our chief financial officer, invested $30,000 in the transaction and received 100,000 (25,000 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 50,000 (12,500 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Kevin McLeod, a director, invested $100,000 in the transaction and received 333,333 (83,334 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 166,667 (41,667 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Dennis Nino, the brother-in-law of Nolan Bushnell, invested $75,000 in the transaction and received 250,000 (62,500 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 125,000 (31,250 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. Robert Nino, the brother-in-law of Nolan Bushnell, invested $100,000 in the transaction and received 333,333 (83,334 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 166,667 (41,667 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. In addition, Tallac Corp. invested $500,000 in this transaction and received 1,666,667 (416,667 post-split) shares of our common stock and immediately-exercisable, three-year warrants to purchase 833,334 (208,334 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share; by virtue of this investment, Tallac Corp. became a greater than 10% stockholder of our company. There is no relationship between us and Tallac Corp. or John E. Lee, its principal, other than as a stockholder. As of the date of this prospectus, Tallac Corp. is no longer a 10% stockholder.

              At the time we entered into this transaction, the market price of our common stock was $0.21, although the market price had fluctuated between $0.21 and $0.30 in the three weeks prior to the consummation of the transaction, and the exercise price of the warrants was at a 64% premium to the market price.

              We secured an approximately ten-year lease on the location for our first uWink restaurant in Woodland Hills, California. The underlying lease agreement between Nolan Bushnell, in his personal capacity, and Promenade LP, the landlord, is as of February 3, 2006. Effective as of April 10, 2006, we, Mr. Bushnell and Promenade LP entered into an assignment agreement pursuant to which Mr. Bushnell assigned his rights under the lease to us (but without relieving Mr. Bushnell of his liability for the performance of the lease). In connection with this assignment, we agreed with Mr. Bushnell that, should we fail to perform under the lease and Mr. Bushnell becomes obligated under the lease as a result, Mr. Bushnell will have the right to operate the leased premises in order to satisfy his obligations under the lease.

              On October 10, 2005, we issued a $200,000 convertible note payable to Bradley Rotter, a member of our board of directors. The proceeds of this note were used to fund operations. This note was due April 10, 2006, accrued interest at 10% per annum, and was convertible, at the option of Mr. Rotter, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that resulted in gross proceeds to us of at least $3,000,000. Upon conversion, Mr. Rotter was to receive as a conversion bonus additional securities equal to 20% of the aggregate principal value and accrued interest so converted. The note was mandatorily repayable immediately following the consummation of any offering of securities that resulted in gross proceeds to us of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter was to receive warrants to purchase 200,000 shares of our common stock at an exercise price of $0.59 per share.

              On April 19, 2005, Dennis Nino, the brother-in-law of Nolan Bushnell, loaned us an additional $39,000 to be used for operations. This loan, which accrued interest at 6% and was due on demand, was assigned by Mr. Nino to Nancy Bushnell, the wife of Nolan Bushnell, on August 1, 2006, and was converted into shares of our common stock and warrants in connection with our September 18, 2006 equity financing, described below.

              On December 6, 2004, we issued a convertible note to Kevin McLeod, one of our directors, in the amount of $50,000. The proceeds of this note were used to fund operations. This note, which accrued interest at 20%, was converted at $0.30 per share into 200,000 shares of our common stock in December 2005. At the time of conversion, the market price of our common stock was $0.30.

              In December 2004, Dennis Nino, the brother-in-law of Nolan Bushnell, loaned us $117,000 related to the manufacture of SNAP! units in China. In consideration of Mr. Nino's extension of this loan, we paid Mr. Nino an additional $5,000 upon final payment of the note in 2005.

              At various dates in 2004 and 2005, Dan Lindquist, our vice president of operations, loaned us an aggregate of $60,500 to be used for operations. This indebtedness, inclusive of accrued interest of 8% per annum thereon, was converted into shares of our common stock and warrants to purchase our common stock at an exercise price of $0.345 per share in connection with our September 18, 2006 equity financing, as described in more detail above.

              At various dates in 2004, Nancy Bushnell loaned us an aggregate of $47,000 for our operations. Our note evidencing this indebtedness accrued interest at 8% per annum and was due on demand. $26,500 of this note was repaid in 2005. Ms. Bushnell loaned us an additional $3,000 in January and February of 2006. This indebtedness was converted into shares of our common stock and warrants to purchase our common stock at an exercise price of $0.345 per share in connection with our September 18, 2006 equity financing, as described in more detail above.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

              Below is a discussion of our plan of operation for uWink for the next twelve months. Our Management's Discussion and Analysis of our financial condition and results of operations for the second fiscal quarter of 2007 and each of the fiscal years 2006 and 2005, respectively, follow below. Except as otherwise indicated, the information set forth in this section does not give effect to the four-for-one reverse stock split effected as of July 26, 2007.

Plan of Operation—uWink Restaurants

              We are currently developing an entertainment restaurant concept named uWink. As of July 3, 2007, we had generated $1,529,900 of revenue from the uWink restaurant concept.

              We opened our first uWink restaurant in the Westfield Promenade Shopping Center in Woodland Hills, California (Los Angeles area) on October 16, 2006.

              Our growth strategy is to open three to six additional company-owned and/or managed restaurants within the next six to twelve months and to franchise our concept, focusing on multiple-unit area development agreements. We are targeting a mix of one-third company-owned restaurants and two-thirds franchised restaurants. We expect we will also seek to generate additional revenue through the sale of media equipment to franchisees. In addition, we believe that our concept is well suited for specialized locations, including airports and schools, and we are pursuing opportunities in these areas.

              On June 8, 2007, our subsidiary, uWink Franchise Corporation, entered into an area development agreement with OCC Partners, LLC for our first three planned franchised restaurants to be built in Miami-Dade County, Florida, over the next four years.

              We expect that the net proceeds from the sale of our securities in this offering will be sufficient to fund our present level of operations and near-term growth strategy through December 2008. We anticipate that we will need to realize at least $8,000,000 in net proceeds from this offering in order to build out and operate our four new planned company-owned restaurant locations and continue our current level of operations for the next twelve months.

              The following discussion and analysis should be read in conjunction with our consolidated financial statements and related footnotes for our second fiscal quarter of 2007 and each of the fiscal years 2006 and 2005, respectively, included elsewhere in this prospectus.

Critical Accounting Policies and Estimates

              The following discussion is based upon our consolidated financials statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to allowance for doubtful accounts, inventory reserves, and value of our stock and options/warrants issued for services. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Software Development Costs

              Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed". Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins with the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to the completion of all planning, designing, coding and testing activities necessary to establish that the product can be produced to meet its design specifications and certain external factors including, but not limited to, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in our products.

              Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time.

Revenue Recognition

              We recognize revenue related to software licenses in compliance with the American Institute of Certified Public Accountants Statement of Position No. 97-2, "Software Revenue Recognition". Revenue is recognized when we deliver our touchscreen pay-for-play game terminals to our customer and we believe that persuasive evidence of an arrangement exists, the fees are fixed or determinable, and collectibility of payment is probable. Included with the purchase of the touchscreen terminals are licenses to use the games loaded on the terminals. The licenses for the games are in perpetuity, we have no obligation to provide upgrades or enhancements to the customer, and the customer has no right to any other future deliverables. We deliver the requested terminals for a fixed price either under agreements with customers or pursuant to purchase orders received from customers.

              We do not have any contractual obligations to provide post sale support of our products. We do provide such support on a case by case basis and the costs of providing such support are expensed as incurred. We earned no revenue from post sale support during the periods presented.

              Restaurant revenue from food, beverage and merchandise sales is recognized when payment is tendered at the point of sale. Revenue from the sale of gift cards is deferred and recognized upon redemption.

Basis of Presentation

              The accompanying consolidated financial statements, included in this prospectus, have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation as a going concern. We have incurred a net loss of $2,641,057 for the six months ended July 3, 2007 and a net loss of $10,361,065 for the year ended January 2, 2007. As of July 3, 2007, we had an accumulated deficit of $37,774,672 and a net working capital deficiency $2,890,466. Working capital represents our current assets minus our current liabilities and is related to our ability to pay short term debt as it becomes due. As of January 2,

2007, we had a net working capital deficiency of $1,303,820. We have incurred net losses of $3,239,557 and $4,761,682 for the years ended December 31, 2005 and 2004, respectively, and had a net working capital deficiency of $1,248,178 and $633,276 as of December 31, 2005 and 2004, respectively.

              These conditions raise substantial doubt as to our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

              In 2006, with the commencement of restaurant operations, we adopted a 52/53-week fiscal year ending on the Tuesday closest to December 31st, and fiscal quarters ending on the Tuesday closest to March 31, June 30 and September 30, as applicable, for financial reporting purposes. As a result, our 2006 fiscal year ended on January 2, 2007, our fiscal first quarter 2007 ended on April 3, 2007 and our fiscal second quarter 2007 ended on July 3, 2007. For purposes of the following discussion, the three and six month periods ended July 3, 2007 and June 30, 2006 are sometimes referred to as fiscal quarters and the twelve month periods ended January 2, 2007 and December 31, 2005 are sometimes referred to as fiscal years.

Results of Operations

Fiscal second quarter 2007 compared with fiscal second quarter 2006.

              Net sales for the three and six months ended July 3, 2007 increased by $659,011 and $1,187,518 (1,104% and 1,080%) to $718,694 and $1,297,570, from $59,683 and $110,052, respectively, for the same periods in 2006. In 2006, we wound down our SNAP! and Bear Shop manufacturing and sales operations and repositioned ourselves as an entertainment restaurant company. Revenue from our first restaurant, which opened on October 16, 2006, amounted to $1,239,972 (96% of total revenue) for the six months ended July 3, 2007. There was no revenue associated with our entertainment restaurant operations for the six months ended June 30, 2006. The other revenue for the six month period ended July 3, 2007 of $57,598 was generated through $20,000 of non-refundable franchise area development fees paid to us upon execution of our franchise area development agreement with OCC Partners; $2,000 of non-refundable franchise application fees; $14,000 of licensing revenue under our agreement with SNAP Leisure LLC; and the liquidation of $21,598 of our remaining SNAP! and Bear Shop inventories. 2006 revenue reflects the liquidation of part of our remaining SNAP! and Bear Shop inventories. In addition, we generated licensing revenue of $12,400 (11.3% of total revenue) in the first six months of 2006 from the licensing of some of our games to Mondobox LLC.

              Cost of sales for the three and six month periods ended July 3, 2007 totaled $205,776 and $403,905, compared to $107,955 and $142,123 for same periods in 2006, representing an increase of $97,821 and $261,782 (91% and 184%), respectively. Cost of sales for our restaurant amounted to $394,120 (31.7% of restaurant revenue) in the six months ending July 3, 2007. As our restaurant matures and we continue to optimize our menu and menu cost structure and generate a greater percentage of media revenue, we expect that our restaurant cost of sales will drop to the 25%-27% (of restaurant revenue) range.

              Non-restaurant cost of sales amounted to $9,785 for the first six months of 2007, as compared to $142,123 for the first six months of 2006. The decrease in non-restaurant cost of sales is attributable to lower SNAP! and Bear Shop sales volume resulting from our decision to wind down our SNAP! and Bear Shop operations. In addition, we sold 16 Bear Shop machines in the first six months of 2007 for $16,000. There was no cost of sales associated with these machines, as they had been fully reserved for in prior periods. As a result, our non-restaurant gross margin was 83% for the first six months of 2007. During the six months ended June 30, 2006, we wrote off $66,398 of uncollectible advances to suppliers to cost of good sold, resulting in negative gross profit of $32,071 for the six months ended June 30, 2006.

              Selling, general and administrative expenses for the three and six months ended July 3, 2007 totaled $1,885,770 and $3,544,655, compared to $791,058 and $1,182,869 for the three and six months ended June 30, 2006, representing an increase of $1,094,712 and $2,361,786 (138% and 200%), respectively.

              The increase in SG&A for the first six months of 2007 is attributable to $833,033 of restaurant SG&A in 2007 (including restaurant salary and benefits expense of $530,006); higher corporate salary expense ($931,611 in 2007 as compared to $341,163 in 2006); increased engineering consulting expense ($158,013 in 2007 versus $59,975 in 2006); higher legal, accounting and other professional expense ($357,542 in 2007 versus $162,157 in 2006); higher depreciation and amortization expense ($162,988 in 2007 versus $5,234 in 2006); and higher nominal stock option expense in 2007 resulting from the continued amortization of fair value expense of options issued prior to 2007, coupled with the recording of expense relating to the increased issuance of employee options in 2006 ($716,481 of expense for the second quarter of 2007 versus $231,957 of expense for the second quarter of 2006).

              As a result, our loss from operations for the three and six months ended July 3, 2007 was $1,372,852 and $2,650,990, compared to a loss of $839,331 and $1,214,940 for the three and six months ended June 30, 2006, representing an increase of $533,521 and $1,436,050 (64% and 118%), respectively.

              Total other income for the three and six months ended July 3, 2007 was $23,342 and $11,312, compared to other income of $130,748 and expense of $399,444 for the same periods in 2006, representing a decrease in expense for the first six months of 2007 of $410,756 (103%). This decrease was primarily attributable to the non-recurrence in 2007 of $345,684 of expense relating to the issuance of financing warrants in the first six months of 2006 coupled with $58,076 of gain on settlement of debt income recorded in 2007 resulting from the settlement at a discount of accounts payable owing to outside law firms.

              As a result, our net loss for the three and six months ended July 3, 2007 totaled $1,349,510 and $2,641,057, compared to a net loss of $708,583 and $1,614,384 for the same periods in 2006, representing an increase of $640,927 and $1,026,673 (91% and 64%), respectively.

Fiscal year 2006 compared with fiscal year 2005.

              Net sales for the year 2006 were $450,149, compared to $682,604 for the year 2005, representing a decrease of $232,455 (34%). The decrease in revenue is largely attributable to our decision to wind down our SNAP! and Bear Shop manufacturing and sales operations and reposition ourselves as an entertainment restaurant company. Revenue from our first restaurant, which opened on October 16, 2006, amounted to $289,929 (64% of total 2006 revenue) for the period beginning on October 16, 2006 and ending on January 2, 2007.

              In addition, we generated licensing revenue of $46,800 (10.4% of total revenue) in 2006. Of this, $27,200 was licensing fees from the sale of SNAP machines by SNAP Leisure LLC under our license agreement with SNAP Leisure and $19,600 was licensing fees for some of our games from Mondobox LLC. In 2005, we generated $100,000 (15% of total 2005 revenue) from the licensing of some of our games to Bluetorch Games. This agreement had a one year term and, accordingly, we recorded licensing revenue of $25,000 per quarter in 2005.

              The remaining revenue of $113,420 generated during 2006 largely reflects the liquidation of part of our remaining SNAP! and Bear Shop inventories. In 2005, we generated non-licensing revenue of $582,604, largely from the sale of approximately 200 SNAP! units and 11 Bear Shop units. In 2005, SNAP! sales comprised 78% of our total sales and Bear Shop units 9%.

              Cost of sales for the year, 2006 totaled $249,248, compared to $540,974 for the year 2005, representing a decrease of $291,726 (54%). Cost of sales for our restaurant amounted to $99,728 (34% of restaurant revenue) in 2006. As our restaurant matures and we optimize our menu and menu cost structure, we expect that our restaurant cost of sales will drop to the 23%-26% (of restaurant revenue) range.

              The decrease in non-restaurant cost of sales is attributable to lower SNAP! and Bear Shop sales volume resulting from our decision to wind down our SNAP! and Bear Shop operations. In addition, we wrote off $66,398 of uncollectible advances to suppliers to cost of goods sold in 2006. As a result, our non-restaurant gross margin was 6.7% in 2006, as compared to 21% in 2005.

              Selling, general and administrative expenses for the year 2006 totaled $3,690,921, compared to $2,823,044 for the year, representing an increase of $867,877 (23.5%).

              The increase in SG&A is attributable to $572,282 of restaurant SG&A in 2006, higher salary expense ($945,678 in 2006 as compared to $587,000 in 2005), increased engineering consulting expense ($315,000 in 2006 versus $152,000 in 2005) and $180,000 of pre-opening expenses relating to our first restaurant in 2006, together with higher legal and accounting expense ($295,559 in 2006 versus $129,330 in 2005), higher nominal stock option expense in 2006 resulting from the expensing of options granted to employees based on the fair market value of the options ($499,548 of expense in 2006 versus $97,667 of expense in 2005). In 2005, we recorded expense only for those options that were issued at an exercise price below the closing price of the stock on the date of grant. These increases were partially offset by an approximately $980,000 reduction in financial consulting expense from $995,351 in 2005 to $14,750 in 2006. In 2005 we issued in excess of $800,000 worth of shares of our common stock in exchange for outside investor relations and financial consulting services.

              We incurred no expense for research and development during the year 2006, compared to $151,542 for the year 2005, representing a decrease of $151,542 (100%). Research and development expense decreased as a result of our decision to halt SNAP! and Bear Shop related research and development in 2005.

              Impairment loss fell to $0 in 2006 from $203,125 in 2005. In 2005, we amortized $84,403 and impaired $116,794 in capitalized software development costs and we depreciated $23,928 and impaired $86,332 in SNAP! tooling, moulds and dyes, as a result of our decision to wind down our SNAP! and Bear Shop operations.

              As a result, our loss from operations for the year 2006 was $3,490,020, compared to $3,036,081 for the year 2005. As a result, our loss from operations for the year 2006 was $3,490,020, compared to $3,036,081 for the year 2005, representing an increase of $453,939 (15%).

              Total other expense for 2006 was $6,871,045, compared to $201,874 in 2005, representing an increase of $6,669,171 (330%). This increase was primarily attributable to $6,583,902 of expense relating to the issuance of financing warrants in the first three quarters of 2006 and $151,111 of expense relating to the conversion of debt and accounts payable into common stock at conversion prices lower than the market price on the date of conversion. In particular, we recorded a conversion loss of $111,127 on the conversion of $217,240 in debt, plus an additional $43,448 reflecting a 20% conversion incentive, into 260,688 shares of common stock at $1.00 per share, when the closing price of our common stock was $1.26. In addition, we recorded a conversion loss of $39,884 on the conversion of $85,810 accounts payable into 60,430 shares of common stock at $1.42 per share, when the closing price of our common stock was $2.08.

              Moreover, interest expense increased by $22,008 from $154,326 in 2005 to $176,334 in 2006. While we generally reduced interest accruals in 2006 in line with our reduced debt levels, we booked $132,950 of interest expense in 2006 relating to our issuance of 200,000 immediately-exercisable, three-year warrants to Bradley Rotter, a director, at an exercise price of $0.345 in connection with the repayment of a $200,000 convertible note. The fair value of the warrants of $132,950 was calculated using the Black Scholes option pricing model and was accounted for as interest expense. In addition, gain on forgiveness of debt income rose from $20,156 in 2005 to $42,465 in 2006. In 2006, we settled in our favor a dispute over a $36,000 payable with our former auditors, Stonefield Josephson.

              As a result, our net loss for 2006 totaled $10,361,065, compared to a net loss of $3,239,557 for 2005, representing an increase of $7,121,508 (220%).

Liquidity and Capital Resources

              As of July 3, 2007, our cash position was $415,797 and we had negative working capital of $2,890,466. Working capital represents our current assets minus our current liabilities and is related to our ability to pay short term debt as it becomes due. On April 3, 2007 and June 8, 2007 we sold $857,000 and $960,500, respectively, of convertible promissory notes, the proceeds of which will be used for working capital.

              Our debt at July 3, 2007 consisted of the following:

              A $18,885 loan payable to our former Vice President of Marketing issued on various dates in 2004 and 2005, 10% interest secured by certain inventory and receivables, due November 14, 2007. On May 14, 2007, we amended the terms of this note to: reduce the interest rate from 12% to 10%; extend the term from February 15, 2007 to November 14, 2007; prohibit prepayments on the note; and make the principal and accrued interest outstanding under the note convertible, at the option of the holder, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, the holder will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted. Accrued interest of $98,466 outstanding on this note as of July 3, 2007 is included under accrued expenses on the balance sheet as of July 3, 2007. During the six month period ended July 3, 2007, we repaid $14,400 of this note in cash and credited $14,000 in receivables due from the holder against the principal balance of the note.

              $1,492,500 of convertible notes in favor of 29 accredited investors with maturity dates ranging from August 12, 2007 to December 8, 2007. The maturity date of notes originally due prior to the date of this prospectus have been extended with the consent of the holders. The notes accrue interest at 10%, are secured by our assets, and are convertible, at the option of the holder, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds of at least $3,000,000. Upon conversion, the holder will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

              Two convertible notes payable to Mr. Dennis Nino, brother-in-law of our CEO, totaling $175,000. A $50,000 note is due August 28, 2007 and a $125,000 note is due December 8, 2007. The maturity date of the August 28th note has been extended with the consent of the holder. Each note accrues interest at 10%, is secured by our assets, and is convertible, at the option of Mr. Nino, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, Mr. Nino will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

              A $125,000 convertible note payable to our CEO, Nolan Bushnell. The note is due December 8, 2007 and accrues interest at 10%, is secured by our assets, and is convertible, at the option of Mr. Bushnell, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, Mr. Bushnell will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

              A $25,000 convertible note payable to our CFO, Peter Wilkniss. The note is due October 10, 2007 and accrues interest at 10%, is secured by our assets, and is convertible, at the option of Mr. Wilkniss, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. The maturity date of this note has been extended with the consent of the holder. Upon conversion, Mr. Wilkniss will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

              As of the date of this prospectus, we are not in default on any material debt obligation.

              As of the date of this prospectus, we do not have any material commitments for capital expenditures. On June 4, 2007, we and the landlord entered into a definitive lease agreement for our new restaurant location at the Howard Hughes Center. We anticipate that we will expend approximately $2 million (net of landlord tenant improvement allowances) to build out this 9,300 square foot location, but have not yet entered into any definitive agreements to commence this process.

              We expect, without taking into account any proceeds from this offering, that we can currently satisfy our cash requirements for the next one to two months. We will require at least $8,000,000 in net proceeds from this offering in order to build out and operate our four new planned company-owned locations and to continue our current level of operations for the next twelve months. Proceeds from this offering, assuming that this offering is fully subscribed, will be used to build out our four new restaurant locations and to open up to three or four additional company-owned restaurants as our available cash permits. If this offering is not fully subscribed and we receive less than the anticipated amount under this offering, we intend to use the available proceeds to build out and operate the new Hollywood & Highland and Mountain View locations, which, together with our Woodland Hills location, should lead to corporate cash flow breakeven once the restaurants mature over the next 18 months.

              We expect to need to raise additional amounts of capital through the sale of our equity or debt securities within the next one to two months because we do not expect to have sufficient funds following that time period to fund our corporate overhead and expenses and growth; and we do not expect the cash flow from our first restaurant location to be sufficient to cover our corporate overhead and expenses. As of the date of this prospectus, we have no commitments for the sale of our securities nor can we assure you that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, our ability to finance our operations and growth will be materially adversely.

Sources of cash

              Since January 1, 2005, we have financed our operations principally by issuing common stock for services, collecting accounts receivable and selling inventory and through the private sale of our common stock and convertible promissory notes.

              In March 2006, we raised aggregate net proceeds of $1,425,000 from a private placement of our equity securities. We raised an additional $32,500 of aggregate net proceeds in May and June 2006, also from a private placement of our equity securities. In September 2006, we raised aggregate net cash proceeds of $1,500,400 from a private placement of our equity securities. In April, 2007, we sold $857,000 of convertible promissory notes to 19 accredited individual investors. In June 2007, we sold $960,500 of convertible promissory notes to 16 accredited investors. We used the net proceeds from these private placements to fund capital expenditures, and provide the operating capital, required to open our first restaurant, as well as for general working capital purposes. Each of these transactions is described in more detail below.

              On March 3, 2006, we raised gross proceeds of $1,500,000 from the private placement of 5,000,000 (1,250,000 post-split) shares of our common stock to 22 investors. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,000 (625,000 post-split) shares of our common stock priced at $0.345 ($1.38 post-split) per share. Merriman Curhan Ford & Co., which acted as sole placement agent for this transaction, was paid a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 (112,500 post-split) immediately-exercisable, three-year warrants to purchase shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share.

              On May 9, 2006 and June 12, 2006, we sold a total of 108,333 (27,084 post-split) shares of our common stock to two investors for gross proceeds of $32,500. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 54,167 (13,542 post-split) shares of common stock at an exercise price of $0.345 ($1.38 post-split) per share.

              On September 18, 2006, we completed the sale of a total of 5,001,333 (1,250,334 post-split) shares of our common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 (625,167 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share. In addition, we converted $70,562 of indebtedness and accrued interest due to Nancy Bushnell, the wife of Nolan Bushnell, our chief executive officer, and $60,500 of indebtedness due to Dan Lindquist, our vice president of operations, into shares of our common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 (58,802 post-split) shares of our common stock and warrants to purchase 117,603 (29,401 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share, and Mr. Lindquist received 201,667 (50,417 post-split) shares of our common stock and warrants to purchase 100,833 (25,209 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share.

              On April 2, 2007, we sold $857,000 of convertible promissory notes to 19 individual accredited investors. On June 8, 2007, we sold $960,500 of convertible promissory notes to 16 individual accredited investors. We are using the proceeds from these transactions for working capital purposes.

              Each of these sale transactions was made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

              On September 8, 2005 we issued a $100,000 convertible promissory note to Dr. William Hines due September 8, 2007. This note included a provision that entitled Dr. Hines to receive an additional 20% of the principal and accrued interest on the note in shares of our common stock upon conversion of the note into any offering of our securities that resulted in gross proceeds to us of at least $3,000,000. On October 26, 2006, we entered into a letter agreement with Dr. William Hines in respect of this note pursuant to which Dr. Hines agreed to convert this note, together with $11,555 in accrued interest thereon, into shares of our common stock at a conversion price of $1 per share.

              While Dr. Hines' note was not yet due, we believed it advantageous to us to remove this indebtedness from our balance sheet, particularly as this note was secured by our assets. As a result, we agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of his note into shares of our common stock even though the conversion was not in connection with the required offering of our securities. As a result, the total amount converted was $133,866, resulting in the issuance of 133,866 (33,467 post-split) shares of our common stock to Dr. Hines in satisfaction of his note.

              On October 25, 2006, we entered into a letter agreement with Bradley Rotter, a member of our board of directors, pursuant to which he agreed to convert our $100,000 note that matured on October 19, 2006, together with $5,685 in accrued interest thereon, into shares of our common stock at a conversion price of $1 per share. Under the note, Mr. Rotter was further entitled to receive an additional 20% of the outstanding principal and interest in shares of our common stock upon conversion of the note into any offering of our securities that resulted in gross proceeds to us of at least $3,000,000.

              Rather than repay this note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon conversion of this note into shares of our common stock even though the conversion was not in connection with the required offering of our securities. As a result, the total amount converted was $126,682, resulting in the issuance of 126,822 (31,706 post-split) shares of our common stock to Mr. Rotter.

              In accordance with the terms of the note, we also agreed to issue Mr. Rotter three-year, immediately-exercisable warrants to purchase 100,000 (25,000 post-split) shares of our common stock at an exercise price of $0.345 ($1.38 post-split) per share.

Cash position and sources and use of cash

              Our cash and cash equivalents position as of July 3, 2007 was $415,797.

              On April 2, 2007, we completed the sale of $857,000 of convertible promissory notes to 19 accredited individual investors ($25,000 of these proceeds were received on April 10, 2007). On June 8, 2007, we completed the sale of $960,500 of convertible promissory notes to 16 individual accredited investors. We are using the proceeds from these transactions for working capital purposes.

              During the six months ended July 3, 2007, net cash used in operations was $1,624,508, compared to a use of cash of $520,588 for the six months ended June 30, 2006.

              Our major uses of cash in operations in the first six months of 2007 were to pay cash employee compensation and benefits of approximately $1.4 million, cash non-salary restaurant operating expenses of $303,027 and cash rent expense of $170,985. The non-cash transactions that reduced cash used in operations relative to our net loss included: $716,481 of non-cash expense relating to employee stock options and restricted stock, $162,988 of depreciation and amortization expense, an increase in accrued expenses of $120,808 and an increase in our accrued payroll of $66,300.

              Our major uses of cash in operations in the first six months of 2006 were to pay cash employee compensation of approximately $341,163 and cash rent expense of approximately $84,681. Our major source of operating cash during the first six months of 2006 was the sale of $111,331 worth of inventory. The non-cash transactions that reduced cash used in operations relative to our net loss included: $345,684 of non-cash expense related to the expensing of the fair value of financing warrants issued in the first two quarters of 2006; $231,957 of non-cash expense relating to employee stock options; an increase in our accrued payroll of $123,415; and the write off to cost of goods sold of $66,398 of uncollectible advances to suppliers.

              During the six months ended July 3, 2007, we used $126,874 in our investing activities, largely related to equipping the outside patio area of our Woodland Hills, CA restaurant, computer hardware purchases and expense relating to new restaurant construction. During the six months ended June 30, 2006, we used $196,141 in our investing activities, largely reflecting capital expenditures relating to the construction of our Woodland Hills, CA restaurant.

              During the six months ended July 3, 2007, our financing activities provided cash in the amount of $2,112,173, as compared to providing cash of $1,203,602 for the six months ended June 30, 2006. Net proceeds from debt issuance amounted to $1,780,580 in the first six months of 2007, largely due to the sale of $1,817,500 of convertible notes to 31 investors (including $175,000 from the brother-in-law of our CEO, $125,000 from our CEO and $25,000 from our CFO), as compared to net repayment of $247,000 in the first six months of 2006. In addition, we received cash proceeds of $331,593 from the exercise of warrants and options in the first six months of 2007. Other than proceeds from option and warrant exercises, we received no proceeds from the issuance of common stock to investors in the first six months of 2007, compared to net proceeds of $1,450,602 in the first six months of 2006.

              During the year 2006, net cash used in operations was $1,944,172, as compared to $514,087 for the year 2005.

              Our net loss for the year 2006 was $10,361,065, but, due to a number of non-cash transactions reflected largely in our selling, general and administrative and other expenses, we used $1,944,172 in cash for operations. Our major uses of cash in operations were to pay cash employee compensation of approximately $1,282,032 (including $945,678 of corporate salary expense and $336,354 of restaurant salary expense); cash payments to outside engineering contractors of approximately $315,000; cash rent expense of approximately $177,028 (including $113,196 of corporate rent and $63,832 of restaurant rent expense); $180,000 of "pre-opening" expenses for our first restaurant; and approximately $200,000 of outside auditor, legal counsel and SEC filing fees. The major source of operating cash during the period was the sale of inventory valued at approximately $115,000. The non-cash transactions that reduced cash used in operations relative to our net loss included: $6,583,902 of non-cash expense related to the expensing of the fair value of financing warrants issued during 2006; $132,950 of non-cash expense reflecting the fair value of warrants issued in connection with the repayment of debt; $151,111 of non-cash expense relating to the conversion into stock of debt and accounts payable; $499,548 of non-cash expense relating to employee stock options, the write off to cost of goods sold of $66,000 of uncollectible inventory deposits, the use of $481,240 worth of shares of common stock to pay for services and payroll; and an increase in our accounts payable of $96,934.

              We spent approximately $1,000,000 to build out and equip the Woodland Hills location for our first restaurant, including approximately $400,000 on leasehold improvements; $375,000 on technology, furniture and fixtures; $150,000 on certain "pre-opening" expenses (including staffing, staff training and menu development costs and initial inventory); and $75,000 on licenses. To staff the restaurant, we have hired an executive chef, six managers and sixty-four full time and part time non-managerial restaurant staff.

              During the year 2006, we used $1,002,864 in our investing activities, as compared to generating $612,400 in 2005. In 2006, we invested in computers, third-party software, construction costs and other equipment relating our restaurant operations, including the build out of the Woodland Hills location for our first restaurant. In 2005, we invested only $2,600 in plant, property and equipment, in line with our reduced levels of staffing and operations during that period. In December 2004, we invested $615,000 in a deposit related to our pursuit of the assets of Sega Gameworks out of bankruptcy. We liquidated this deposit during the first three months of 2005, resulting in net positive cash from investing activities of $612,400 for 2005. In December 2004, we made a bid to acquire the assets of Sega Gameworks out of bankruptcy. In connection with that bid, we borrowed $615,000 to fund the payment of an earnest money deposit required by the bankruptcy court. After SS Entertainment USA, a subsidiary of Sega Corporation, was determined to be the winning bidder, this deposit was returned to us in the first quarter of 2005 and we used those funds to repay the $615,000 in loans.

              During 2006, our financing activities provided cash in the amount of $2,978,282 as compared to using cash of $131,896 in 2005. The increase is primarily due to a $2,582,498 increase in net proceeds from the issuance of common stock in 2006 as compared to 2005; $279,485 in proceeds from warrant and options exercises in 2006; and lower levels of cash debt repayment in 2006, as compared to 2005. In 2006, we repaid $152,100 of loans to unrelated parties and made net repayment of $100,000 on amounts due to related parties. In 2005, we made net repayment of debt of $646,295, resulting from the cash repayment in 2005 of $615,000 of short-term debt instruments issued in 2004 to support our pursuit of the assets of Sega Gameworks out of bankruptcy and the cash repayment of $131,295 of debt from our former Vice President of Operations used in 2004 to fund SNAP! production; partially offset by cash proceeds from the issuance of a $100,000 note. In addition, we received net proceeds from advances from related parties of $146,000. In October 2005, we issued a $200,000, 6 month convertible note to Mr. Bradley Rotter, a member of our board of directors, which was partially offset by the repayment in 2005 of advances received from related parties for the production of SNAP! units in China in 2004.

Off-balance sheet arrangements

              We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Quantitative and qualitative disclosure about market risk

              We believe that we do not have any material exposure to interest rate or commodity risks. We do not own any derivative instruments and do not engage in any hedging transactions.

Comprehensive income or loss

              We have no components of other comprehensive income or loss, and accordingly, net loss equals comprehensive loss for all periods presented.

Earnings per share

              We report earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of shares of common stock available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential shares of common stock had been issued and if the additional shares of common stock were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common stock would have an anti-dilutive effect.

              The issuable common stock underlying the following securities has been excluded from the computation of diluted net loss per share for each of the fiscal first six months of 2007 and 2006 because the effect would have been anti-dilutive, as illustrated in the following table (giving effect to the four-for-one reverse stock split):

	2007	2006
Stock options issued to employees	327,880	691,183
Warrants issued to consultants and finders	5,545	80,756
Warrants issued for financing	442,778	1,284,120

	776,203	2,056,059

              The issuable common stock underlying the following securities has been excluded from the computation of diluted net loss per share for each of the fiscal years 2006 and 2005 because the effect would have been anti-dilutive, as illustrated in the following table (without giving effect to the four-for-one reverse stock split):

	2006	2005
Shares to be issued upon conversion of bridge loans/convertible notes	—	500,012
Stock options issued to employees	360,185	2,400,411
Warrants granted to consultants and finders	7,921	568,814
Warrants granted for financing	1,268,062	1,866,523

	1,636,168	5,335,760

Stock Compensation

              We adopted SFAS No. 123 (Revised 2004), SHARE BASED PAYMENT ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

              Primarily as a result of adopting SFAS No. 123R, we recognized $716,481 in share-based compensation expense for the six months ended July 3, 2007 and $499,548 in share-based compensation expense for our 2006 fiscal year. The impact of this share-based compensation expense on our basic and diluted earnings per share was $0.11 per share for the first six months of 2007 and $0.03 per share for the fiscal year 2006. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

PRINCIPAL SECURITYHOLDERS

              The following table sets forth, as of October 31, 2007, and giving effect to our four-for-one reverse stock split as of July 26, 2007: (a) the names of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned; and (b) the names of each director, executive officer and significant employee, the number of shares of common stock beneficially owned and the percentage of our common stock so owned, by each such person, and by all directors, executive officers and significant employees as a group. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated.

              As of October 31, 2007, we had a total of 6,527,581 shares of common stock issued and outstanding (after giving effect to our four-for-one reverse stock split as of July 26, 2007), which is the only issued and outstanding voting equity security of our company.

              As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect of security through any contract, arrangement, understanding, or relationship or otherwise, subject to community property laws where applicable.

Name and address of beneficial owner	Number of shares	Percent of class(1)
Nolan K. Bushnell(2)(3)	734,225	10.9%
John S. Kaufman(2)(8)	62,258	1.0%
Peter F. Wilkniss(2)(4)	137,502	2.1%
Kevin W. McLeod(2)(5)	328,457	4.9%
Bradley N. Rotter(2)(6)	290,039	4.3%
Elizabeth J. Heller(2)(7)	25,000	**
All officers, directors and significant employees as a group (6 persons)	1,577,481	24.1%

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of options or warrants or other convertible securities.

**
Less than one percent

(1)
The determination of percentage ownerships is based on a total of 6,527,581 shares of common stock issued and outstanding (after giving effect to our four-for-one reverse stock split as of July 26, 2007), and does not include shares issuable upon the exercise of stock options and shares of restricted stock that have been or may be granted under our equity incentive plans or shares that may be issued upon conversion of outstanding convertible notes.

(2)
Address is 16106 Hart Street, Van Nuys, California 91406.

(3)
Includes 491,081 shares held by the Bushnell Living Trust, 44,359 shares held by the Nolan K. Bushnell Insurance Trust, 50,234 shares issuable upon exercise of warrants held by the Bushnell Living Trust, 90,347 shares issuable upon exercise of stock options held by Mr. Bushnell, 54,036 shares issuable upon exercise of stock options held by Nancy Bushnell, wife of Mr. Bushnell, and 4,168 shares of restricted stock held by Mr. Bushnell.

(4)
Includes 75,000 shares held by Mr. Wilkniss, 58,334 shares issuable upon exercise of stock options held by Mr. Wilkniss, and 4,168 shares of restricted stock held by Mr. Wilkniss.

(5)
Includes 233,320 shares held by Mr. McLeod, 72,914 shares issuable upon exercise of warrants held by Mr. McLeod, 15,973 shares issuable upon exercise of stock options held by Mr. McLeod, and 6,250 shares of restricted stock held by Mr. McLeod.

(6)
Includes 181,706 shares held by Mr. Rotter, 87,500 shares issuable upon exercise of warrants held by Mr. Rotter, 14,583 shares issuable upon exercise of stock options held by Mr. Rotter, and 6,250 shares of restricted stock held by Mr. Rotter.

(7)
Includes 12,500 shares held by Ms. Heller, 6,250 shares issuable upon exercise of warrants held by Ms. Heller and 6,250 shares of restricted stock held by Ms. Heller.

(8)
Includes 33,092 shares held by JSK Management, over which Mr. Kaufman has voting and dispositive control, 10,417 shares held by Mr. Kaufman, 5,208 shares issuable upon exercise of warrants held by Mr. Kaufman, 12,500 shares issuable upon exercise of stock options held by Mr. Kaufman and 1,041 shares of restricted stock held by Mr. Kaufman.

DESCRIPTION OF SECURITIES

              At a special meeting of the holders of common stock held on July 23, 2007, our stockholders approved our reincorporation in the state of Delaware, a four-for-one reverse stock split, and an increase in the number of shares of our common stock that we are authorized to issue from 50,000,000 (12,500,000 on a post-split basis) to 100,000,000 (25,000,000 on a post-split basis). Unless otherwise indicated, information in this section gives effect to the above-described actions, including our reincorporation under the laws of the state of Delaware, the four-for-one reverse stock split and the increase in our authorized common stock.

General

              Under our articles of incorporation, our authorized capital stock consists of 25,000,000, shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock.

Common Stock

              We are authorized to issue 25,000,000 shares of common, of which, as of October 31, 2007, 6,527,581 shares were issued and outstanding and held by 567 record holders.

              Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the certificate of incorporation and certain mergers and reorganizations), in which cases Delaware law requires the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Preferred Stock

              We are authorized to issue 5,000,000 shares of preferred stock, of which, as of October 31, 2007, no shares have been designated or are issued and outstanding. Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to that of the common stock. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock.

Warrants

Warrants issued prior to this offering.

              We have issued warrants to purchase shares of our common stock to investors and investment bankers in several prior transactions discussed elsewhere in this prospectus. As of October 31, 2007, we have issued warrants that entitle the holders to purchase an aggregate of

1,759,349 shares of common stock at exercise prices ranging from $1.38 to $36.00 per share, with a weighted average exercise price of $4.12.

Warrants to be issued as part of this offering.

              The warrants offered in this offering will be issued pursuant to a subscription agreement between each of the investors and us. You should review a copy of the subscription agreement and the form of warrant, which is attached thereto, and which will be filed as an exhibit to an amendment to the registration statement filed with the SEC in connection with this offering or as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the warrants.

              Each warrant represents the right to purchase up to            shares of common stock at an exercise price equal to $            per share, subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this offering through and including the fifth anniversary of the closing date.

              The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property or we consummate a sale of substantially all of our assets, then, following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.

              No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock. A warrant may be transferred by a holder without our consent, upon surrender of the warrant to us, properly endorsed (by the holder executing an assignment in the form attached to the warrant). The warrants will not be listed on any securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

              We have agreed to issue the placement agents warrants to purchase common stock in an amount equal to 3% of the number of shares of common stock purchased in this offering, inclusive of those shares of common stock issuable upon exercise of the warrants comprising a portion of this offering.

Stock Options and Restricted Stock

              As of October 31, 2007, we have options outstanding to purchase an aggregate 1,019,883 shares of our common stock, which generally vest pro-rata over 36 months, with exercise prices ranging from $1.04 to $12.64 per share, with a weighted average exercise price of $3.93.

              As of October 31, 2007, we have outstanding an aggregate 137,500 shares of restricted common stock, which vest over periods ranging from 24 to 36 months, with a grant date weighted average fair value of $5.04.

Convertible Notes

              We have issued $1,944,785 in aggregate principal amount of promissory notes convertible into an aggregate of approximately 960,000 units being issued (assuming for purposes of this section, conversion of all outstanding notes at the market price of our common stock as of October 31, 2007), assuming this offering is subscribed in excess of $3,000,000, in several transactions described elsewhere in this prospectus. In general, the notes are secured by our assets, have maturity dates ranging from August 2007 to November 2007, accrue interest at 10% and are convertible, at the option of the holder, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, the holder will receive, as a conversion incentive, additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The maturity dates of notes due prior to the date of this prospectus have been extended with the consent of the holders.

Transfer Agent

              The co-transfer agents for our securities are X-Clearing Corporation, 535 Sixteenth Street Mall, Suite 810, Denver, Colorado 80202, and Continental Stock & Transfer Company, 17 Battery Place, New York, NY 10004. Continental Stock & Transfer will effect all electronic transfers of our listed securities.

SHARES ELIGIBLE FOR FUTURE SALE

              Immediately after this offering, we will have [            ] shares of common stock outstanding assuming the maximum amount of units is sold. All of these shares will be freely tradable without restriction or further registration under the Securities Act, with the exception of 212,415 (848,579 pre-split) shares issued over the last twelve months that are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering and have not been registered for resale. These restricted shares will become eligible for resale under Rule 144 following this offering. Of these restricted shares, 56,250 (225,000 pre-split) shares were issued to our officers and directors and will be subject to the lock-ups described below under the section entitled "Lock-ups".

              We have issued approximately $2 million in principal amount of promissory notes that may be converted into the same securities being sold in this offering, assuming the proceeds hereof are at least $3 million, in several transactions described elsewhere in this prospectus. Assuming conversion of all outstanding convertible notes at the market price as of October 31, 2007, we will be obligated to issue an additional 960,000 of the units being offered hereunder. We intend to register the common stock into which these notes may be converted concurrently with the registration of the units being offered hereunder. Certain holders of these notes will be subject to the lock-ups described below under the section entitled "Lock-ups".

Rule 144

              In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal [            ] shares of common stock immediately after this offering; and

  •
  if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

              Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

              Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Lock-ups

              We will not permit or cause a private or public sale or private or public offering of any of our securities (in any manner, including pursuant to Rule 144 under the Act) owned or to be owned of record, or beneficially by any of our officers, directors or a certain stockholder, or by any family member or affiliate of any of the foregoing persons who own stock, or by any option holder who would have the ability to sell the shares underlying his option under Rule 701 under the Act, or by certain holders of our convertible promissory notes for a period of 180 days, in the case of our officers and directors, and 90 days, in the case of the certain stockholder and certain holders of our convertible promissory notes, following the date of this prospectus. Each of our officers, directors, the certain stockholder and the certain noteholders, collectively, our Insiders, has agreed to execute an agreement with the placement agents regarding such restrictions.

PLAN OF DISTRIBUTION

              Pursuant to a placement agent agreement, to be entered into prior to the closing of this offering between us and Merriman Curhan Ford & Co. and Security Research Associates, Inc., who we refer to as the placement agents, such firms will act as placement agents in connection with this offering. Merriman Curhan Ford & Co. will act as lead placement agent and Security Research Associates, Inc. will act as co-placement agent.

              Among other things, the placement agents will assist us in identifying and evaluating prospective qualified investors and approach qualified investors regarding the offering. The placement agents expect to market the securities on a "best efforts" agency basis, including via "road shows", to institutional accounts. The placement agents will have no obligation to buy any of the securities from us, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the securities. We will enter into subscription agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.

              The terms of the placement agency agreement provide that the obligations of the placement agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors. The placement agency agreement will not give rise to any commitment by the placement agents to purchase any of our shares of common stock, and the placement agents will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agents will not guarantee that they will be able to raise new capital in any prospective offering.

              On the closing date, the following will occur:

  •
  we will receive funds in the amount of the aggregate purchase price of the units being sold by us on such closing date;

  •
  we will cause to be delivered the common stock being sold on such closing date in book-entry form and issue the warrants to the investors; and

  •
  we will pay the placement agents their fees in accordance with the terms of the placement agency agreement.

              Pursuant to an escrow agreement among us, the placement agents and an escrow agent, some or all of the funds received in payment for the shares of common stock sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agents notify the escrow agent that this offering has closed, indicating the date on which the shares of common stock are to be delivered to the purchasers and the net proceeds are to be delivered to us. Unless purchasers instruct us otherwise, we will deliver the shares of common stock being issued to the purchasers electronically upon receipt of purchaser funds for the purchase of the shares of our common stock included in the units offered pursuant to this prospectus. In addition, at the closing of this offering, we will issue such purchasers warrant certificates for the warrants being issued as part of the units offered hereby.

              We have agreed to pay the placement agents a total cash placement fee equal to 8% of the gross proceeds received by us from the sale of units pursuant to this offering (excluding any proceeds from exercise of the warrants), and to reimburse the lead placement agent for all costs and expenses incurred in connection with this offering, including travel and out-of-pocket expenses in an amount not to exceed $25,000, and the fees, disbursements and other charges of counsel to the lead placement agent in an amount not to exceed $75,000. In addition, we have agreed to issue to the placement agents warrants to purchase our common stock in an amount equal to 3% of the number of shares of common stock purchased in this offering, inclusive of those shares of our common stock issuable upon exercise of the warrants comprising a portion of this offering. The warrants issued to the placement agents, and the shares of common stock thereunder, will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness of this prospectus or commencement of sales in this offering, except as may be permitted by the rules of the Financial Industry Regulatory Authority (FINRA).

              The following table shows the per-unit and total cash placement agent fee to be paid by us to each of the placement agents. These amounts are shown assuming all of the units offered pursuant to this prospectus are issued and sold by us.

	Placement Agent Fee per Unit	Total
Merriman Curhan Ford & Co.	$	$
Security Research Associates, Inc.	$	$

              We are offering pursuant to this prospectus up to $11 million of our units, but there can be no assurance that the offering will be fully subscribed. Accordingly, we may sell substantially less than $11 million of our units, in which case our net proceeds would be substantially reduced and the total placement agents' fees may be substantially less than the maximum total set forth above.

              The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

              We have agreed to indemnify the placement agents and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and to contribute to payments that the placement agents may be required to make in respect of those liabilities.

              We will not permit or cause a private or public sale or private or public offering of any of our securities (in any manner, including pursuant to Rule 144 under the Act) owned or to be owned of record, or beneficially by any of our officers and directors for a period of 180 days following the date of this prospectus and by one of our securityholders and by certain of our noteholders for a period of 90 days following the date of this prospectus. Each of such persons or entities has agreed to execute a "lock-up" agreement with the representative regarding such restrictions. This means that, subject to certain exceptions, for the applicable lock-up period following the date of this prospectus, our Insiders may not, directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock, without the prior written consent of the placement agents. At any time and without public notice, the placement agents may, in their sole discretion, release all or some of the securities from these lock-up agreements.

              The form of placement agency agreement entered into with our placement agents was filed as an exhibit to our Registration Statement on Form SB-2/A, filed with the SEC on August 10, 2007 (File No. 333-144029). The placement agents and financial advisor or their affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

LEGAL MATTERS

              The validity of our common stock offered in this offering will be passed upon for us by Sonnenschein Nath & Rosenthal LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the placement agents in connection with this offering.

EXPERTS

              The consolidated financial statements of uWink, Inc. as of January 2, 2007 and December 31, 2005 and for each of the fiscal years 2006 and 2005 appearing in this prospectus and in the registration statement of which this prospectus is a part, have been included herein in reliance upon the report, which includes an explanatory paragraph relating to the inability of uWink, Inc. to continue as a going concern, of Kabani & Company, Inc., a registered independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

              On July 27, 2005, we terminated Stonefield Josephson, Inc., or SJ, as our independent accountants. SJ reported on our financial statements for the years ended December 31, 2004, 2003 and 2002. Their opinion did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles but was modified as to a going concern.

              During our full fiscal years ended December 31, 2004, 2003 and 2002, there were no disagreements with SJ on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SJ, would have caused them to make reference to the subject matter of such disagreements in connection with their reports; and there were no reportable events, as listed in Item 304 (a)(1)(v) of Regulation S-B.

              On July 25, 2005, we engaged Kabani & Company, Inc., or Kabani, to act as our independent auditors. The change in accountants was approved by unanimous written consent of the Board of Directors on July 27, 2005. Our 2006 and 2005 financial statements were audited by Kabani, and our 2004 financial statements, originally audited by SJ, were re-audited by Kabani.

WHERE YOU CAN FIND MORE INFORMATION

              We filed with the SEC a registration statement on Form SB-2 under the Securities Act, amendments to our Registration Statement on Form SB-2/A, with respect to the securities offered hereby. For further information about us, and our securities, you should refer to our registration statement and its exhibits. This prospectus does not contain all of the information set forth in the registration statement, as amended, and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if such document is filed as an exhibit, reference is made to the copy of such document filed as an exhibit to the registration statement, as amended, each statement being qualified in all respects by such reference. A copy of the registration statement, as amended, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

              The information in this section gives effect to our re-incorporation under the laws of the State of Delaware, effective as of July 23, 2007.

              The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to specified conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

              We currently have and expect to continue director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act of 1933. We are currently reviewing this insurance policy and may increase the limits under such policy upon the closing of this offering. Our certificate of incorporation and bylaws also provide that we will indemnify any of our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in a legal proceeding of any nature. In addition, we expect to enter into indemnification agreements with each of our directors and executive officers prior to the closing of the offering. We will repay certain expenses incurred by a director or officer in connection with any civil, criminal, administrative or investigative action or proceeding, specifically including actions by us or in our name. Such indemnifiable expenses include, to the maximum extent permitted by law, attorney's fees, judgments, fines, settlement amounts and other expenses reasonably incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interest.

              Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

              There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

UWINK, INC.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

UWINK, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005
AND THREE AND SIX MONTHS ENDED JULY 3, 2007 AND JUNE 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
uWink, Inc.
Los Angeles, California

              We have audited the accompanying consolidated balance sheet of uWink, Inc. and subsidiary as of January 2, 2007, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended January 2, 2007 and December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

              We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of uWink, Inc. and subsidiary as of January 2, 2007, and the results of its operations and its cash flows for the years ended January 2, 2007 and December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

              The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses and negative cash flow from operations since its inception and has a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KABANI & COMPANY, INC. CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
March 20, 2007

UWINK, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF JANUARY 2, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,006
Account receivable, net of allowance for doubtful accounts of $72,265	19,645
Inventory, net	77,206
Prepaid expenses and other current assets	21,835

TOTAL CURRENT ASSETS	173,692
PROPERTY AND EQUIPMENT, NET	892,117
INTANGIBLE ASSETS, NET	35,000
LONG TERM DEPOSIT	2,300

TOTAL ASSETS	$1,103,109

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$999,424
Accrued expenses	242,613
Accrued payroll and related benefits	154,690
Notes payable	55,805
Advance from Customers	24,980

TOTAL CURRENT LIABILITIES	1,477,512

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value; 50,000,000 shares authorized; 25,179,215 shares issued and outstanding	25,179
Additional paid-in capital	34,514,391
Accumulated deficit	(35,133,615)
Shares to be Issued	219,642

TOTAL STOCKHOLDERS' DEFICIT	(374,403)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,103,109

The accompanying notes are an integral part of these consolidated financial statements

UWINK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005

	2006	2005
NET SALES	$450,149	$682,604
COST OF SALES	249,248	540,974

GROSS PROFIT	200,901	141,630

OPERATING EXPENSES
Selling, general and administrative expenses	3,690,921	2,823,044
Research and development	—	151,542
Impairment loss	—	203,125

TOTAL OPERATING EXPENSES	3,690,921	3,177,711

LOSS FROM OPERATIONS	(3,490,020)	(3,036,081)

OTHER INCOME (EXPENSE)
Other income	14,504	651
Beneficial conversion of debt	(16,667)	(60,238)
Gain on settlement of debt	42,465	20,156
Interest expense	(176,334)	(154,326)
Equipment stolen	—	(8,117)
Fair value of warrant liability	(6,583,902)	—
Loss on debt conversion	(151,111)	—

TOTAL OTHER INCOME (EXPENSE)	(6,871,045)	(201,874)

LOSS BEFORE PROVISION FOR INCOME TAXES	(10,361,065)	(3,237,955)
PROVISION FOR INCOME TAXES	—	1,602

NET LOSS	$(10,361,065)	$(3,239,557)

NET LOSS PER COMMON SHARE—BASIC AND DILUTED	$(0.54)	$(0.28)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC AND DILUTED	19,233,185	11,737,329

Weighted average number of shares for dilutive securities has not been calculated because the effect of dilutive securities is anti-dilutive

The accompanying notes are an integral part of these consolidated financial statements

UWINK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005

	COMMON STOCK
			ADDITIONAL PAID-IN CAPITAL	SHARES TO BE ISSUED	ACCUMULATED DEFICIT
	SHARES	AMOUNT				TOTAL
BALANCE, DECEMBER 31, 2004	10,615,664	$10,616	$21,064,324	$176,930	$(21,532,993)	$(281,123)
Issuance of common stock for conversion of loan, and accrued interest	121,986	123	192,378	171,003	—	363,504
Issuance of common stock for cash, net	710,547	712	502,598	(134,911)	—	368,399
Issuance of common stock for services	1,013,719	1,015	1,110,901	43,675	—	1,155,591
Issuance of common stock to employees for accrued payroll	—	—	—	48,000	—	48,000
Issuance of common stock to employees for exercise of options	8,968	10	3,544	—	—	3,554
Merger conversion shares	4,404	5				5
Beneficial conversion feature related to convertible note	—	—	61,714	—	—	61,714
Value of options issued at below market price	—	—	95,639	—	—	95,639
Net loss	—	—	—	—	(3,239,557)	(3,239,557)

BALANCE, DECEMBER 31, 2005	12,475,288	12,480	23,031,098	304,697	(24,772,550)	(1,424,275)
Issuance of common stock for conversion of loan, and accrued interest	1,197,573	1,198	497,107	(150,003)	—	348,302
Issuance of common stock for cash, net	10,109,667	10,110	2,940,788	—		2,950,897
Issuance of common stock for services	1,172,567	1,173	486,118	(134,550)	—	352,740
Issuance of common stock to employees for accrued payroll	—	—	—	175,000	—	175,000
Issuance of common stock to employees or exercise of options	130,000	130	44,870	—	—	45,000
Issuance of common stock for exercise of warrants	133,333	134	199,851	34,500	—	234,485
Merger conversion shares	10,787	5	9,999	(10,002)	—	2
Shares cancelled	(50,000)	(50)	(46,450)	—	—	(46,500)
Beneficial conversion feature related to convertible note	—	—	(16,500)	—	—	(16,500)
Nominal stock option expense	—	—	499,548	—	—	499,548
Value of warrants issued for interest expense	—	—	132,950	—	—	132,950
Reverse warrant liability	—	—	6,583,902	—	—	6,583,902
Loss on debt conversion			151,111			151,111
Net loss	—	—	—	—	(10,361,065)	(10,361,065)

BALANCE, JANUARY 2, 2007	25,179,215	$25,179	$34,514,391	$219,642	$(35,133,615)	$(374,403)

The accompanying notes are an integral part of these consolidated financial statements

UWINK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005

	2006	2005
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(10,361,065)	$(3,239,557)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of debt discount on convertible note payable	16,667	61,714
Employee Stock Option expense	499,548	95,639
Depreciation and amortization expense	94,826	127,082
Impairment Loss	—	203,125
Bad debt allowance	(3,728)	(19,789)
Loss on debt conversion	111,227	—
Gain on settlement of debt	(42,465)	—
Loss on accounts payable conversion	39,884	—
Fair value of warrant liability	6,583,902	—
Issuance of warrants for debt	132,950	—
Issuance of common stock for payroll	175,000	51,553
Issuance of common stock for services	306,240	1,155,591
Inventory obsolescence reserve	78,276	(152,945)
Issuance of common stock for accrued interest	13,901	88,500
Changes in operating assets and liabilities:
Accounts receivable	18,642	301,799
Inventory	99,863	417,271
Deposits—inventory	66,398	286,796
Deposits	(2,300)	(2,536)
Prepaid expenses and other current assets	19,348	17,214
Accounts payable	96,934	77,872
Accrued expenses	49,338	79,777
Accrued payroll and related benefits	62,444	11,827
Advances from Customers	—	(75,020)

Net cash used in operating activities	(1,944,172)	(514,087)

CASH FLOW FROM INVESTING ACTIVITIES:
Payment for property and equipment	(942,864)	(2,600)
Payment for liquor license	(60,000)	—
Deposits—Sega Gameworks	—	615,000

Net cash provided by (used in) investing activities	(1,002,864)	612,400

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from debt	—	100,000
Repayment of debt	(152,100)	(746,295)
Proceeds from advances from related parties	—	289,500
Repayment of advances from related parties	(100,000)	(143,500)
Proceeds from issuance of common stock	2,950,897	368,399
Proceeds from warrant exercises	234,485	—
Proceeds from option exercise	45,000	—

Net cash provided by (used in) financing activities	2,978,282	(131,896)

NET INCREASE/ (DECREASE) IN CASH AND CASH EQUIVALENT	31,247	(33,583)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	23,759	57,342

CASH AND CASH EQUIVALENTS, END OF PERIOD	$55,006	$23,759

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$3,049	$8,225

Income taxes paid	$—	$—

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES
Conversion of debt into shares of common stock	$320,000	$275,003

The accompanying notes are an integral part of these consolidated financial statements

UWINK, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND LINE OF BUSINESS

              uWink, Inc. (formerly Prologue) was incorporated under the laws of the State of Utah on October 14, 1982. Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated November 21, 2003 among Prologue, uWink, Inc., a Delaware corporation ("uWink-DE") and its stockholders, Prologue received all the issued and outstanding shares of uWink-DE's capital stock (subsequently, uWink-DE changed its name to uWink California, Inc.). Prologue issued 1 share of its common stock for every 3.15611 shares of uWink-DE capital stock. Since the stockholders of uWink-DE received a majority of the issued and outstanding shares of Prologue and the uWink-DE management team and board of directors became the management team and board of directors of Prologue, according to FASB Statement No. 141—"Business Combinations," this acquisition has been treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting. In accounting for this transaction:

  •
  uWink-DE is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values.

  •
  Control of the net assets and business of Prologue was acquired effective December 4, 2003. This transaction has been accounted for as a purchase of the assets and liabilities of Prologue by uWink-DE. The historical cost of the net liabilities assumed was $750.

              uWink-DE was incorporated under the laws of the State of Delaware on June 10, 1999. Subsequent to the transaction described above, uWink-DE changes its name to uWink California, Inc. ("uWink California"). uWink, Inc. (formerly Prologue) and its subsidiary, uWink California are hereafter referred to as "the Company."

              The Company designs, develops and markets entertainment software and platforms for restaurants, bars and mobile devices and manufactures and sells touch screen pay-for-play game terminals and amusement vending machines.

              The Company derives its revenue from the sale of its game terminals, amusement vending machines, licensing fees and inventory refills on the vending machines.

              The Company is currently operating and continuing to develop the uWink restaurant, an entertainment restaurant concept. The Company's restaurant operations generated $289,929 of revenue for the fiscal year ended January 2, 2007. There were no revenues associated with the uWink restaurant for the year ended December 31, 2005.

BASIS OF PRESENTATION

              The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses of $10,361,065 and $3,239,557 for the fiscal years ended January 2, 2007 and December 31, 2005 respectively and had a net working capital deficiency of $1,303,820 and $1,248,178 as of January 2, 2007 and December 31, 2005, respectively.

              These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

              The Company believes that its working capital as of the date of this report will not be sufficient to fund the current level of operations through the end of the current fiscal year 2007. The Company believes that it will need additional amounts of working capital to finance future losses from operations as it endeavors to build revenue and reach a profitable level of operations. The Company plans to obtain the additional working capital through the private placement sale of its equity and/or debt securities.

Fiscal Year End

              In 2006, with the commencement of restaurant operations, the Company adopted a 52/53-week fiscal year ending on the Tuesday closest to December 31st for financial reporting purposes. As a result, the Company's 2006 fiscal year ends on January 2, 2007. For the purposes of the accompanying financial statements, the years ended January 2, 2007 and December 31, 2005 are sometimes referred to as fiscal years 2006 and 2005, respectively.

Principles of Consolidation

              The accompanying consolidated financial statements include the accounts of uWink, Inc. and its subsidiary, uWink California, Inc. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

              Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and unearned revenue, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures and notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Cash and Cash Equivalents

              Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Concentration of Credit Risk

              Financial instruments which potentially subject the Company to concentrations of credit risk include accounts receivable. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Inventory

              Non-restaurant inventory consists of finished goods and restaurant inventory consists of food and beverages. All inventory is stated at the lower of cost, utilizing the first-in, first-out method, or market. An obsolescence reserve is estimated for items whose value have been determined to be impaired or whose future utility appears limited. For the years ended January 2, 2007 and December 31, 2005, the obsolescence reserve was $295,730 and $217,454, respectively.

Property and Equipment

              Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-10 years for machinery and equipment and 3-5 years for office furniture and equipment. Computer equipment and related software is depreciated using the straight-line method over its estimated useful life of 3 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

              Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

Research and Development

              Research and development costs are charged to expense as incurred until technological feasibility has been established. These costs consist primarily of salaries and direct payroll related costs.

Software Development Costs

              Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins with the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to the completion of all planning, designing, coding and testing activities necessary to establish that the product can be produced to meet its design specifications and certain external factors including, but not limited to, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in the Company's products.

              Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time. Amortization of capitalized software development costs was $0 and $84,403 for the years ended January 2, 2007 and December 31, 2005, respectively. There is no amortization related to software development cost for fiscal 2006 as the cost has been fully amortized as of December 31, 2005. Impairment loss on capitalized software development costs was $116,795 for the year ended December 31, 2005, as described in Note 5 below.

Revenue Recognition

              The Company recognizes revenue related to software licenses in compliance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition." Revenue is recognized when the Company delivers its touch screen pay-for-play game terminals to its customer and the Company believes that persuasive evidence of an arrangement exits, the fees are fixed or determinable and collectability of payment is probable. Included with the purchase of the touch screen terminals are licenses to use the games loaded on the terminals. The licenses for the games are in perpetuity, the Company has no obligation to provide upgrades or enhancements to the customer, and the customer has no right to any other future deliverables. The Company delivers the requested terminals for a fixed price either under agreements with customers or pursuant to purchase orders received from customers.

              The Company does not have any contractual obligations to provide post sale support of its products. The Company does provide such support on a case by case basis and the costs of providing such support are expensed as incurred. The Company earned no revenue from post sale support during the periods presented.

              Restaurant revenue from food and beverage sales is recognized when payment is tendered at the point of sale. Revenue from the sale of gift cards is deferred and recognized upon redemption.

Impairment of Long-Lived Assets

              Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business."

              The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the year ended December 31, 2005, impairment loss on capitalized software development costs was $116,795 and impairment loss on obsolete SNAP! tooling amounted to $86,330, as described in Note 5 below.

Advances from Customers

              The Company records advances from customers as a liability and recognizes these amounts as revenue over the period of the related agreement. In 2004, the Company recorded a $100,000 advances from customers liability relating to a one year licensing agreement. Accordingly, the Company recognized licensing revenue of $100,000 in 2005 and reduced the advances from customers liability accordingly. As of January 2, 2007, advances from customers relating to licensing fees amounted to $24,980.

Returns

              The Company does not offer customers a contractual right to return products sold by the Company. The Company does accept product returns from time to time on a case by case basis. The Company recorded a Provision for Sales Returns of $150,000 in 2004 to reflect anticipated product returns in 2005. Product returns in 2005 were booked against this provision. The Company did not record any increase in the Provision for Sales Returns in 2005 or 2006 because of the low level of product sales in 2005 and 2006.

Advertising and Marketing Costs

              The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the years ended January 2, 2007 and December 31, 2005 amounted to $19,931 and $0, respectively.

Pre-opening Expenses

              Pre-opening expenses, consisting primarily of manager salaries, advertising, travel, food and beverage, employee payroll and related training costs incurred prior to the opening of a restaurant, are expensed as incurred.

Sales Taxes

              Restaurant revenue is presented net of sales taxes. The obligation is included in accrued expenses until the taxes are remitted to the appropriate taxing authorities. The sales tax payable as of January 2, 2007 was $23,997.

Income Taxes

              The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

              The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings Per Share

              The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded from the computation of diluted net loss per share for each of the fiscal years 2006 and 2005 because the effect would have been anti-dilutive:

	2006	2005
Shares to be issued upon conversion of bridge loans/convertible notes	—	500,012
Stock options issued to employees	360,185	2,400,411
Warrants granted to consultants and finders	7,921	568,814
Warrants granted for financing	1,268,062	1,866,523

	1,636,168	5,335,760

Segment Reporting

              Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based upon revenue by product line and services (see Note 12).

Comprehensive Loss

              SFAS No. 130, "Reporting Comprehensive Loss," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the years ended January 2, 2007 and December 31, 2005, the Company does not have items that represented other comprehensive income and, accordingly, has not included in the statement of stockholders' equity the change in comprehensive loss.

Discounts on Loans

              Discounts on loans are principally the values attributed to the detachable warrants issued in connection with the loans and the value of the preferential conversion feature associated with the loans. These discounts are accounted for in accordance with Emerging Issues Task Force ("EITF") 00-27 issued by the American Institute of Certified Public Accountants.

Geographic Areas and Major Customers

              For the year ended January 2, 2007, the Company generated $57,200 in revenue, amounting to 13% of total revenue, from one customer located in the United States.

              For the year ended December 31, 2005, the Company generated $305,000 in revenue, amounting to 45% of total revenue, from the sale of SNAP! machines to one customer located in

Japan. For the year ended December 31, 2005, the Company also generated licensing revenue of $100,000, amounting to 15% of total revenue, from one customer located in the United States.

Recently Issued Accounting Pronouncements

              In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

              In March 2006, FASB issued SFAS 156 "Accounting for Servicing of Financial Assets" this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.
Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.
Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.
Permits an entity to choose "Amortization method " or "Fair value measurement method"for each class of separately recognized servicing assets and servicing liabilities.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

              This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

              In September 2006, FASB issued SFAS 157 "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

              In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

  a.
  A brief description of the provisions of this Statement

  b.
  The date that adoption is required

  c.
  The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

              The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Management is currently evaluating the effect of this pronouncement on financial statements.

              In February 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The company is analyzing the potential accounting treatment.

NOTE 2—ACCOUNTS RECEIVABLE

              Accounts receivable consist of restaurant credit card payments still in process. No allowance for doubtful accounts has been recorded for these receivables as collection is considered probable. The allowance for doubtful accounts of $72,265 as of January 2, 2007 is to cover the accounts receivable from non-restaurant activities.

NOTE 3—INVENTORY

              Inventory has been reviewed for obsolescence and stated at lower of cost or market as of January 2, 2007 and December 31, 2005, determined on a first in first out basis. During the twelve months ended December 31, 2005, obsolete inventory previously reserved for was written down by $485,351 and a corresponding reduction was made to the obsolescence reserve. The remaining inventory was marked down to its net realizable value, as reflected by an increase in the obsolescence reserve to $217,454 at December 31, 2005. During 2005, the Company made a strategic decision to reposition itself as an entertainment restaurant company, to wind down its SNAP! and Bear Shop manufacturing and sales operations and to liquidate its remaining inventory. As a result, all non-restaurant inventory at January 2, 2007 and December 31, 2005 is treated as finished goods inventory. Restaurant inventory consists of food and beverages.

              Inventory at January 2, 2007:

Finished Goods	$355,009
Restaurant	17,927
Less: obsolescence reserve	(295,730)

$77,206

NOTE 4—PROPERTY AND EQUIPMENT

              The cost of property and equipment at January 2, 2007 consisted of the following:

2006
Computer equipment	$519,396
Office furniture and equipment	17,926
Restaurant Furniture and Fixtures	543,631
Leasehold improvements	84,849
Machinery and equipment	82,603

1,248,405
Less accumulated depreciation	(356,288)

$892,117

              Depreciation expense for the fiscal years ended January 2, 2007 and December 31, 2005 was $69,826 and $42,679, respectively.

NOTE 5—IMPAIRMENT OF PROPERTY AND EQUIPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

              At December 31, 2005, SNAP! tooling assets with a gross value of $159,517 were fully impaired. As s result the gross value of property and equipment was reduced by $159,517, accumulated depreciation was reduced by $73,187 and impairment loss was increased by $86,330.

              At December 31, 2005, remaining unamortized capitalized software development costs of $116,795 were fully impaired and written off to impairment loss.

              We recorded no impairment loss expense for the fiscal year ended January 2, 2007.

NOTE 6—COMPONENTS OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

              The major components of selling, general and administrative expenses for the fiscal year ended January 2, 2007 consisted of the following:

Professional fees	$489,070
Corporate rent expense	113,196
Pre-opening expenses	180,000
Restaurant operating expenses	572,282
Engineering consulting	316,560
Corporate salary expense	945,678
Employee stock option expense	499,548
Inventory reserve expense	117,489
Other expenses	457,098

$3,690,921

              The major components of selling, general and administrative expenses for the year ended December 31, 2005 consisted of the following:

Financial consulting	$995,351
Professional fees	364,634
Rent	115,057
Engineering consulting	89,293
Salary expense	587,605
Employee stock option expense	97,667
Inventory reserve expense	238,116
Other expenses	335,321

$2,823,044

NOTE 7—DUE TO RELATED PARTIES

              Due to related parties consists of amounts advanced to the Company by certain related parties, specifically its employees and their family members and directors of the Company.

              At January 2, 2007 there were no amounts due to related parties.

              Due to related parties outstanding at December 31, 2005 consisted of the following:

              Convertible note payable to Mr. Bradley Rotter, a member of the Company's board of directors. This note was due April 10, 2006, accrued interest at 10%, and was convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr. Rotter was to receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The note was mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter was to receive warrants to purchase 200,000 shares of common stock of the Company at an exercise price of $0.59. A portion of the value of this note was recorded as a preferential conversion feature and recorded as discount of $40,000 to be amortized over the term of the note, 6 months. $20,000 of this discount was amortized in each of 2005 and 2006.

Principal Amount	$200,000
Less Discount	(20,000)

180,000
Loan payable to the brother-in-law of the President and CEO issued on August 10, 2005, 6% interest, unsecured, due upon demand.	39,000
Loan payable to the wife of the President and CEO issued on various dates in 2004, 8% interest, unsecured, due upon demand.	20,500
Loan payable to the Company's Vice President of Operations issued on various dates in 2004 and 2005, 8% interest unsecured, due upon demand.	60,500

Total	$300,000

              On April 19, 2006, we entered into a letter agreement (the "April Rotter Letter Agreement") with Mr. Rotter, in respect of the $200,000 Convertible Promissory Note, dated October 10, 2005 and due April 10, 2006, payable to Mr. Rotter (the "2005 Rotter Note"). Pursuant to the April Rotter Letter Agreement, effective April 19, 2006, we:

  1.
  Repaid $100,000 of the principal amount of, together with $10,356 of accrued interest on, the 2005 Rotter Note;

  2.
  Issued immediately-exercisable, three-year warrants to Mr. Rotter to purchase 100,000 shares of common stock at an exercise price of $0.345 per share; and

  3.
  Issued a new convertible note (the "2006 Rotter Note ") payable to Mr. Rotter, in respect of the unpaid balance of $100,000 on the 2005 Rotter Note. This note was due October 19, 2006, accrued interest at 10%, and was convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr. Rotter was to receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The 2006 Rotter Note was mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter was to receive additional warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $0.345.

              On October 25, 2006, we entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Rotter, in respect of this note. Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

  1.
  Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, we agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the note.

  2.
  In accordance with the terms of the note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

              On the date of conversion the closing price of our common stock was $1.26. Accordingly, we recorded a $54,111 loss on conversion of this note in the 2006 statement of operations, reflecting the 21,137 share conversion premium and the difference between the $1.00 conversion price and the $1.26 market price. Because the loss on conversion reflects the 20% conversion premium, we also reversed $20,000 of preferential conversion feature expense previously recorded in 2006 in respect of this note.

              In connection with a private placement of our equity securities completed on September 18, 2006, the Company converted $62,500 of debt and $8,062 of accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell (including the assignment to Ms. Bushnell of a $39,000 note

(plus $4,485 in accrued interest) held by the brother-in-law of our CEO), and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the third party investors who participated in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933. The common stock and warrants issued as part of this conversion are on the same terms as the common stock and warrants issued to the other investors. Because the Company issued securities on conversion of Ms. Bushnell's and Mr. Lindquist's debt that have identical terms to the securities issued to the third party investors for cash in the September 2006 private placement, the securities issued to Ms. Bushnell and Mr. Lindquist represented the market value equivalent of the debt. Therefore, there is no gain or loss recognized on conversion of debt.

              During the fiscal year ended January 2, 2007, we accrued $13,861 in interest on amounts due to related parties and paid $11,162 in interest on amounts due to related parties.

NOTE 8—NOTES PAYABLE

              Notes payable outstanding at January 2, 2007 consisted of the following:

Loan payable to the Company's former Vice President of Marketing issued on various dates in 2004 and 2005, 12% interest secured by inventory and receivables of the Company, due February 15, 2007. The loan payable to the Company's Vice President of Marketing was reclassified from "Due to Related Parties" to "Notes Payable" on the December 31, 2005 balance sheet following the termination of the holder's employment with the Company and was further reclassified from long term liabilities to short term liabilities on the January 2, 2007 balance sheet. Accrued interest of $90,521 outstanding on this note as of January 2, 2007 is included under accrued expenses on the balance sheet as of January 2, 2007. During 2006, we repaid $30,000 of this note in cash. In addition, on August 1, 2006, we credited a total of $28,959 in receivables owed to the Company by the holder of the note against the principal amount of this note. On December 19, 2006, we credited an additional $5,600 in receivables owed to the Company by the holder against the principal amount of the note.	$47,285
On June 15, 2006, we entered into an amended promissory note with Elite Cabinet Corporation ("ECC") in relation to trade payables previously owing to ECC. The principal amount of this note is $10,177.75 and the note accrues interest at 8%. We are required to pay $300 per month on this note from June 15, 2006 to January 15, 2007, at which time the entire unpaid balance plus accrued interest is due and payable. During 2006, we repaid in cash $1,658 of this note. We repaid this note in cash in full on January 12, 2007.	8,520

Total	$55,805

NOTE 9—LONG TERM NOTES PAYABLE

              Long term convertible notes payable outstanding at December 31, 2005 consisted of the following:

              Convertible note issued on September 8, 2005. The note was due September 8, 2007, accrued interest at 10%, and was mandatorily convertible into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, the holder was to receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. A portion of the value of this note was recorded as a preferential conversion feature and recorded as discount of $20,000 to be amortized over the term of the note, 2 years. $3,333 of this discount was amortized in 2005.

Principal Amount	$100,000
Less Discount	(16,667)

$83,333

              On October 26, 2006, we entered into a letter agreement (the "Hines Letter Agreement") with Dr. William Hines, the holder of this note. Pursuant to the Hines Letter Agreement, effective October 26, 2006:

              Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of our securities that results in gross proceeds to the Company of at least $3,000,000. While the note was not yet due, we believed it advantageous to the Company to remove the Hines note from the balance sheet, particularly because the Hines note was secured by assets of the Company. As such, we agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of the Hines note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $133,866. As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the note.

              On the date of conversion the closing price of our common stock was $1.26. Accordingly, we recorded a $57,116 loss on conversion of this note in the fiscal 2006 statement of operations, reflecting the 22,311 share conversion premium and the difference between the $1.00 conversion price and the $1.26 market price. Because the loss on conversion reflects the 20% conversion premium, we also reversed $10,833 of preferential conversion feature expense previously recorded in 2005 and 2006 in respect of this note.

Long term notes payable outstanding at December 31, 2005 consisted of the following:

              A $111,844 loan payable to the Company's former Vice President of Marketing issued on various dates in 2004 and 2005, 12% interest secured by inventory and receivables of the Company, due February 15, 2007. The loan payable to the Company's Vice President of Marketing was reclassified from Due to Related Parties to Notes Payable on the December 31, 2005 balance sheet following the termination of the holder's employment with the Company. Accrued interest of $70,667 outstanding on this note as of December 31, 2005 is included under accrued expenses on the balance sheet as of December 31, 2005. This loan was reclassified to notes payable under current liabilities on the January 2, 1007 balance sheet (see Note 8).

NOTE 10—STOCKHOLDERS' EQUITY

Preferred Stock

              The Company has authorized 5,000,000 shares of Preferred Stock. The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Fully-paid stock of the Company is not liable to any further call or assessment.

Common Stock

              Unless otherwise indicated below, all common stock issuances were valued at the closing price of the common stock on the date of the relevant event or agreement.

              During the year ended December 31, 2005, the Company:

              On January 1, 2005, issued 50,000 shares of common stock in exchange for financial consulting services valued at $127,500.

              On January 14, 2005, issued 60,000 shares of common stock in exchange for business development services valued at $90,000.

              On January 19, 2005, issued 12,500 shares of common stock for financial consulting services valued at $21,875.

              On February 22, 2005, issued 175,000 shares of common stock in exchange for consulting services valued at $194,250.

              On March 8, 2005, issued 40,000 shares of common stock in exchange for public relations services valued at $38,000.

              On March 8, 2005, issued 400,000 shares of common stock in exchange for investor relations services valued at $444,000.

              On March 14, 2005, sold 100,000 shares of common stock for cash to an investor in a private placement offering for gross proceeds of $75,000.

              On April 1, 2005, issued 2,600 shares of common stock in exchange for financial consulting service valued at $2,737.

              On April 1, 2005, issued 13,500 shares of common stock in exchange for consulting services valued at $13,750.

              On April 1, 2005, issued 7,500 shares of common stock in exchange for financial consulting services valued at $7,895.

              On April 1, 2005, issued 20,000 shares of common stock valued at $17,000 as a financial penalty for failing to register common stock.

              On April 12, 2005, issued 50,000 shares of common stock in exchange for financial consulting services valued at $46,500.

              On May 15, 2005, sold 533,458 shares of common stock for cash to 6 investors for $293,402. In addition, the Company issued these investors warrants to purchase 533,458 shares of common stock at $1.50 per share. These warrants are immediately exercisable and expire on May 15, 2010. There were no registration rights associated with the warrants. The fair value of the warrants was accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital.

              On May 25, 2005, issued 121,986 shares of common stock upon conversion of $150,000 in principal and $42,500 in accrued interest outstanding on a convertible note issued in 2002.

              On August 3, 2005, issued 10,000 shares of common stock valued at $5,500 as a financial penalty for failing to register common stock.

              On September 12, 2005, issued 50,000 shares of common stock in exchange for consulting services valued at $22,500.

              On October 7, 2005, issued 10,000 shares of common stock valued at $6,000 as a financial penalty for failing to register common stock.

              During the year ended January 2, 2007, the Company:

              On January 10, 2006, issued 500,012 shares of common stock valued at $150,003 to 4 investors on conversion of $125,003 principal amount of convertible notes plus $25,000 of accrued interest. These shares were part of shares to be issued as of December 31, 2005.

              On March 31, 2006, issued 115,000 shares of common stock, valued at $65,550 based on the closing price of the common stock on the date of the agreement, to Ms. Alissa Bushnell, daughter of our CEO Nolan Bushnell, in payment for public relations services provided to the Company during 2005. These shares were part of shares to be issued as of December 31, 2005.

              On March 31, 2006, issued 50,000 shares of common stock valued at $21,000, based on the closing price of the common stock on the date of the agreement, to the holder of a $120,000 convertible note in consideration for the holder extending the maturity date of the note from November 2005 to March 2006. These shares were part of shares to be issued as of December 31, 2005.

              On June 8, 2006, issued 434,453 shares of common stock to various service providers valued at $122,076, based on the closing price of our common stock on the date of the relevant agreement. 150,000 of these shares were included in shares to be issued as of December 31, 2005.

              On June 8, 2006, issued 33,333 shares of common stock valued at $10,000, based on the closing price of our common stock on the date of the agreement, to Cody Management in exchange for financial consulting services rendered.

              On August 4, 2006, issued 241,582 shares of common stock to various service providers valued at $63,134, based on the closing price of our common stock on the date of the relevant agreement.

              On September 20, 2006, issued 100,000 shares of common stock valued at $36,000 upon the exercise of stock options.

              On March 3, 2006, sold 5,000,000 shares of common stock to 22 investors for gross proceeds of $1,500,000. The investors in the transaction also received immediately exercisable, three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 immediately exercisable, three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. The fair value of the warrants of $590,524 (as calculated as of the issuance date) was calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.30, risk free rate of return of 7.5%, volatility of 109%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants issued to the investors of $500,444 (as calculated as of the issuance date) was recognized as an expense at March 31, 2006 with a corresponding amount booked as a short term liability. The fair value of the warrants issued to the placement agent of $90,080 was accounted for as a cost of raising equity with a corresponding amount debited to additional paid-in capital. In accordance with EITF 00-19, at the end of each reporting period, the fair value of the warrants is recalculated, and changes to the warrant liability and related gain or loss are booked appropriately.

              As of June 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors was $338,010, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company reduced the short term warrant liability relating to these warrants as of June 30, 2006 by $162,424 to reflect the fair value as of June 30, 2006 and recognized fair value of warrant liability income (other income) of $162,434 in the statement of operations for the six months ended June 30, 2006.

              As of September 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors was $3,104,000, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.5 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of

September 30, 2006 by $2,765,990 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $2,765,990 in the statement of operations for the nine months ended September 30, 2006.

              On May 9, 2006 and June 12, 2006, sold a total of 108,333 shares of common stock to 2 investors for gross proceeds of $32,500. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 54,167 shares of common stock at $0.345 per share. The fair value of the warrants of $8,920 (as calculated as of the issuance dates) was calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.30 for the May 9 warrants and $0.28 for the June 12 warrants, risk free rate of return of 7.5%, volatility of 86%, expected life of three years and dividend yield of 0%. As of June 30, 2006, the fair value of these warrants was $7,674, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 3 years and dividend yield of 0%. The fair value of these warrants of $7,674, as calculated as of June 30, 2006, was recognized as a fair value of warrant liability expense (other expense) with a corresponding amount booked as a short term warrant liability as of June 30, 2006. The shares of common stock issued to these investors are reflected as shares to be issued on the June 30, 2006 balance sheet. We issued these shares on July 24, 2006.

              As of September 30, 2006, the fair value of the warrant liability relating to the 54,167 warrants issued to the investors was $67,947, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $60,272 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $60,272 in the statement of operations for the nine months ended September 30, 2006.

              On September 18, 2006, completed the sale of a total of 5,001,333 shares of common stock to 51 investors for cash proceeds of $1,500,400. These investors also received immediately-exercisable, three-year warrants to purchase an aggregate of 2,500,667 shares of common stock priced at $0.345 per share. In addition, we converted $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations, into shares of common stock and warrants on the same terms as the investors in the transaction. Ms. Bushnell received 235,207 shares of common stock and warrants to purchase 117,603 shares of common stock at $0.345 per share, and Mr. Lindquist received 201,667 shares of common stock and warrants to purchase 100,833 shares of common stock at $0.345 per share.

              The fair value of the warrants of $2,630,405 (as calculated as of the date of issuance) was calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.12, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%. The fair value of these warrants, as calculated as of September 30, 2006, was $3,411,955, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%. The September 30, 2006 fair value of the warrants of $3,411,955 was recognized as an expense with a corresponding amount booked as a short term warrant liability. These issuances were made pursuant to the exemption from registration provided by SEC Rule 506 promulgated under Regulation D of the Securities Act of 1933.

              A provision in the Securities Purchase Agreements governing the Company's sales of common stock and warrants on March 3, 2006, May 9, 2006, June 12, 2006 and September 18, 2006 requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the warrants sold as promptly as possible and that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if the Company fails to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that the Company pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective). Because the warrants are subject to registration rights with liquidated damages for failure to register, under EITF 00-19, the fair value of the warrants is accounted for as a liability and, at the end of each reporting period, the fair value of the warrants is recalculated, and changes to the warrant liability and related gain or loss are booked appropriately.

              On August 25, 2006, the investors in the March 3, 2006 transaction waived this liquidated damages provision for an additional three-month period, as it relates to the registration statement becoming effective by September 3, 2006. On December 3, 2006, the investors in each of the 2006 transactions agreed, without additional consideration, to permanently waive their right to registration of the warrants and shares of common stock underlying the warrants issued in these transactions as well as their right to liquidated damages for our failure to register the shares issued or issuable in these transactions. As a result, the warrant liability of $6,583,902 as of September 30, 2006 was reclassified to equity as of December 3, 2006.

              On October 25, 2006, issued 99,582 shares of common stock to various service providers valued at $38,776, based on the closing price of our common stock on the date of the relevant agreement.

              On October 25, 2006, issued 3,334 shares of common stock valued at $2,000, based on the closing price of the common stock on the date of the agreement, to Richard Strong in exchange for engineering consulting service rendered.

              On October 25, 2006, issued 100,000 shares of common stock valued at $27,000, based on the closing price of our common stock on the date of the agreement, to S. Raymond Hibarger, its former Vice President of Marketing, in final settlement of all compensation due to Mr. Hibarger.

              On October 25, 2006, issued 10,787 shares valued at $10,007 to 2 accredited individual investors relating to our merger with uWink California in 2003 and our capital raising transactions in 2004. These shares were included as shares to be issued on the December 31, 2005 balance sheet and had remained unissued for ministerial reasons.

              On October 25, 2006, entered into a letter agreement (the "Rotter Letter Agreement") with Mr. Bradley Rotter, a member of its board of directors, in respect of the $100,000 Convertible

Promissory Note, dated April 19, 2006 and due October 19, 2006, from the Company to Mr. Rotter (the "Rotter Note"). Pursuant to the Rotter Letter Agreement, effective October 25, 2006:

1.
Mr. Rotter agreed to convert the $100,000 principal amount and $5,685 in accrued interest outstanding under the Rotter Note into shares of common stock at a conversion price of $1 per share. In accordance with the terms of the Rotter Note, Mr. Rotter is entitled to receive an additional 20% of such amount in shares of common stock upon conversion into any offering of securities that results in gross proceeds to the Company of at least $3,000,000. The note was due on October 19, 2006. Rather than repay the note in cash, the Company agreed with Mr. Rotter that he would be entitled to receive this additional 20% upon the conversion of the Rotter Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $126,822. As such, Mr. Rotter accepted 126,822 shares of common stock of the Company, together with the warrants set forth below, in full and final satisfaction of the Company's obligations under the Rotter Note.

2.
In accordance with the terms of the Rotter Note, the Company also issued to Mr. Rotter three-year immediately exercisable warrants to purchase 100,000 shares of common stock at an exercise price of $0.345 per share.

              On October 26, 2006, entered into a letter agreement (the "Hines Letter Agreement") with Dr. William Hines in respect of the $100,000 Convertible Promissory Note, dated September 8, 2005 and due September 8, 2007, from the Company to Dr. Hines (the "Hines Note"). Pursuant to the Hines Letter Agreement, effective October 26, 2006:

              Dr. Hines agreed to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the Hines Note into shares of common stock of the Company at a conversion price of $1 per share. In accordance with the terms of the Hines Note, Dr. Hines is entitled to receive an additional 20% of such amount in shares of common upon conversion into any offering of Company securities that results in gross proceeds to the Company of at least $3,000,000. While the Hines Note was not yet due, the Company believed it advantageous to remove the Hines Note from the balance sheet, particularly because the Hines Note was secured by assets of the Company. As such, the Company agreed with Dr. Hines that he would be entitled to receive this additional 20% upon the conversion of the Hines Note into shares of common stock even though the conversion was not in connection with any such offering. As a result, the total amount to be converted is $133,866. As such, Dr. Hines accepted 133,866 shares of common stock of the Company in full and final satisfaction of the Company's obligations under the Hines Note.

              On November 18, 2006, issued 85,898 shares of common stock to various service providers valued at $119,705, based on the closing price of our common stock on the date of the relevant agreement.

              On December 6, 2006, issued 133,334 shares of common stock valued at $200,001 on the exercise of warrants at an exercise price of $1.50 per share.

              On December 6, 2006 issued 30,000 shares of common stock valued at $9,000 on the exercise of employee stock options at an exercise price of $0.30 per share.

              On December 31, 2006, issued 9,386 shares of common stock to various service providers valued at $18,048.

              In November 2006, pursuant to a settlement entered into with Burt Martin Arnold, cancelled 50,000 shares of common stock originally issued to Burt Martin Arnold on April 11, 2005 and valued at $46,500.

Shares to be Issued

              At December 31, 2005, Shares to be Issued consisted of:

  •
  27,442 shares valued at $20,144 remaining unissued from 2004.

  •
  500,012 shares valued at $150,003 on due on conversion of $125,003 principal amount of convertible notes plus accrued interest of $25,000.

  •
  50,000 shares valued at $21,000 to be issued in consideration of the extension of the maturity date of a convertible note.

  •
  150,000 shares valued at $48,000 to be issued as compensation to a former employee.

  •
  115,000 shares valued at $65,550 to be issued for consulting services rendered during 2005.

              At January 2, 2007, Shares to be Issued consisted of:

  •
  79,545 shares valued at $175,000 to be issued in settlement of accrued employee compensation as of January 2, 2007.

  •
  100,000 shares valued at $34,500 to be issued upon exercise of warrants at an exercise price of $0.345 per share.

  •
  16,635 shares valued at $10,142 remaining unissued in connection with the Company's capital raising transactions in 2004. These shares remained unissued at January 2, 2007 for ministerial reasons.

NOTE 11—STOCK OPTIONS AND WARRANTS

Stock Options

              The Company adopted SFAS No. 123 (Revised 2004), SHARE BASED PAYMENT ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

              Primarily as a result of adopting SFAS No. 123R, the Company recognized $499,548 in share-based compensation expense for the year ended January 2, 2007. The impact of this share-based compensation expense on the Company's basic and diluted earnings per share was $0.03 per share. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

              For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123 has been determined as if we had accounted for our employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. During the year ended December 31, 2005, the Company recorded $95,639 as the stock based compensation expense.

2005
Net loss as reported	$(3,239,557)
Compensation recognized under APB 25	95,639
Compensation recognized under SFAS 123	(392,870)

Pro forma	$(3,536,788)

Basic and diluted loss per common share as reported	$(0.28)
Pro forma	$(0.30)

              The Company assumed the uWink.com, Inc. 2000 Employee Stock Option Plan pursuant to its acquisition of uWink California. The 2000 Plan provides for the issuance of up to 681,218 (after giving effect to a 3.15611 reverse stock split in connection with the acquisition of uWink California) incentive and non-qualified stock options to employees, officers, directors and consultants of the Company. Options granted under the 2000 Plan vest as determined by the Board of Directors, provided that any unexercised options will automatically terminate on the tenth anniversary of the date of grant. As of January 2, 2007, there are 0 shares available for issuance under this plan.

              In 2004, the Company's Board of Directors approved the uWink, Inc. 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the issuance of up to 1,200,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2004 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2004 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2004 Plan may be exercisable after 10 years from its date of grant. As of January 2, 2007, there are 0 shares available for issuance under this plan.

              In 2005, the Company's Board of Directors approved the uWink, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 2,000,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to employees, officers, directors, and consultants of the Company. Awards granted under the 2005 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant. As of January 2, 2007, there are 1,486 shares available for issuance under this plan.

              On June 8, 2006, the Company's Board of Directors approved the uWink, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the issuance of up to 1,000,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses to employees, officers, directors, and consultants of the Company. On November, 14, 2006, the Company's Board of Directors approved an amendment to the 2006 Plan to increase the number of shares available under the plan by 1,500,000 to a total of 2,500,000. As of January 2, 2007, there are 688,485 shares available for issuance under this plan.

              Awards granted under the 2006 Plan vest as determined by the Board of Directors, provided that:

  •
  no option granted under the 2006 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company will be exercisable after five years from the date of grant; and

  •
  an option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of Directors.

              Pursuant to the Stock Option Plans, during the twelve months ended December 31, 2004, the Company granted 352,835 stock options to employees that remain outstanding as of January 2, 2007.

              During the twelve months ended December 31, 2005, the Company granted 1,385,000 stock options to employees and directors that remain outstanding as of January 2, 2007. 420,000 of these options were granted on July 25, 2005 at an exercise price of $0.36, which was equal to the fair value of the shares on that date. 350,000 of these options were granted on August 29, 2005 at an exercise price of $0.43 per share, which was equal to the fair value of the shares on that date. 350,000 of these options were granted on September 15, 2005 at an exercise price of $0.57 per share, which was equal to the fair value of the shares on that date. 165,000 of these options were granted on October 21, 2005 at an exercise price of $0.40 per share, which was equal to the fair value of the shares on that date. 100,000 of these options were granted on November 11, 2005 at an exercise price of $0.45 per share, which was equal to the fair value of the shares on that date. All these options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On February 10, 2006, the Company granted 400,000 stock options to our Chief Technology Officer, Paul Dumais, at an exercise price of $0.30 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On May 12, 2006, the Company granted 500,000 stock options to our CEO, Nolan Bushnell, at an exercise price of $0.33 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On July 5, 2006, the Company granted 125,000 stock options to an employee at an exercise price of $0.28 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On August 4, 2006, the Company granted 100,000 stock options to an employee at an exercise price of $0.26 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On August 10, 2006, the Company granted 150,000 stock options to an employee at an exercise price of $0.28 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On August 24, 2006, the Company granted a total of 100,000 stock options to three employees at an exercise price of $0.55 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On September 1, 2006, the Company granted 70,000 stock options to an employee at an exercise price of $0.60 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On September 22, 2006, the Company granted 400,000 stock options to our Director of Restaurant Operations, John Kaufman, at an exercise price of $1.17 per share. 50,000 of these options vest in a lump sum after 3 months. The remaining 350,000 options will vest over a thirty-six month period, with the initial one-sixth vesting after six months.

              On October 10, 2006, the Company granted 25,000 stock options to an employee at an exercise price of $1.52 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On October 30, 2006, the Company granted 200,000 stock options to an employee at an exercise price of $1.30 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On November 8, 2006, the Company granted 25,000 stock options to an employee at an exercise price of $1.50 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On November 30, 2006, the Company granted a total of 600,000 stock options to 2 employees at an exercise price of $1.95 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              On December 27, 2006, the Company granted a total of 170,000 stock options to 2 employees at an exercise price of $2.20 per share. These options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              Following is a summary of the stock option activity for the year ended January 2, 2007:

	Options outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, December 31, 2005	2,400,411	$0.88	$1,454,081
Granted	2,865,000	$0.99
Forfeited	435,679	$1.05
Exercised	130,000	$0.35	$(253,500)

Outstanding, January 2, 2007	4,699,732	$0.94	$6,461,941
Exercisable, January 2, 2007	1,267,179	$0.97	$1,761,242

              Following is a summary of the status of options outstanding at January 2, 2007:

Outstanding Options

Exercise Price	Number	Average Remaining Contractual Life	Exercisable
$0.26	100,000	9.60	—
$0.28	275,000	9.57	—
$0.30	370,000	9.12	88,357
$0.32	79,212	5.87	79,212
$0.33	500,000	9.37	106,393
$0.36	420,000	8.56	200,986
$0.40	165,000	8.81	65,699
$0.43	350,000	8.66	156,301
$0.45	100,000	8.86	37,900
$0.55	100,000	9.65	—
$0.57	350,000	8.71	150,868
$0.60	70,000	9.68	—
$1.17	400,000	9.73	50,000
$1.25	6,584	8.00	4,389
$1.30	200,000	9.84	—
$1.38	10,000	8.00	6,667
$1.45	13,751	7.96	9,356
$1.50	25,000	9.86	—
$1.52	25,000	9.78	—
$1.60	10,000	7.96	6,804
$1.95	600,000	9.92	—
$2.20	170,000	10.00	—
$2.37	28,516	5.25	28,516
$2.40	162,500	7.55	133,413
$2.64	150,000	7.55	123,151
$3.16	19,169	2.97	19,169

	4,699,732		1,267,179

              For options granted during the year ended January 2, 2007, the weighted-average fair value of such options was $0.93.

              During the year ended January 2, 2007 we received $45,000 from the exercise of 130,000 stock options at a weighted-average exercise price of $0.35 per share.

              The total weighted-average remaining contractual term of the options outstanding at January 2, 2007 is 9.1 years.

              The total weighted-average remaining contractual term of the options exercisable at January 2, 2007 is 8.22 years.

              The Company recognized expense of $499,548 for the fair value of the options vested during the year ended January 2, 2007.

              The total compensation expense not yet recognized relating to unvested options at January 2, 2007 is $2,988,156 and the weighted average period over which this expense will be recognized is 2.4 years.

              The assumptions used in calculating the fair value of options granted using the Black-Scholes option pricing model are as follows:

For the 400,000 options granted on February 10, 2006:

Risk-free interest rate	7.75%
Expected life of the options	10.00 years
Expected volatility	109%
Expected dividend yield	0

For the 500,000 options granted on May 12, 2006:

Risk-free interest rate	7.75%
Expected life of the options	10.00 years
Expected volatility	85.78%
Expected dividend yield	0

For the 125,000 options granted on July 5, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	70.62%
Expected dividend yield	0

For the 100,000 options granted on August 4, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	70.62%
Expected dividend yield	0

For the 150,000 options granted on August 10, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	70.37%
Expected dividend yield	0

For the 100,000 options granted on August 24, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	70.37%
Expected dividend yield	0

For the 70,000 options granted on September 1, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	104.80%
Expected dividend yield	0

For the 400,000 options granted on September 22, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	122.77%
Expected dividend yield	0

For the 25,000 options granted on October 10, 2006, the 200,000 options granted on October 30, 2006, and the 25,000 options granted on November 8, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	119.24%
Expected dividend yield	0

For the 600,000 options granted on November 30, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	126.64%
Expected dividend yield	0

For the 170,000 options granted on December 27, 2006:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	115.09%
Expected dividend yield	0

Warrants

              Following is a summary of the warrant activity for the year ended January 2, 2007.

	Warrants	Weighted- Average Exercise Price
Balance, December 31, 2005	2,435,337	$3.09
Granted	5,923,271	$0.35
Exercised	233,334	$1.01
Cancelled	273,716	$4.87
Balance January 2, 2007	7,851,558	$1.02

              During the year ended January 2, 2007, the Company issued:

              On March 3, 2006, 2,500,000 immediately-exercisable, three-year warrants at an exercise price of $0.345 to 22 investors and 450,000 immediately-exercisable, three-year warrants at an exercise price of $0.345 to a placement agent. The fair value of the warrants of $590,524 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $0.30, risk free rate of return of 7.5%, volatility of 109%, expected life of 3 years and dividend yield of 0%;

              On May 9, 2006 and June 12, 2006, 54,167 immediately-exercisable, three-year warrants to 2 investors at an exercise price of $0.345. The fair value of the warrants of $8,920 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $0.30 for the May 9 warrants and $0.28 for the June 12 warrants, risk free rate of return of 7.5%, volatility of 86%, expected life of three years and dividend yield of 0%; and

              On September 18, 2006, 2,719,104 immediately-exercisable, three-year warrants to 51 investors at an exercise price of $0.345. The fair value of the warrants of $2,630,405 was calculated, as of the date of issuance, using the Black Scholes option pricing model using the following assumptions: stock price of $1.12, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%.

              A provision in the Securities Purchase Agreements governing these transactions requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the warrants purchased by the investors as promptly as possible and that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if the Company fails to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that the Company pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective). The warrants issued to the placement agent are not subject to this registration rights/liquidated damages for failure to register provision.

              Because the warrants were subject to registration rights with liquidated damages for failure to register, under EITF 00-19, the fair value of the warrants was accounted for as a liability and, at the end of each reporting period, the fair value of the warrants was recalculated, and changes to the warrant liability and related gain or loss were booked appropriately. On August 25, 2006, the investors in the March 3, 2006 transaction waived this liquidated damages provision for an additional three-month period, as it relates to the registration statement becoming effective by September 3, 2006. On December 3, 2006, the investors in each of the 2006 transactions agreed, without additional consideration, to permanently waive their right to registration of the warrants and shares of common stock underlying the warrants issued in these transactions as well as their right to liquidated damages for our failure to register the shares issued or issuable in these transactions. As a result, the cumulative warrant liability of $6,583,902 at September 30, 2006 was reclassified to equity as of December 3, 2006.

              In accordance with EITF 00-19, the $500,444 fair value of the 2,500,000 warrants issued to the investors in the March 3, 2006 transaction was recognized as an expense in the March 31, 2006 statement of operations with a corresponding amount booked as short term warrant liability on the March 31, 2006 balance sheet. As of June 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors was $338,010, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company reduced the short term warrant liability relating to these warrants as of June 30, 2006 by $162,424 to reflect the fair value at June 30, 2006 and recognized fair value of warrant liability income (other income) of $162,434 in the statement of operations for the six months ended June 30, 2006. As of September 30, 2006, the fair value of the warrant liability relating to the 2,500,000 warrants issued to the investors in the March 3, 2006 transaction was $3,104,000, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.5 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $2,765,990 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $2,765,990 in the statement of operations for the nine months ended September 30, 2006. Because the warrants issued to the placement agent in the March 3, 2006 transaction are not subject to registration rights/liquidated damages for failure to register, the issuance date fair value of the 450,000 warrants issued to the placement agent of $90,080 (along with the placement agent's commission and expenses) was accounted for as a cost of raising equity with a corresponding amount debited to additional paid-in capital.

              As of June 30, 2006, the fair value of the 54,167 warrants issued in May and June 2006 was $7,674, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $0.28, risk free rate of return of 7.5%, volatility of 78.43%, expected life of 3 years and dividend yield of 0%. The fair value of these warrants of $7,674, as calculated as of June 30, 2006, was recognized as fair value of warrant liability expense (other expense) in the statement of operations for the six month ended June 30, 2006, with a corresponding amount booked as a short term warrant liability as of June 30, 2006. As of September 30, 2006, the fair value of the warrant liability relating to the 54,167 warrants issued to the investors was $67,947, as calculated using the

Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 7.5%, volatility of 123%, expected life of 2.75 years and dividend yield of 0%. In accordance with EITF 00-19, the Company increased the short term warrant liability relating to these warrants as of September 30, 2006 by $60,272 to reflect the fair value as of September 30, 2006 and recognized fair value of warrant liability expense (other expense) of $60,272 in the statement of operations for the nine months ended September 30, 2006.

              The fair value of the 2,719,104 warrants issued in the September 18, 2006 transaction, as calculated as of September 30, 2006, was $3,411,955, as calculated using the Black Scholes option pricing model using the following assumptions: stock price of $1.42, risk free rate of return of 3.93%, volatility of 123%; expected life of 3 years and dividend yield of 0%. The September 30, 2006 fair value of these warrants of $3,411,955 was recognized as fair value of warrant liability expense (other expense) with a corresponding amount booked as a short term warrant liability as of September 30, 2006.

              As discussed above, the cumulative warrant liability of $6,583,902 at September 30, 2006 was reclassified to equity as of December 3, 2006.

              On April 19, 2006, the Company issued 100,000 immediately-exercisable, three-year warrants to Mr. Bradley Rotter, a director of the Company, at an exercise price of $0.345 in connection with the partial repayment and partial extension of a $200,000 convertible note. The fair value of the warrants of $16,828 was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 7.5%, volatility of 86%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants was accounted for as interest expense with a corresponding amount debited to additional paid-in capital.

              On October 26, 2006, the Company issued an additional 100,000 immediately-exercisable, three-year warrants at an exercise price of $0.345 to Mr. Rotter in connection with the conversion into common stock of a $100,000 note issued to Mr. Rotter on April 19, 2006. The fair value of the warrants of $116,122 was calculated using the Black Scholes option pricing model using the following assumptions: risk free rate of return of 3.93%, volatility of 119.24%, expected life of 3 years and dividend yield of 0%. The fair value of the warrants was accounted for as interest expense with a corresponding amount debited to additional paid-in capital.

              The Company recognized interest expense for the year ended January 2, 2007 of $132,950 in respect of the 200,000 warrants issued to Bradley Rotter discussed above. In addition, the Company recognized $6,583,902 of expense in the statement of operations relating to the financing warrants issued during the period. Of this $6,583,902 expense, $3,139,769 reflects expense related to the issuance date fair value of the warrants and $3,444,133 reflects net expense related to the change in the fair value of the warrants.

              Following is a summary of the status of warrants outstanding at January 2, 2007:

Outstanding Warrants

Price	Number	Average Remaining Contractual Life	Exercisable
$0.345	5,823,271	2.44	5,823,271
$1.50	400,124	3.37	400,124
$1.58	22,180	1.04	22,180
$1.75	85,000	2.75	85,000
$2.00	245,000	2.30	245,000
$2.37	234,995	0.23	234,995
$3.50	890,988	2.75	890,988
$5.00	50,000	2.25	50,000
$7.00	50,000	2.25	50,000
$9.00	50,000	2.25	50,000

	7,851,558		7,851,558

NOTE 12—SEGMENTS

              In 2006, the Company had two reportable segments consisting of (1) Restaurant operations and (2) Products, representing the sale of SNAP! and Bear Shop machines and the licensing of SNAP! and Bear Shop intellectual property. The Company had no restaurant operations prior to 2006. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on sales, gross profit margins and operating profit (loss) before income taxes. Selling, general and administrative expenses taken into account in determining operating profit (loss) before income taxes consist primarily of professional fees, corporate and restaurant rent expense, salary and engineering consulting expense, restaurant pre-opening and operating expenses, employee stock option expense, inventory reserve expense and other expenses. Unallocated operating loss before income taxes reflects the sum of fair value of warrant liability expense, loss on conversion of debt expense, interest expense, beneficial conversion feature expense, and gain on settlement of debt and other income.

              The following is information for the Company's reportable segments for the year ended January 2, 2007:

	RESTAURANT SEGMENT	PRODUCTS SEGMENT	OTHER	TOTAL
	(IN THOUSANDS)
Revenue	$290	$160	$—	$450
Gross margin	190	11	—	201
(Loss) from operations before tax	(3,179)	(311)	(6,871)	(10,361)
Identifiable assets	1,044	59	—	1,103
Depreciation and amortization	60	2	—	62
Capital expenditures	1,003	—	—	1,003

              The Company operated in one segment in the year ended December 31, 2005.

NOTE 13—INCOME TAXES

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

              Significant components of the Company's deferred tax liabilities and assets as of January 2, 2007 are as follows:

Deferred tax assets:
Federal net operating loss	$6,962,511
State net operating loss	1,949,041

Total deferred tax assets	8,911,552
Less valuation allowance	(8,911,552)

$—

              At January 2, 2007, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $22,427,014 and $22,047,979, respectively. Federal NOLs could, if unused, expire in varying amounts in the years 2018 through 2022. State NOLs, if unused, could expire in varying amounts from 2007 through 2010.

              Significant components of the Company's deferred tax liabilities and assets as of December 31, 2005 are as follows:

Deferred tax assets:
Federal net operating loss	$6,051,055
State net operating loss	1,689,083

Total deferred tax assets	7,740,138
Less valuation allowance	(7,740,138)

$—

              At December 31, 2005, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $19,486,303 and $19,107,268, respectively. Federal NOLs could, if unused, expire in varying amounts in the years 2017 through 2021. State NOLs, if unused, could expire in varying amounts from 2006 through 2009.

              The reconciliation of the effective income tax rate to the federal statutory rate for the fiscal years ended January 2, 2007 and December 31, 2005 is as follows:

	2006	2005
Federal income tax rate	(34)%	(34)%
State tax, net of federal benefit	(6)%	(6)%
Increase in valuation allowance	40%	40%

Effective income tax rate	0.0%	0.0%

              Utilization of the net operating loss and tax credit carryforwards is subject to significant limitations imposed by the change in control rules under I.R.C. 382, limiting its annual utilization to the value of the Company at the date of change in control times the federal discount rate. A significant portion of the NOL may expire before it can be utilized.

NOTE 14—COMMITMENTS AND CONTINGENCIES

Other Litigation

              In the ordinary course of business, the Company is generally subject to claims, complaints, and legal actions. As of January 2, 2007 and December 31, 2005, management believes that the Company is not a party to any action which would have a material impact on its financial condition, operations, or cash flows.

              Effective May 31, 2006, we terminated the lease agreement at our former corporate offices at 12536 Beatrice Street, Los Angeles, California 90066. In consideration for the early termination of the lease, we agreed to allow the landlord to retain $20,000 of the security deposit held by the landlord under the lease.

              Effective June 1, 2006, we entered into a lease agreement relating to our new corporate offices at 16106 Hart Street, Van Nuys, California 91406. This property consists of approximately 2,200 square feet of office and warehouse space at the base rental rate of $2,300 per month.

              Effective as of April 10, 2006, we secured an approximately 10 year lease on the planned location for our first uWink restaurant in Woodland Hills, California, located at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367. The underlying lease agreement between Nolan Bushnell, our CEO, in his personal capacity, and Promenade LP, the landlord, is as of February 3, 2006. Effective as of April 10, 2006, the Company, Mr. Bushnell and Promenade L.P. entered into an assignment agreement pursuant to which Mr. Bushnell assigned his rights under the lease to the Company (but without relieving Mr. Bushnell of his liability for the performance of the lease). In connection with this assignment, we agreed with Mr. Bushnell that, should we fail to perform under the lease and Mr. Bushnell become obligated under the lease as a result, Mr. Bushnell will have the right to operate the leased premises in order to satisfy his obligations under the lease.

              This location consists of 5,340 square feet. The minimum annual rent payments under the lease are $176,220 from rental commencement through January 31, 2009; $181,507 from February 1,

2009 to January 31, 2010; $186,952 from February 1, 2010 to January 31, 2011; $192,560 from February 1, 2011 to January 31, 2012; $198,337 from February 1, 2012 to January 31, 2013; $204,287 from February 1, 2013 to January 31, 2014; $210,416 from February 1, 2014 to January 31, 2015; and $216,728 from February 1, 2015 to January 31, 2016.

              If our gross sales from this location exceed certain annual thresholds, we are obligated to pay additional percentage rent over and above the minimum annual rent described above. Our percentage rent obligation is equal to 5% of gross sales in excess of the following thresholds:

    Rental commencement to January 31, 2009: $3,524,400;
    February 1, 2009 to January 31, 2010: $3,630,132;
    February 1, 2010 to January 31, 2011: $3,739,036;
    February 1, 2011 to January 31, 2012: $3,851,207;
    February 1, 2012 to January 31, 2013: $3,966,743;
    February 1, 2013 to January 31, 2014: $4,085,745;
    February 1, 2014 to January 31, 2015: $4,208,318; and
    February 1, 2015 to January 31, 2016: $4,334,567.

              Our obligation to pay rent under this lease commenced on October 5, 2006.

              Total rent expense for the year ended January 2, 2007 is $177,028. Total rent expense for the year ended December 31, 2005 as $115,057.

              Effective September 15, 2006, we entered into a license agreement with SNAP Leisure LLC, a company owned and operated by our former Vice President of Marketing. Pursuant to this agreement, we licensed our SNAP! intellectual property, including the games featured on SNAP! in the form they currently run on SNAP! (we have made significant enhancements to our games for display in our restaurant and SNAP Leisure LLC has no right to those enhancements or any future enhancements or new games we develop), to SNAP Leisure LLC for use in the "pay to play" amusements market worldwide (the "pay to play" amusements market is generally considered to be the coin operated video game machine market). The agreement provides that we are to receive royalties calculated per SNAP! machine sold ($200 royalty per machine for the first 300 machines sold; $80 per machine royalty for the next 700 machines sold; and $50 per machine royalty for any additional machines sold thereafter). We have no obligation to provide any support or software maintenance, upgrades or enhancements under this agreement.

              On January 26, 2007, we entered into an Inventory Purchase Agreement, a License Agreement and a Non-Competition Agreement with Interactive Vending Corporation ("IVC"). Pursuant to these agreements, we agreed to sell our remaining Bear Shop machine inventory (at $2,000 per complete machine, payable in 2 installments) and accessories inventory (at our cost) to IVC. In addition, we granted IVC an exclusive, worldwide license to our Bear Shop intellectual property (excluding any intellectual property relating to the name "uWink" or any derivation thereof), including US Patent # 6,957,125, (except that we retain the right of use in the restaurant industry subject to the limitations in the Non-Competition Agreement) in exchange for royalties based on the revenue generated by IVC from the licensed intellectual property, ranging from 5% of revenue in the first year of the agreement to 3% of revenue in years seven, eight, nine and ten of the agreement. We have no obligation to provide any support or software maintenance, upgrades or enhancements under these agreements. We also entered into a Non-Competition Agreement with IVC, pursuant to which we agreed not to engage in the business of interactive vending, other than in the restaurant industry to the extent the interactive vending is integrated into the operations of the restaurant, for as long as IVC is obligated to make royalty payments under the License Agreement.

NOTE 15—SUBSEQUENT EVENTS

              On January 26, 2007, we entered into an Inventory Purchase Agreement, a License Agreement and a Non-Competition Agreement with Interactive Vending Corporation ("IVC"). Pursuant to these agreements, we agreed to sell our remaining Bear Shop machine inventory (at $2,000 per complete machine, payable in 2 installments) and accessories inventory (at our cost) to IVC. In addition, we granted IVC an exclusive, worldwide license to our Bear Shop intellectual property (excluding any intellectual property relating to the name "uWink" or any derivation thereof), including US Patent # 6,957,125, (except that we retain the right of use in the restaurant industry subject to the limitations in the Non-Competition Agreement) in exchange for royalties based on the revenue generated by IVC from the licensed intellectual property, ranging from 5% of revenue in the first year of the agreement to 3% of revenue in years seven, eight, nine and ten of the agreement. We have no obligation to provide any support or software maintenance, upgrades or enhancements under these agreements. We also entered into a Non-Competition Agreement with IVC, pursuant to which we agreed not to engage in the business of interactive vending, other than in the restaurant industry to the extent the interactive vending is integrated into the operations of the restaurant, for as long as IVC is obligated to make royalty payments under the License Agreement.

              On April 2, 2007, we completed the sale of $857,000 of convertible promissory notes to 19 accredited individual investors. The notes have a six month term, accrue interest at 10% and are secured by the assets of the Company. The notes are convertible, at the option of the holder, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, the holder is entitled to receive, as a conversion incentive, additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

UWINK, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF JULY 3, 2007
(UNAUDITED)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$415,797
Account receivable, net of allowance for doubtful accounts of $72,265	21,908
Inventory, net of reserve for obsolescence	64,760
Prepaid expenses and other current assets	39,217

TOTAL CURRENT ASSETS	541,682
PROPERTY AND EQUIPMENT, NET	886,003
INTANGIBLE ASSETS, NET	5,000

TOTAL ASSETS	$1,432,685

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$924,450
Accrued expenses	305,343
Accrued payroll and related benefits	340,990
Notes payable	1,511,385
Due to related parties	325,000
Advance from customers	24,980

TOTAL CURRENT LIABILITIES	3,432,148

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value; 12,500,000 shares authorized; 6,550,054 shares issued and outstanding	6,550
Additional paid-in capital	35,758,518
Accumulated deficit	(37,774,672)
Shares to be issued	10,142

TOTAL STOCKHOLDERS' DEFICIT	(1,999,462)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,432,685

The accompanying notes are an integral part of these unaudited consolidated financial statements

UWINK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three month periods ended		Six month periods ended
	July 3, 2007	June 30, 2006	July 3, 2007	June 30, 2006
		(RESTATED)		(RESTATED)
NET SALES	$718,694	$59,683	$1,297,570	$110,052
COST OF SALES	205,776	107,955	403,905	142,123

GROSS PROFIT / (LOSS)	512,918	(48,272)	893,665	(32,071)

OPERATING EXPENSES
Selling, general and administrative expenses	1,885,770	791,058	3,544,655	1,182,869

TOTAL OPERATING EXPENSES	1,885,770	791,058	3,544,655	1,182,869

LOSS FROM OPERATIONS	(1,372,852)	(839,331)	(2,650,990)	(1,214,940)

OTHER INCOME (EXPENSE)
Other income	—	8,089	—	10,306
Beneficial conversion of debt	—	(2,500)	—	(25,000)
Gain on settlement of debt	58,076	2,700	58,076	3,376
Interest expense	(34,734)	(32,301)	(46,764)	(42,442)
Fair value of warrant liability	—	154,760	—	(345,684)

TOTAL OTHER INCOME (EXPENSE)	23,342	130,748	11,312	(399,444)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,349,510)	(708,583)	(2,639,678)	(1,614,384)
PROVISION FOR INCOME TAXES	—	—	1,379	—

NET LOSS	$(1,349,510)	$(708,583)	$(2,641,057)	$(1,614,384)

NET LOSS PER COMMON SHARE—BASIC AND DILUTED	$(0.21)	$(0.16)	$(0.41)	$(0.42)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC AND DILUTED	6,521,674	4,558,047	6,475,325	3,858,225

Weighted average number of shares for dilutive securities has not been calculated because the effect of dilutive securities is anti-dilutive. The basic and diluted net loss per share has been stated to retroactively effect a 4:1 reverse stock split in July 2007.

The accompanying notes are an integral part of these unaudited consolidated financial statements

UWINK, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
(Unaudited)

	Six month periods ended
	July 3, 2007	June 30, 2006
		(RESTATED)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(2,641,057)	$(1,614,384)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of debt discount on convertible note payable	—	25,000
Employee Stock Option expense	716,481	231,957
Depreciation and amortization expense	162,988	5,234
Bad debt allowance	—	(13,120)
Gain on settlement of debt	(58,076)	(3,376)
Issuance of warrants for interest expense	—	16,828
Issuance of common stock for services	87,921	84,076
Inventory obsolescence reserve	(35,198)	79,233
Fair value of warrant liability	—	345,684
Changes in operating assets and liabilities:
Accounts receivable	(2,263)	(9,660)
Inventory	47,644	111,331
Deposits	2,300	66,398
Prepaid expenses and other current assets	(17,382)	(12,427)
Accounts payable	(74,974)	57,092
Accrued expenses	120,808	(13,869)
Accrued payroll and related benefits	66,300	123,415

Net cash used in operating activities	(1,624,508)	(520,588)

CASH FLOW FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(126,874)	(196,141)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from debt	1,492,500	—
Repayment of debt	(36,920)	(150,000)
Proceeds from advances from related parties	325,000	3,000
Repayment of advances from related parties	—	(100,000)
Proceeds from issuance of common stock	—	1,532,500
Proceeds from warrant exercises	199,813	—
Proceeds from option exercise	131,780	—
Payment of offering costs	—	(81,898)

Net cash provided by (used in) financing activities	2,112,173	1,203,602

NET INCREASE IN CASH AND CASH EQUIVALENTS	360,791	486,873
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	55,006	23,759

CASH AND CASH EQUIVALENTS, END OF PERIOD	$415,797	$510,632

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$—	$11,162

Income taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements

NOTE 1—BASIS OF PRESENTATION AND GOING CONCERN

              The unaudited consolidated financial statements have been prepared by uWink, Inc. (the "Company", "we" or "us"), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended January 2, 2007 included in our Annual Report on Form 10-KSB. The results of the three and six months ended July 3, 2007 are not necessarily indicative of the results to be expected for the full year ending January 1, 2008.

              The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. We have incurred a net loss of $2,641,057 for the six months ended July 3, 2007, and as of July 3, 2007, we had an accumulated deficit of $37,774,672. These conditions raise substantial doubt as to our ability to continue as a going concern. These unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

              We believe that our working capital as of the date of this report will not be sufficient to fund the current level of operations through the end of the current fiscal year 2007. We believe that we will need additional amounts of working capital to finance future losses from operations as we endeavor to build revenue and reach a profitable level of operations. We plan to obtain the additional working capital through the sale of our equity and/or debt securities.

Stock Split

              Effective July 26, 2007, we effected a four-for-one reverse stock split. All per share amounts and share numbers presented herein have been retroactively restated for this adjustment.

Fiscal Year End

              In 2006, with the commencement of restaurant operations, we adopted a 52/53-week fiscal year ending on the Tuesday closest to December 31st and fiscal quarters ending on the Tuesday closest to March 31, June 30 and September 30, as applicable, for financial reporting purposes. As a result, our 2006 fiscal year ended on January 2, 2007, our 2007 fiscal first quarter ended on April 3, 2007 and our 2007 fiscal second quarter ended on July 3, 2007.

Principles of Consolidation

              The accompanying consolidated financial statements include the accounts of uWink, Inc. and our subsidiary, uWink California, Inc. and its wholly owned subsidiary, uWink Franchise Corporation. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

              Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires us to disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value. For certain of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and unearned revenue, the carrying amounts approximate fair value due to their short maturities. The amounts shown for convertible debentures and notes payable also approximate fair value because current interest rates and terms offered to us for similar debt are substantially the same.

Revenue Recognition

              Restaurant revenue from food and beverage sales is recognized when payment is tendered at the point of sale. We record gift card sales as a short-term liability in the period in which a gift card is issued and proceeds are received. As gift cards are redeemed, this liability is reduced and revenue is recognized.

              Franchise revenue is recognized when we have performed substantially all of our obligations as franchisor. During the six months ended July 3, 2007, our franchise-related revenue consisted of a $20,000 non-refundable area development fee and $2,000 of non-refundable franchise application fees. Our area development fee consists of a one-time payment in consideration for the services we perform in preparation of executing each area development agreement. Substantially all of these services which include, but are not limited to, conducting market and trade area analysis, a meeting with our executive team, and performing potential franchise background investigation, are completed prior to our execution of the area development agreement and receipt of the corresponding area development fee. As a result, we recognize the non-refundable portion of this fee in full upon receipt. During the six months ended July 3, 2007, we also received a $20,000 refundable area development fee. This payment is held in escrow and, accordingly, will not be recorded in the financials until the contingency is resolved and the fees are released from escrow. Our franchise application fee consists of a one-time $5,000 payment, $1,000 of which is non-refundable, in consideration of the services we perform in evaluating the franchise application, which are completed concurrently with receiving the application. As a result, we recognize the non-refundable portion of this fee in full upon receipt. Refundable franchise application fees received are recorded as a short-term liability until such time as the fee becomes non-refundable.

              We recognize revenue related to software licenses in compliance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition." Revenue is recognized when we deliver our touch screen pay-for-play game terminals to our customer and we believe that persuasive evidence of an arrangement exits, the fees are fixed or determinable and collectibility of payment is probable. Included with the purchase of the touch screen terminals are licenses to use the games loaded on the terminals. The licenses for the games are in perpetuity, we have no obligation to provide upgrades or enhancements to the customer, and the customer has no right to any other future deliverables. We deliver the requested terminals for a fixed price either under agreements with customers or pursuant to purchase orders received from customers.

              We do not have any contractual obligations to provide post sale support of our products. We provide such support on a case by case basis and the costs of providing such support are expensed as incurred. We earned no revenue from post sale support during the periods presented.

Advances From Customers

              We record advances from customers as a liability and recognize these amounts as revenue over the period of the related agreement. As of July 3, 2007, advances from customers relating to licensing fees amounted to $24,980.

Sales Taxes

              Restaurant revenue is presented net of sales taxes. The obligation is included in accrued expenses until the taxes are remitted to the appropriate taxing authorities. The sales tax payable as of July 3, 2007 was $57,702.

Reporting Segments

              Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. Currently, SFAS 131 has no effect on our financial statements as substantially all of our operations are conducted in one industry segment.

Reclassifications

              Certain comparative amounts have been reclassified to conform to the current period presentation.

NOTE 2—LOSS PER SHARE

              We report loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The following potential common shares have been excluded from the computation of diluted net loss per share for the three and six months ended July 3, 2007 and June 30, 2006 because the effect would have been anti-dilutive:

	2007	2006
Stock options issued to employees	327,880	691,183
Warrants issued to consultants and finders	5,545	80,756
Warrants issued for financing	442,778	1,284,120

	776,203	2,056,059

              Diluted earnings (loss) per share has not been presented because the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

NOTE 3—ACCOUNTS RECEIVABLE

              Accounts receivable consist of restaurant credit card payments still in process. No allowance for doubtful accounts has been recorded for these receivables as collection is considered probable. The allowance for doubtful accounts of $72,265 as of July 3, 2007 is to cover the accounts receivable from non-restaurant activities.

NOTE 4—INVENTORY

              Inventory has been reviewed for obsolescence and stated at lower of cost or market as of July 3, 2007, determined on a first in first out basis. During 2005, the Company made a strategic decision to reposition itself as an entertainment restaurant company, to wind down its SNAP! and Bear Shop manufacturing and sales operations and to liquidate its remaining inventory. As a result, all non-restaurant inventory at July 3, 2007 is treated as finished goods inventory.

              During the six months ended July 3, 2007, the Company generated $16,000 in revenue from the sale of obsolete inventory previously fully reserved for at a value of $48,000. Accordingly, gross non-restaurant inventory was written down by $48,000 and a corresponding reduction was made to the obsolescence reserve. The obsolescence reserve at July 3, 2007 relates solely to non-restaurant inventory. During the six months ended July 3, 2007, remaining non-restaurant inventory was marked down to its net realizable value, as reflected by an increase in the obsolescence reserve of $12,802. Restaurant inventory consists of food, beverages and merchandise available for sale in the restaurant.

Inventory at July 3, 2007:
Finished Goods	$297,208
Restaurant	28,084
Less: obsolescence reserve	(260,532)

$64,760

NOTE 5—PROPERTY AND EQUIPMENT

              The cost of property and equipment at July 3, 2007 consisted of the following:

Computer equipment	$556,111
Office furniture and equipment	17,926
Restaurant furniture and fixtures	605,370
Leasehold improvements	84,849
Machinery and equipment	82,603
Construction in progress	28,403

1,375,262
Less accumulated depreciation	(489,259)

$886,003

Depreciation expense for the six months ended July 3, 2007 and June 30, 2006 was $132,988 and $5,234, respectively.

NOTE 6—INTANGIBLE ASSETS

              The intangible assets as of July 3, 2007 consisted of the following:

Liquor License	$60,000
Less: Amortization	55,000

$5,000

              The amortization schedule for the next five years is as follows:

2007	$5,000

NOTE 7—COMPONENTS OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

              The major components of selling, general and administrative expenses for the six months ended July 3, 2007 consisted of the following:

Professional fees	$357,542
Rent	170,985
Restaurant operating expenses	303,027
Product development	158,013
Salary expense	1,461,617
Employee stock option expense	716,481
Depreciation and amortization	162,988
Other	214,002

$3,544,655

              The major components of selling, general and administrative expenses for the six months ended June 30, 2006 consisted of the following:

Professional fees	$162,157
Rent	84,681
Salary expense	341,163
Employee stock option expense	231,957
Inventory reserve expense	117,489
Engineering consulting	59,975
Other	185,447

$1,182,869

NOTE 8—DUE TO RELATED PARTIES

              Due to related parties consists of amounts advanced to us by certain of our officers and their family members and directors of the Company.

              Due to related parties outstanding at July 3, 2007 consisted of the following:

              Two convertible notes payable to Mr. Dennis Nino, brother-in-law of our CEO. A $50,000 note is due August 28, 2007 and a $125,000 note is due December 8, 2007. Each note accrues interest at 10%, is secured by our assets, and is convertible, at the option of Mr. Nino, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, Mr. Nino will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

Principal Amount	$175,000

              Convertible note payable to our CEO, Nolan Bushnell. The note is due December 8, 2007 and accrues interest at 10%, is secured by our assets, and is convertible, at the option of Mr. Bushnell, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, Mr. Bushnell will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

Principal Amount	$125,000

              Convertible note payable to our CFO, Peter Wilkniss. The note is due October 10, 2007 and accrues interest at 10%, is secured by our assets, and is convertible, at the option of Mr. Wilkniss, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds to us of at least $3,000,000. Upon conversion, Mr. Wilkniss will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

Principal Amount	$25,000

Total due to related parties	$325,000

              There is no beneficial conversion feature recognized on the issuance of the above convertible notes because, according to EITF 98-5 paragraph 13, which covers the accounting for (a) a security that becomes convertible only upon the occurrence of a future event outside the control of the holder and (b) a security that is convertible from inception but contains conversion terms that change upon the occurrence of a future event, any contingent beneficial conversion feature should be measured at the commitment date but not recognized in earnings until the contingency is resolved. As the notes become convertible only upon occurrence of a future event outside of our control ("any offering of our securities that results in gross proceeds to us of at least $3,000,000"), the beneficial conversion feature is contingent and, therefore, not recognized in the financials.

              During the six month period ended July 3, 2007, we accrued $4,375 in interest on amounts due to related parties and paid $0 in interest on amounts due to related parties.

              During the six months ended July 3, 2007, salary amounting to $144,250 was paid to employees related to the CEO.

NOTE 9—NOTES PAYABLE

              Notes payable outstanding at July 3, 2007 consisted of the following:

              Loan payable to our former Vice President of Marketing issued on various dates in 2004 and 2005, 10% interest secured by certain inventory and receivables, due November 14, 2007. On May 14, 2007, we amended the terms of this note to: reduce the interest rate from 12% to 10%; extend the term from February 15, 2007 to November 14, 2007; prohibit prepayments on the note; and make the principal and accrued interest outstanding under the note convertible, at the option of the holder, into the same securities issued in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds of at least $3,000,000. Upon conversion, the holder will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

              This loan was reclassified from "Due to Related Parties" to "Notes Payable" on the December 31, 2005 balance sheet following the termination of the holder's employment and was further reclassified from long term liabilities to short term liabilities on the January 2, 2007 balance sheet. Accrued interest of $98,466 outstanding on this note as of July 3, 2007 is included under accrued expenses on the balance sheet as of July 3, 2007. During the six month period ended July 3, 2007, we repaid $14,400 of this note in cash and credited $14,000 in receivables due from the holder against the principal balance of the note.

Principal Amount	$18,885

              Convertible notes in favor of 29 accredited investors with maturity dates ranging from August 12, 2007 to December 8, 2007. The notes accrue interest at 10%, are secured by our assets, and are convertible, at the option of the holder, into the same securities issued by us in (and on the same terms and conditions pari passu with the investors in) any offering of our securities that results in gross proceeds of at least $3,000,000. Upon conversion, the holder will receive as a conversion incentive additional securities equal to 20% of the aggregate principal value plus accrued interest converted.

Aggregate Principal Amount	1,492,500

Total notes payable	$1,511,385

              There is no beneficial conversion feature recognized on the issuance of the above convertible notes because, according to EITF 98-5 paragraph 13, which covers the accounting for (a) a security that becomes convertible only upon the occurrence of a future event outside the control of the holder and (b) a security that is convertible from inception but contains conversion terms that change upon the occurrence of a future event, any contingent beneficial conversion feature should be measured at the commitment date but not recognized in earnings until the contingency is resolved. As the notes become convertible only upon occurrence of a future event outside of our control ("any offering of our securities that results in gross proceeds to us of at least $3,000,000"), the beneficial conversion feature is contingent and, therefore, not recognized in the financials.

              During the six month period ended July 3, 2007, we accrued $42,389 in interest on the above notes payable and paid $0 in cash interest on these notes payable.

NOTE 10—EQUITY

Preferred Stock

              We have authorized 5,000,000 shares of preferred stock. Our board of directors is authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of our board of directors, each such class or series of preferred stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof. Fully-paid stock is not liable to any further call or assessment.

Common Stock

              Unless otherwise indicated below, all common stock issuances were valued at the closing price of the common stock on the date of the relevant event or agreement.

              Effective July 26, 2007, we effected a four-for-one reverse stock split. All per share amounts and share numbers presented herein have been retroactively restated for this adjustment.

              Effective July 23, 2007, the authorized number of shares of our common stock was increased from 12,500,000 shares (post-split) to 25,000,000 shares (post-split).

              During the six month period ended July 3, 2007, we issued:

67,875 shares of common stock valued at $131,780 upon the exercise of stock options. Out of these, 8,750 shares of common stock valued at $17,500 were issued to employees related to our CEO;

169,792 shares of common stock valued at $234,313 upon the exercise of warrants. Out of these, 25,000 shares of common stock valued at $34,500 were issued to our CFO and 25,000 shares of common stock valued at $34,500 were issued to a director;

an aggregate of 8,750 shares of common stock valued at $71,800 to five employees in settlement of accrued compensation. Out of these, 2,500 shares of common stock valued $22,000 were issued to employees related to our CEO; and

8,833 shares of common stock in exchange for consulting services valued at $71,121.

Shares to be Issued

              At July 3, 2007, shares to be issued consisted of:

  •
  4,159 shares valued at $10,142 remaining unissued in connection with our capital raising transactions in 2004. These shares remained unissued at July 3, 2007 for ministerial reasons.

              At July 3, 2007, we reclassified 23,728 shares of common stock valued at $193,750 from shares to be issued to accrued compensation. These shares were to be issued in settlement of accrued employee compensation as of April 3, 2007. Out of these, 14,865 shares valued at $115,750 were to be issued to employees related to our CEO. Of these reclassified shares, an aggregate of 8,750 shares of common stock valued at $71,800 were subsequently issued to five employees in settlement of accrued compensation. Out of these, 2,500 shares of common stock valued $22,000 were issued to employees related to our CEO.

NOTE 11—STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK AWARDS

              Effective July 26, 2007, we effected a four-for-one reverse stock split. All per share amounts and share numbers presented herein have been retroactively restated for this adjustment.

              We adopted SFAS No. 123 (Revised 2004), SHARE BASED PAYMENT ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, we accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

              Primarily as a result of adopting SFAS No. 123R, we recognized $716,481 in share-based compensation expense for the six months ended July 3, 2007. The impact of this share-based compensation expense on our basic and diluted earnings per share was $0.11 per share. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

              In 2005, our Board of Directors approved the uWink, Inc. 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan provides for the issuance of up to 500,000 incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards to our employees, officers, directors, and consultants. Awards granted under the 2005 Plan vest as determined by the Board of Directors, provided that no option or restricted stock award granted under the 2005 Plan may be exercisable prior to six months from its date of grant and no option granted under the 2005 Plan may be exercisable after 10 years from its date of grant. As of July 3, 2007, there are 372 shares available for issuance under this plan.

              On June 8, 2006, our Board of Directors approved the uWink, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). The 2006 Plan, as subsequently amended on November 14, 2006, provides for the issuance of up to 625,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses to our employees, officers, directors, and consultants. As of July 3, 2007, there are 34,442 shares available for issuance under this plan.

              On June 21, 2007, our Board of Directors approved the uWink, Inc. 2007 Equity Incentive Plan (the "2007 Plan"). The 2007 Plan provides for the issuance of up to 250,000 incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and stock bonuses to our employees, officers, directors, and consultants. As of July 3, 2007, there were 250,000 shares available for issuance under the 2007 Plan.

              Awards granted under both the 2006 Plan and the 2007 Plan vest as determined by the Board of Directors, provided that:

  •
  no option granted under the 2006 Plan or the 2007 Plan may be exercisable after ten years from its date of grant and no ISO granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company will be exercisable after five years from the date of grant; and

  •
  an option granted to a participant who is an officer or director may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Board of Directors.

              On February 21, 2007, we issued 2,500 options to an employee at an exercise price of $7.04 per share.

              On March 14, 2007, we issued 1,000 options to 2 employees at an exercise price of $4.76 per share.

              On March 19, 2007, we issued 7,500 options to an employee at an exercise price of $4.48 per share.

              On April 13, 2007, we issued 3,750 options to an employee at an exercise price of $4.92 per share.

              On April 25, 2007, we issued 500 options to an employee at an exercise price of $5.00 per share.

              On April 30, 2007, we issued 10,000 options to an employee at an exercise price of $5.08 per share.

              On May 4, 2007, we issued 37,500 options to an employee at an exercise price of $6.20 per share.

              On May 16, 2007, we issued 10,000 options to an employee at an exercise price of $5.60 per share.

              On May 31, 2007, we issued 7,500 options to an employee at an exercise price of $6.20 per share.

              All these options vest in 36 equal monthly installments with the initial one-sixth vesting after 6 months.

              Following is a summary of the stock option activity for the six months ended July 3, 2007:

	Options outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, January 2, 2007	1,174,933	$3.76	$6,461,941
Granted	80,250	$5.77
Forfeited	100,000	$6.50
Exercised	67,875	$1.94	$187,335

Outstanding, July 3, 2007	1,087,308	$3.78	$2,101,522
Exercisable, July 3, 2007	436,941	$3.94	$625,251

              The following is a summary of the status of options outstanding at July 3, 2007:

Exercise Price	Options Outstanding	Average Remaining Contractual Life	Exercisable
$1.00-$1.99	538,803	8.47	240,561
$2.00-$2.99	125,625	8.50	58,695
$4.00-$4.99	99,750	9.29	10,194
$5.00-$5.99	28,084	9.21	6,377
$6.00-$6.99	60,000	9.64	4,992
$7.00-$7.99	105,500	9.43	19,635
$8.00-8.99	42,500	9.49	7,297
$9.00-$9.99	47,754	6.70	47,309
$10.00-$10.99	37,500	7.29	37,089
$12.00-$12.99	4,792	2.46	4,792

	1,087,308	8.61	436,941

              For options granted during the six months ended July 3, 2007, the weighted-average fair value of such options was $5.56.

              During the six months ended July 3, 2007, we received $131,890 from the exercise of 67,875 stock options at a weighted-average exercise price of $1.94 per share.

              The total weighted-average remaining contractual term of the options outstanding at July 3, 2007 is 8.6 years.

              The total weighted-average remaining contractual term of the options exercisable at July 3, 2007 is 8.0 years.

              We recognized expense of $650,398 for the fair value of the options vested during the six months ended July 3, 2007.

              The total compensation expense not yet recognized relating to unvested options at July 3, 2007 is $2,245,458 and the weighted-average period over which this expense will be recognized is 2.0 years.

              The assumptions used in calculating the fair value of options granted during the period, using the Black-Scholes option pricing model are as follows:

Risk-free interest rate	4.29%
Expected life of the options	10.00 years
Expected volatility	117%-125%
Expected dividend yield	0

Restricted Stock Awards

              Restricted stock awards are grants that entitle the holder to shares of common stock as the award vests. Our restricted stock awards generally vest in 24 or 36 equal monthly installments, as noted below. The fair value of our restricted stock awards is estimated using the Black-Scholes option pricing model.

              On April 3, 2007, we granted restricted stock awards to our executive officers and directors totaling 125,000 shares, with a fair value of $4.88 per share. 50,000 of these shares vest in 36 equal monthly installments and 75,000 of these shares vest in 24 equal monthly installments. On June 14, 2007, we granted 12,500 restricted stock awards to an employee that vest in 36 equal monthly installments, with a fair value of $6.44 per share.

              Following is a summary of the restricted stock award activity for the six months ended July 3, 2007.

	Shares	Weighted- Average Grant Date Fair Value	Aggregate Intrinsic Value
Non-vested balance January 2, 2007	—	—	$—
Granted	137,500	$5.02
Vested	13,692	$4.88	$64,627
Forfeited	—	—
Non-vested balance July 3, 2007	123,808	$5.02	$584,373

              For awards granted during the six months ended July 3, 2007, the weighted-average fair value of such awards was $5.02.

              The total weighted-average remaining contractual term of the awards outstanding at July 3, 2007 is 2.24 years.

              We recognized expense of $66,083 for the fair value of the awards vested during the six months ended July 3, 2007.

              The total compensation expense not yet recognized relating to unvested awards at July 3, 2007 is $623,682 and the weighted average period over which this expense will be recognized is 2.24 years.

              The assumptions used in calculating the fair value of awards granted during the period, using the Black-Scholes option pricing model are as follows:

Risk-free interest rate	4.29%
Expected life of the award	2-3 years
Expected volatility	122.9%-125%
Expected dividend yield	0

Warrants

              Following is a summary of the warrant activity for the six months ended July 3, 2007.

	Warrants	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Balance January 2, 2007	1,962,889	$4.08	$11,840,814
Granted	—	—
Exercised	144,792	$1.38
Cancelled	58,748	$9.47
Balance July 3, 2007	1,759,349	$4.12	$4,588,591

              During the six months ended July 3, 2007, we issued no warrants and recognized no expense relating to warrants.

              Following is a summary of the status of warrants outstanding at July 3, 2007:

Outstanding Warrants

Exercise Price	Number	Average Remaining Contractual Life	Exercisable
$1.38	1,311,026	1.92	1,311,026
$6.00	100,031	2.87	100,031
$6.32	5,545	0.53	5,545
$7.00	21,250	2.25	21,250
$8.00	61,250	1.80	61,250
$14.00	222,747	2.25	222,747
$20.00	12,500	1.75	12,500
$28.00	12,500	1.75	12,500
$36.00	12,500	1.75	12,500

	1,759,349		1,759,349

NOTE 12—RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

              In September 2006, FASB issued SFAS 157 "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the effect of this pronouncement on financial statements.

              In September 2006, FASB issued SFAS 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)" This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

  a.
  A brief description of the provisions of this Statement

  b.
  The date that adoption is required

  c.
  The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

              The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Management is currently evaluating the effect of this pronouncement on financial statements.

              In February 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Management is currently evaluating the effect of this pronouncement on financial statements.

NOTE 13—COMMITMENTS AND CONTINGENCIES

Litigation

              In the ordinary course of business, we are generally subject to claims, complaints, and legal actions. As of July 3, 2007, management believes that we are not a party to any action which would have a material impact on our financial condition, operations, or cash flows.

Leases

              Effective June 1, 2006, we entered into a lease agreement relating to our new corporate offices at 16106 Hart Street, Van Nuys, California 91406. This property consists of approximately 2,200 square feet of office and warehouse space at the base rental rate of $2,300 per month.

              Effective as of April 10, 2006, we secured an approximately 10 year lease on the planned location for our first uWink restaurant in Woodland Hills, California, located at 6100 Topanga Canyon Boulevard, Woodland Hills, California 91367. The underlying lease agreement between Nolan Bushnell, our CEO, in his personal capacity, and Promenade LP, the landlord, is as of February 3, 2006. Effective as of April 10, 2006, we, Mr. Bushnell and Promenade L.P. entered into an assignment agreement pursuant to which Mr. Bushnell assigned his rights under the lease to us (but without relieving Mr. Bushnell of his liability for the performance of the lease). In connection with this assignment, we agreed with Mr. Bushnell that, should we fail to perform under the lease and Mr. Bushnell become obligated under the lease as a result, Mr. Bushnell will have the right to operate the leased premises in order to satisfy his obligations under the lease.

              This location consists of 5,340 square feet. The minimum annual rent payments under the lease are $176,220 from rental commencement through January 31, 2009; $181,507 from February 1, 2009 to January 31, 2010; $186,952 from February 1, 2010 to January 31, 2011; $192,560 from February 1, 2011 to January 31, 2012; $198,337 from February 1, 2012 to January 31, 2013; $204,287 from February 1, 2013 to January 31, 2014; $210,416 from February 1, 2014 to January 31, 2015; and $216,728 from February 1, 2015 to January 31, 2016.

              If our gross sales from this location exceed certain annual thresholds, we are obligated to pay additional percentage rent over and above the minimum annual rent described above. Our percentage rent obligation is equal to 5% of gross sales in excess of the following thresholds:

    Rental commencement to January 31, 2009: $3,524,400;
    February 1, 2009 to January 31, 2010: $3,630,132;
    February 1, 2010 to January 31, 2011: $3,739,036;
    February 1, 2011 to January 31, 2012: $3,851,207;
    February 1, 2012 to January 31, 2013: $3,966,743;
    February 1, 2013 to January 31, 2014: $4,085,745;
    February 1, 2014 to January 31, 2015: $4,208,318; and
    February 1, 2015 to January 31, 2016: $4,334,567.

              Our obligation to pay rent under this lease commenced on October 5, 2006.

              Total rent expense for the six months ended July 3, 2007 was $170,985. Total rent expense for the six months ended June 30, 2006 was $84,681.

Licensing Agreements

              Effective September 15, 2006, we entered into a license agreement with SNAP Leisure LLC, a company owned and operated by our former Vice President of Marketing. Pursuant to this agreement, we licensed our SNAP intellectual property, including the games featured on SNAP in the form they currently run on SNAP (we have made significant enhancements to our games for display in our restaurant and SNAP Leisure LLC has no right to those enhancements or any future enhancements or new games we develop), to SNAP Leisure LLC for use in the "pay to play" amusements market worldwide (the "pay to play" amusements market is generally considered to be the coin operated video game machine market). The agreement provides that we are to receive royalties calculated per SNAP machine sold ($200 royalty per machine for the first 300 machines sold; $80 per machine royalty for the next 700 machines sold; and $50 per machine royalty for any additional machines sold thereafter). The agreement further provides that SNAP Leisure LLC cannot affix the name "uWink" to any new product sold under the license following the first anniversary of the agreement and must remove all references to uWink from all products sold under the agreement within a 5 year period. We have no obligation to provide any support or software maintenance, upgrades or enhancements under this agreement.

              On January 26, 2007, we entered into an Inventory Purchase Agreement, a License Agreement and a Non-Competition Agreement with Interactive Vending Corporation ("IVC"). Pursuant to these agreements, we agreed to sell our remaining Bear Shop machine inventory (at $2,000 per complete machine, payable in 2 installments) and accessories inventory (at our cost) to IVC. In addition, we granted IVC an exclusive, worldwide license to our Bear Shop intellectual property (excluding any intellectual property relating to the name "uWink" or any derivation thereof), including US Patent # 6,957,125, (except that we retain the right of use in the restaurant industry subject to the limitations in the Non-Competition Agreement) in exchange for royalties based on the revenue generated by IVC from the licensed intellectual property, ranging from 5% of revenue in the first year of the agreement to 3% of revenue in years seven, eight, nine and ten of the agreement. We have no obligation to provide any support or software maintenance, upgrades or enhancements under these agreements. We also entered into a Non-Competition Agreement with IVC, pursuant to which we agreed not to engage in the business of interactive vending, other than in the restaurant industry to the extent the interactive vending is integrated into the operations of the restaurant, for as long as IVC is obligated to make royalty payments under the License Agreement.

NOTE 14—RESTATEMENT

              In our unaudited quarterly financial statements for 2006 as originally filed we had, in consultation with our external auditors, interpreted and applied EITF 00-19 to treat the fair value of financing warrants as a cost of raising equity with a corresponding amount debited to additional paid-in capital. In letters to us dated November 9, 2006 and January 5, 2007, the Securities and Exchange Commission raised questions as to our interpretation of EITF 00-19 as it relates to the accounting treatment of financing warrants issued during 2006. In consultation with our external auditors, on December 1, 2006, our Chief Executive Officer and Chief Financial Officer determined to amend and restate the financial statements and information for the three and six months ended June 30, 2006 to recognize expense for the fair value of the financing warrants issued during the period and to book a corresponding amount as short term warrant liability on the balance sheet at June 30, 2006. Furthermore, on January 17, 2007, our Chief Executive Officer and Chief Financial Officer determined, in consultation with our external auditors, to further amend and restate the financial statements and information for the three and six months ended June 30, 2006 to reflect the change in the fair value of the warrant liability as of June 30, 2006.

              As originally filed, the $509,364 fair value (as calculated as of the issuance dates) of certain warrants issued during the six months ended June 30, 2006 was accounted for as a cost of raising equity with a corresponding amount debited to additional paid-in capital.

              A provision in the Securities Purchase Agreements governing our private placement transactions completed on March 3, 2006, May 9, 2006 and June 12, 2006 requires us to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the warrants purchased by the investors in those transactions as promptly as possible and that, if the registration statement is not declared effective by the SEC within 180 days of the closing date of the transaction, or if we fail to keep the registration statement continuously effective until all the shares (and shares underlying warrants) are either sold or can be sold without restriction under Rule 144(k), that we pay the investors monthly liquidated damages equal to 1.5% of their investment until the registration statement is declared and kept effective or all the shares have been sold or can be sold without restriction under Rule 144(k) (in the case of a failure to keep the registration statement continuously effective). In connection with the March 3, 2006 transaction, we issued 450,000 immediately- exercisable, three-year warrants to a placement agent. The warrants issued to the placement agent are not subject to this registration rights/liquidated damages for failure to register provision.

              The fair value of the warrants issued to the investors in these transactions, as calculated as of June 30, 2006, was $345,684. In accordance with EITF 00-19, we determined to amend and restate the financial statements for the three and six months ended June 30, 2006 to recognize expense of $345,684 for the fair value, as calculated as of June 30, 2006, of the warrants issued to the investors in these transactions and to record a corresponding short term warrant liability of $345,684 on the June 30, 2006 balance sheet. Because the placement agent's warrants are not subject to registration rights/liquidated damages for failure to register, the fair value of the 450,000 warrants issued to the placement agent of $90,080 was accounted for as cost of raising equity with a corresponding amount debited to additional paid-in capital.

              The following presents the effect on our previously issued financial statements for the six months ended June 30, 2006. THE TABLES SET FORTH BELOW ONLY PRESENT THOSE ACCOUNTS THAT WERE AFFECTED BY THE RESTATEMENT.

              Statement of operations for the six months ended June 30, 2006:

	Previously Reported	Increase (Decrease)	Restated
OTHER INCOME (EXPENSE)
Fair value of warrant liability	—	(345,684)	(345,684)
TOTAL OTHER INCOME (EXPENSE)	(53,760)	(345,684)	(399,444)
NET LOSS	(1,268,700)	(345,684)	(1,614,384)
NET LOSS PER COMMON SHARE—BASIC & DILUTED	(0.08)	(0.02)	(0.10)

              Statement of cash flows for the six months ended June 30, 2006:

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	(1,268,700)	(345,684)	(1,614,384)
Adjustment to reconcile net loss to net cash used in operating activities:
Fair value of warrant liability	—	345,684	345,684

              The net effect of the restatement is an increase of $345,684 in total other expense for the six months ended June 30, 2006 and an increase of $345,684 in net loss for the six months ended June 30, 2006. As a result, basic and diluted net loss per share increased by $0.02 per share for the six months ended June 30, 2006.

NOTE 15—SUBSEQUENT EVENTS

              Effective as of July 23, 2007, we changed our state of incorporation from Utah to Delaware, pursuant to a merger with and into a newly-formed Delaware corporation that was initially our wholly-owned subsidiary; we effected a four-for-one reverse stock split (as of July 26, 2007), pursuant to which our common stock was combined into one share for each four shares outstanding as of July 23, 2007; and amended our certificate of incorporation, effective as of July 23, 2007, to increase the number of shares of common stock we are authorized to issue from 12,500,000 to 25,000,000 (after giving effect to the reverse split).

              Until                        , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Best Efforts Offering

[                        ] Shares of Common Stock
Warrants to Purchase [                        ] Shares of Common Stock

PROSPECTUS

Merriman Curhan Ford & Co.
Lead Placement Agent

Security Research Associates, Inc.
Co-Placement Agent

                        , 2007

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors.

              The information disclosed pursuant to this Item 24 gives effect to our re-incorporation under the laws of the State of Delaware, effective as of July 23, 2007.

              Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

              Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

              Our certificate of incorporation provides that we will indemnify any person who is or was a party or threatened to be made a party to any threatened, pending or complete action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is the legal representative, is or was a director or officer of us or is or was serving at our request as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent to the fullest extent permitted by law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any such proceeding. We may advance such expenses to any person entitled to indemnification upon delivery by such person of an undertaking to repay all amounts advanced if it is ultimately determined that such person was not entitled to indemnification.

              We have purchased certain liability insurance for our officers and directors.

Item 25. Other Expenses of Issuance and Distribution.

              The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Company relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee:

SEC Registration Fee	$460.50
NASD Filing Fee	$2,000.00
Placement Agents Fees and Expenses	$900,000
Escrow Agent Fee	$3,500
Printing and Engraving Expenses	$40,000
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$40,000
Transfer Agent and Registrar' s Fees and Expenses	$1,000
Miscellaneous Expenses	$5,000
Total	$1,091,960.50

Item 26. Recent Sales of Unregistered Securities.

              The following table provides information about the sales of unregistered securities for the past three years, and does not give effect to our recent four-for-one reverse stock split, effective as of July 23, 2007.

Date of Sale	Title of Security	Amount	Total Offering Price	Purchasers	Claimed Basis for Exemption from Registration
June 8, 2007	Convertible Promissory Note		$960,500	16 Accredited Investors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
April 2, 2007	Convertible Promissory Note		$857,000	19 Individual Accredited Investors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Jan-Dec. 2006	Options to purchase common stock	2,865,000	(1)	Employees, officers, directors and consultants	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Dec. 6, 2006	Common Stock	133,334	$200,001	2 Individual Accredited Investors upon the exercise of warrants at $1.50 per share	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Oct. 26, 2006	Common Stock	133,866	$133,866	William Hines in satisfaction of promissory note	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

Oct. 25, 2006	Common Stock and Warrants to purchase 100,000 shares of common stock	126,822	$126,822	Bradley Rotter in satisfaction of promissory note	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Oct. 25, 2006	Common Stock	100,000	$27,000	S. Raymond Hibarger in final settlement of all compensation due for employment services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Oct. 25, 2006	Common Stock	3,334	$2,000	Richard Strong in exchange for engineering consulting services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Sept. 18, 2006	Common Stock and warrants to purchase 2,500,667 shares of Common Stock	5,001,333	$1,500,400	51 Individual Accredited Investors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Sept. 18, 2006	Common Stock and Warrants to purchase 117,603 shares of Common Stock	235,207	$70,562	Nancy Bushnell in exchange for conversion of promissory note	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Sept. 18, 2006	Common Stock and Warrants to purchase 100,833 shares of Common Stock	201,667	$60,500	Dan Lindquist in exchange for conversion of promissory note	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
June 8, 2006	Common Stock	33,333	$10,000	Cody Management in exchange for financial consulting services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
May/June 2006	Common Stock and Warrants to purchase 54,167 shares of Common Stock	108,333	$32,500	2 Individual Accredited Investors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
April 19, 2006	Warrants to purchase 100,000 common stock	100,000	$16,828	Bradley Rotter in partial satisfaction of promissory note	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

March 31, 2006	Common Stock	50,000	$21,000		A non-affiliated individual accredited investor in exchange for extending the maturity date of our $120,000 promissory note held by that investor.	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
March 31, 2006	Common Stock	115,000	$65,550		Alissa Bushnell in exchange for public relations services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
March 3, 2006	Common Stock and Warrants to purchase 2,500,000 Shares of Common Stock	5,000,000	$1,500,000	(2)	22 Individual Accredited Investors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Jan. 10, 2006	Common Stock	500,012	$150,003		4 Individual Accredited Investors upon conversion of promissory notes in aggregate principal amount of $125,003 and accrued interest of $25,000	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Jan-Dec. 2005	Options to purchase common stock	2,865,000	(3)		Directors, officers, employees and consultants	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Oct. 7, 2005	Common Stock	10,000	$6,000		James Stepanian as a financial penalty for failing to register common stock held by Mr. Stepanian	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Sept 12, 2005	Common Stock	50,000	$22,500		Friedland Capital in exchange for consulting services	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Aug 3, 2005	Common Stock	10,000	$5,500		James Stepanian as a financial penalty for failing to register common stock held by Mr. Stepanian	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

May 25, 2005	Common Stock	121,986	$192,500	Scottie Pippen in exchange for conversion of promissory note in principal amount of $150,000 and accrued interest of $42,500	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
May 15, 2005	Common Stock and Warrants to Purchase 533,458 shares of Common Stock	533,458	$293,402	6 Individual Accredited Investors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
April 12, 2005	Common Stock	50,000	$46,500	Burt Martin Arnold in exchange for financial consulting services	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
April 1, 2005	Common Stock	13,500	$13,750	Lawrence C. Early in exchange for consulting services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
April 1, 2005	Common Stock	2,600	$2,737	Gerry Berg in exchange for financial consulting services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
April 1, 2005	Common Stock	7,500	$7,895	New Capital Advisors in exchange for financial consulting services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
April 1 2005	Common Stock	20,000	$17,000	James Stepanian as a financial penalty for failing to register common stock held by Mr. Stepanian	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
March 14, 2005	Common Stock	100,000	$75,000	1 Individual Accredited Investor	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
March 8, 2005	Common Stock	400,000	$444,000	Redwood Consultants in exchange of investor relations services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

March 8, 2005	Common Stock	40,000	$38,000	CCRI, Inc. in exchange for public relations services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Jan. 19, 2005	Common Stock	12,500	$21,875	Falcon Capital in exchange for investor relations services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Jan. 14, 2005	Common Stock	60,000	$90,000	Jack McConnaughy in exchange for business development services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Jan. 1, 2005	Common Stock	50,000	$127,500	Paul Abramowitz in exchange for financial consulting services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Nov-Dec. 2004	Convertible Debentures		$225,000	5 Individual Foreign Investors	Regulation S of the Securities Act of 1933
Oct., 2004	Common Stock	87,500	$153,125	Falcon Capital in exchange for investor relations services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
July, 2004	Common Stock	75,000	$150,000	New Capital Advisors in exchange for financial consulting services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
July, 2004	Common Stock	10,000	$25,000	Gary Ramiriez in exchange for employment services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
June, 2004	Common Stock	5,000	$10,000	Jaffoni & Collins in exchange for public relations services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
June, 2004	Common Stock	10,000	$25,000	Mr. Nimish Patel in exchange for serving on our Board of Directors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

June, 2004	Common Stock	30,000	$150,000		CCRI, Inc. in exchange for investor relations services rendered	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
March 2004	Common Stock	48,584	$108,710		Employees in payment of accrued payroll	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
1Q 2004	Common Stock	719,521	$1,439,046	(4)	23 Individual Accredited Investors	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder
Aug. 2004	Common Stock and Warrants to purchase 890,992 Shares of our Common Stock	890,992	$1,559,125	(5)	58 Individual Accredited Investors	Regulation S of the Securities Act of 1933

(1)
Represents stock option grants to directors, officers, employees and consultants made pursuant to our Equity Incentive Plans. We received no cash consideration for the incentive grants.

(2)
Represents gross proceeds to us. We paid Merriman Curhan Ford & Co, our placement agent in this offering, $75,000 in commissions, plus $5,000 in reimbursement of expenses and issued to Merriman 450,000 warrants to purchase common stock at an exercise price of 0.345 per share, valued at $155,250, in payment of services related to the sale of our securities.

(3)
Represents stock option grants to directors, officers, employees and consultants made pursuant to our Equity Incentive Plans. We received no cash consideration for the incentive grants.

(4)
Represents gross proceeds to us. We paid $190,866 in commissions, issued 43,850 shares of our common stock, valued at $87,700, and issued 245,000 warrants to purchase common stock at an exercise price of $3.50 per share, valued at $443,039, in payment for services related to the sale of our securities.

(5)
Represents gross proceeds to us. Falcon Capital acted as our placement agent in this offering and received $191,777 in commissions and 85,000 warrants to purchase common stock at an exercise price of $1.75 per share, valued at $198,013, in payment for services related to the sale of our securities.

Item 27. Exhibits.

Exhibit No.	Description	Method of Filing
1.1	Form of Placement Agent Agreement	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form SB-2 filed on August 10, 2007
2.1	Securities Purchase Agreement and Plan of Reorganization among Prologue, uWink, Inc. and the stockholders of uWink listed on the signature pages thereto, dated as of November 21, 2003	Incorporated by reference to our Current Report on Form 8-K filed December 18, 2003.

3.1	Restated Certificate of Incorporation of uWink, Inc., a Utah corporation.	Incorporated by reference to Annual Report for the year ended December 31, 2003.
3.2	Certificate of Incorporation of uWink, Inc., a Delaware corporation	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form SB-2 filed on July 23, 2007
3.3	Bylaws of uWink, Inc., a Utah corporation	Incorporated by reference to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.
3.4	Bylaws of uWink, Inc., a Delaware corporation	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form SB-2 filed on July 23, 2007
3.5	Amendment to Certificate of Incorporation of uWink, Inc., a Delaware corporation	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form SB-2 filed on July 23, 2007
4.1	Form of uWink, Inc. Warrant, dated March 3, 2006	Incorporated by reference to our Current Report on Form 8-K on March 9, 2006.
4.2	Form of uWink, Inc. Warrant, dated May 15, 2006	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.3	Form of uWink, Inc. Warrant, dated 2004	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.4	Convertible Promissory Note, dated September 8, 2005	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.5	Convertible Promissory Note, dated October 10, 2005	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.6	Promissory Note in favor of S. Raymond and Victoria Hibarger and related Financing Agreement, dated July 23, 2001	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.7	Form of Convertible Promissory Note, dated November 2004	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.8	Line of Credit between uWink, Inc. and Nancy Bushnell, dated December 23, 2004	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.9	Line of Credit between uWink, Inc. and Dan Lindquist, dated December 23, 2004	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.10	Demand Note, dated August 10 2005, in favor of Dennis Nino	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
4.11	Letter Agreement , dated April 19, 2006, between uWink, Inc. and Bradley Rotter	Incorporated by reference to our Current Report on Form 8-K filed April 19, 2006.
4.12	Form of uWink, Inc. Warrant issued to Bradley Rotter	Incorporated by reference to our Current Report on Form 8-K filed April 19, 2006.
4.13	$100,000 Convertible Promissory Note, dated April 19, 2006	Incorporated by reference to our Current Report on Form 8-K filed April 19, 2006.

4.14	Form of uWink, Inc. Warrant, dated March 3, 2006	Incorporated by reference to our Current Report on Form 8-K filed March 9, 2006.
4.15	Form of uWink, Inc. Warrant, dated September, 2006	Incorporated by reference to our Current Report on Form 8-K filed September 11, 2006.
4.16	Form of Waiver from March 2006 Investors	Incorporated by reference to Amendment No. to our Registration Statement on Form SB-2 filed January 18, 2006.
4.17	Form of Waiver from September 2006 Investors	Incorporated by reference to Amendment No. to our Registration Statement on Form SB-2 filed January 18, 2006
4.18	Form of Convertible Promissory Note, dated March 2007	Incorporated by reference to our Current Report on Form 8-K filed April 2, 2007.
4.19	Form of uWink Warrant	Incorporated by Reference to Amendment No. 2 to our Registration Statement filed on August 10, 2007.
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP	Incorporated by Reference to Amendment No. 2 to our Registration Statement filed on August 10, 2007.
10.1*	2005 Stock Incentive Plan	Incorporated by reference to our Current Report on Form 8-K filed September 15, 2005.
10.2*	2004 Stock Incentive Plan	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
10.3*	2000 Stock Incentive Plan	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
10.4*	Amended and Restated 2006 Equity Incentive Plan	Incorporated by reference to our Registration Statement on Form S-8 filed on November 17, 2006
10.5*	Employment Agreement between uWink, Inc. and Nolan K. Bushnell	Incorporated by reference to our Current Report on Form 8-K filed March 9, 2006.
10.6*	Employment Agreement between uWink, Inc. and Peter F. Wilkniss	Incorporated by reference to our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.
10.7*	Employment Agreement between uWink, Inc. and John S. Kaufman	Incorporated by reference to our Current Report on Form 8-K filed September 27, 2006.
10.8	Lease Agreement between uWink, Inc. and Patco Properties, L.P., dated April 21, 2006	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
10.9	Lease Agreement between Nolan Bushnell and Promenade, LP, dated February 3, 2006	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
10.10	Assignment, Assumption and Consent Agreement among Nolan Bushnell, uWink, Inc. and Promenade, LP, dated April 10, 2006	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.

10.11	Letter Agreement between uWink, Inc. and Nolan Bushnell, dated April 10, 2006	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
10.12	Lease Termination Agreement, dated May 10, 2006 between uWink, Inc., Patco Properties LP and Nolan Bushnell	Incorporated by reference to our Current Report on Form 8-K filed June 5, 2006.
10.13	Lease Agreement dated May 22, 2006 between uWink, Inc. and Clyde C. Berkus	Incorporated by reference to our Current Report on Form 8-K filed June 5, 2006.
10.14	Securities Purchase Agreement dated March 3, 2006 between uWink, Inc. and the investors named therein	Incorporated by reference to our Current Report on Form 8-K filed March 9, 2006.
10.15	Securities Purchase Agreement dated September 8, 2006 between uWink, Inc. and the investors named therein	Incorporated by reference to our Current Report on Form 8-K filed September 11, 2006.
10.16	Licensing and Distribution Agreement dated September 15, 2006 between uWink, Inc. and SNAP Leisure LLC	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form SB-2 filed on December 8, 2006.
10.17	License Agreement between uWink, Inc. and Bell-Fruit Games	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form SB-2 filed on January 18, 2007.
10.18	Inventory Purchase Agreement between uWink, Inc. and Interactive Vending Corporation	Incorporated by reference to Amendment No. 3 to our Registration Statement on Form SB-2 filed on February 5, 2007.
10.19	License Agreement between uWink, Inc. and Interactive Vending Corporation	Incorporated by reference to Amendment No. 3 to our Registration Statement on Form SB-2 filed on February 5, 2007.
10.20	Non-Competition Agreement between uWink, Inc. and Interactive Vending Corporation	Incorporated by reference to Amendment No. 3 to our Registration Statement on Form SB-2 filed on February 5, 2007.
10.21	Area Development Agreement dated June 8, 2007 between uWink, Inc. and OCC Partners, LLC	Incorporated by reference to our Registration Statement on Form SB-2 filed on June 25, 2007.
10.22	Form of Subscription Agreement	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form SB-2 filed on August 10, 2007
10.23*	2007 Equity Incentive Plan	Incorporated by reference to our Registration Statement on Form SB-2 filed on June 25, 2007.
10.24	Form of Lock-Up Agreement	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form SB-2 filed on August 10, 2007
10.25	Form of Escrow Agent Agreement	Incorporated by reference to Amendment No. 2 to our Registration Statement on Form SB-2 filed on August 10, 2007
10.26	Merger Agreement dated July 23, 2007 between uWink, Inc., a Utah corporation, and uWink, Inc., a Delaware corporation	Incorporated by reference to Amendment No. 1 to our Registration Statement on Form SB-2 filed on July 23, 2007
10.27	Purchase and Sale Agreement between Miyake Foods, Inc. and uWink, Inc.	Filed herewith

10.28	Alcoholic Beverage Asset Sales Agreemen between Miyake Foods, Inc. and uWink, Inc.	Filed herewith
10.29	Sublease Agreement between Miyake Foods, Inc. and uWink, Inc.	Filed herewith
14.1	Code of Ethics and Conduct	Incorporated by reference to our Annual Report on Form 10-KSB filed April 17, 2006.
16.1	Letter from Stonefield Josephson, Inc., dated September 1, 2005	Incorporated by reference to our Current Report on Form 8-K filed September 9. 2005.
21.1	Subsidiaries of the Company	Incorporated by reference to our Registration Statement on Form SB-2 filed on June 25, 2007.
23.1	Consent of Kabani & Company, Inc., certified public accountants	Filed herewith.
23.2	Consent of Sonnenschein Nath & Rosenthal LLP	To be included in Exhibit 5.1

*
Management or Compensatory Contract

Item 28. Undertakings.

(a)
The undersigned hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the Plan of Distribution not previously disclosed in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (4)
  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned small business issuer or used or referred to by the undersigned small business issuer;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by, or on behalf of, the undersigned small business issuer; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trustees, directors, officers and controlling persons of the small business issuer pursuant to the provisions described under Item 24 of this registration statement, or otherwise (other than insurance), the small business issuer has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(d)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

              In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in Van Nuys, California on November 2, 2007.

uWink, Inc.
By:	/s/ NOLAN K. BUSHNELL
Nolan K. Bushnell Chairman of the Board and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature	Title	Date

/s/ NOLAN K. BUSHNELL Nolan K. Bushnell	Chief Executive Officer (principal executive officer)	November 2, 2007
/s/ PETER F. WILKNISS Peter F. Wilkniss	Chief Financial Officer (principal financial and accounting officer)	November 2, 2007
/s/ ELIZABETH J. HELLER* Elizabeth J. Heller	Director	November 2, 2007
/s/ KEVIN W. MCLEOD* Kevin W. McLeod	Director	November 2, 2007
/s/ BRADLEY N. ROTTER* Bradley N. Rotter	Director	November 2, 2007
*by:	/s/ PETER F. WILKNISS Peter F. Wilkniss, Attorney-in-fact

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TABLE OF CONTENTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Our Business
Our Growth Strategy
Recent Developments
Company History
Our Offices
The Offering
SUMMARY FINANCIAL INFORMATION
RISK FACTORS
Risks Related Our Business
Risks Relating to the Restaurant Industry
USE OF PROCEEDS
DIVIDEND POLICY
MARKET PRICE OF OUR COMMON STOCK
CAPITALIZATION
DILUTION
BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS
PRINCIPAL SECURITYHOLDERS
DESCRIPTION OF SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
UWINK, INC. INDEX TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS UWINK, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005 AND THREE AND SIX MONTHS ENDED JULY 3, 2007 AND JUNE 30, 2006
CONTENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
UWINK, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET AS OF JANUARY 2, 2007
UWINK, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005
UWINK, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005
UWINK, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005
UWINK, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED JANUARY 2, 2007 AND DECEMBER 31, 2005
Outstanding Options
Outstanding Warrants
UWINK, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET AS OF JULY 3, 2007 (UNAUDITED)
UWINK, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
UWINK, INC. AND SUBSIDIARY Consolidated Statements of Cash Flows (Unaudited)
Outstanding Warrants
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES